UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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GRAY MEDIA, INC.

(Name of Registrant as Specified in Its Charter)

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Meeting to be held on May 7, 2025

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Gray Media, Inc. will be held at 11:30 a.m., Eastern time, on May 7, 2025, at the Company’s corporate headquarters, 4370 Peachtree Road, N.E., Atlanta, Georgia 30319, for the purpose of considering and acting upon:

1.	the election of ten members of Gray Media, Inc.’s Board of Directors;

2.	the approval of an amendment and restatement of the Company’s 2022 Equity and Incentive Compensation Plan (the “2022 Plan”) to increase the number of authorized shares thereunder;

3.	the ratification of the appointment of RSM US LLP as Gray Media, Inc.’s independent registered public accounting firm for 2025; and

4.	such other business and matters or proposals as may properly come before the meeting.

Only holders of record of Gray Media, Inc. common stock, no par value per share, and Gray Media, Inc. Class A common stock, no par value per share, at the close of business on March 7, 2025 are entitled to notice of, and to vote at, the annual meeting. Attendance at the annual meeting is limited to such shareholders and to any invitees of Gray Media, Inc.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held on May 7, 2025.

The Proxy Statement and the Annual Report on Form 10-K for the fiscal year ended December 31, 2024 are available at www.proxyvote.com.

Your vote is very important. Regardless of whether you plan to attend the annual meeting, we encourage you to vote as soon as possible by one of three convenient methods in order to ensure your shares are represented at the meeting: accessing the internet site listed on the notice of internet availability of proxy materials or proxy card, calling the toll-free number listed on the proxy card, or signing, dating and returning the proxy card in the enclosed postage-paid envelope. Any proxy you give will not be used if you attend the annual meeting and cast your vote in person during the meeting.

By Order of the Board of Directors, Hilton H. Howell, Jr. Executive Chairman and Chief Executive Officer

Atlanta, Georgia
March 27, 2025

GRAY MEDIA, INC.
4370 Peachtree Road, N.E.
Atlanta, Georgia 30319

PROXY STATEMENT
For Annual Meeting of Shareholders
to be Held on May 7, 2025

This proxy statement is being furnished by the Board of Directors (the “Board”) of Gray Media, Inc., a Georgia corporation (which we refer to as “Gray,” the “Company,” “we,” “us” or “our”), to the holders of shares of each of our common stock, no par value per share (“common stock”), and our Class A common stock, no par value per share (“Class A common stock”), in connection with the solicitation of proxies by the Board for use at our 2025 Annual Meeting of Shareholders (the “2025 Annual Meeting”) to be held at the Company’s corporate headquarters, 4370 Peachtree Road, N.E., Atlanta, Georgia 30319, at 11:30 a.m., Eastern time, and at any adjournments or postponements thereof. For directions to the location of the 2025 Annual Meeting, you may contact our corporate offices at (404) 504-9828. Distribution to shareholders of the Notice of Internet Availability of Proxy Materials (the “Notice”) and this proxy statement and a proxy card is scheduled to begin on or about March 27, 2025.

A proxy delivered pursuant to this solicitation is revocable at the option of the person giving the same at any time before it is exercised. A proxy may be revoked, prior to its exercise, by submitting a later dated vote via the internet or by telephone, by signing and delivering a later dated proxy card, by delivering written notice of the revocation of the proxy to our Corporate Secretary prior to the 2025 Annual Meeting, or by attending and voting at the 2025 Annual Meeting. Attendance at the 2025 Annual Meeting, in and of itself, will not constitute revocation of a proxy. Unless previously revoked, the shares represented by proxy will be voted in accordance with the shareholder’s directions if the proxy is duly submitted prior to the 2025 Annual Meeting.

If you return a signed proxy card that does not indicate your voting preferences, the persons named as proxies on the proxy card will vote your shares FOR the election of each of the director nominees recommended by the Board, FOR the approval of the amendment and restatement of the 2022 Plan to increase the number of authorized shares thereunder and FOR the ratification of the Company’s independent registered public accounting firm, and in accordance with the discretion of the named proxies on any other matters properly brought before the 2025 Annual Meeting.

The expenses associated with this proxy statement and soliciting the proxies sought hereby will be borne by us. In addition to the use of the mail, proxies may be solicited by our officers, directors and employees, who will not receive additional compensation therefor, in person or by telephone or other means of electronic communication. We have retained D.F. King & Co., Inc. to assist with the solicitation of proxies for a fee of $7,500 plus reimbursement of out of pocket expenses. We will also request brokerage firms, banks, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares of our common stock and our Class A common stock as of the record date for the 2025 Annual Meeting, and will provide reimbursement for the cost of forwarding the proxy materials in accordance with customary practice. Your cooperation in promptly submitting your vote by proxy will help to avoid additional expense.

TABLE OF CONTENTS

Page

VOTING MATTERS	1
PROPOSAL 1 ELECTION OF DIRECTORS	3
PROPOSAL 2 APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE 2022 EQUITY AND INCENTIVE COMPENSATION PLAN	6
PROPOSAL 3 RATIFICATION OF THE APPOINTMENT OF THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2025	21
CORPORATE GOVERNANCE	22
STOCK OWNERSHIP	26
EXECUTIVE COMPENSATION	28
COMPENSATION COMMITTEE REPORT	55
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	55
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	55
EQUITY COMPENSATION PLAN INFORMATION	56
DELINQUENT SECTION 16(A) REPORTS	56
AUDIT COMMITTEE REPORT	57
OTHER MATTERS	58
SHAREHOLDER PROPOSALS FOR INCLUSION IN NEXT YEAR’S PROXY STATEMENT	58
OTHER SHAREHOLDER PROPOSALS FOR PRESENTATION AT NEXT YEAR’S ANNUAL MEETING	58
COMPLIANCE WITH UNIVERSAL PROXY RULES FOR DIRECTOR NOMINATIONS	58
AVAILABILITY OF FORM 10-K	58
HOUSEHOLDING	59

GRAY MEDIA, INC.
4370 PEACHTREE ROAD, N.E.
ATLANTA, GEORGIA 30319

VOTING MATTERS

Record Date and Voting Rights

Our Board has fixed the close of business on March 7, 2025 as the record date (the “Record Date”) for determining holders of our common stock and our Class A common stock entitled to notice of, and to vote at, the 2025 Annual Meeting. Only holders of record of our common stock and/or our Class A common stock at the close of business on that date will be entitled to notice of, and to vote at, the 2025 Annual Meeting. As of the record date, 92,287,559 shares of our common stock and 9,586,408 shares of our Class A common stock were outstanding. Each share of our common stock is entitled to one vote, and each share of our Class A common stock is entitled to ten votes, for each director nominee and each other matter to be acted upon at the 2025 Annual Meeting. Cumulative voting for director nominees is not allowed.

Shareholders of record may vote:

●	by the internet at http://www.proxyvote.com and following the instructions on the Notice or the proxy card;

●	by telephone at 1-800-690-6903 as directed on the proxy card;

●	by completing and mailing the proxy card; or

●	by attending the 2025 Annual Meeting and voting.

Instructions for voting are included on the Notice or the proxy card.

You may revoke your proxy and change your vote by:

●	voting by the internet or telephone on or before 11:59 p.m., Eastern time, on May 6, 2025;

●	signing and properly submitting another proxy with a later date that is received before the polls close at the 2025 Annual Meeting;

●	giving written notice of the revocation of your proxy to the Company’s Corporate Secretary, prior to the 2025 Annual Meeting; or

●	voting in person at the 2025 Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the 2025 Annual Meeting

The following information can be found at http://www.proxyvote.com:

●	Notice of Annual Meeting;

●	Proxy Statement;

●	2024 Annual Report on Form 10-K; and

●	Form of Proxy Card.

Quorum

A quorum is necessary to hold a valid 2025 Annual Meeting. A majority of all possible votes, or 94,075,821 votes (including abstentions and broker non-votes (described below)), represented in person or by proxy will constitute a quorum. Votes cast in person or by proxy at the 2025 Annual Meeting will be tabulated by the inspector of elections appointed for the meeting, who also will count such votes to determine whether a quorum is present for the transaction of business.

If a quorum is not present at the scheduled time of the 2025 Annual Meeting, a majority of the shares so represented may adjourn or postpone the 2025 Annual Meeting until a quorum is present. The time and place of the adjourned or postponed 2025 Annual Meeting will be announced at the time the adjournment is taken and, unless such adjournment or postponement is for more than 30 days, no other notice will be given. An adjournment or postponement will have no effect on the business that may be conducted at the 2025 Annual Meeting.

Shares Held by a Bank, Broker or Other Nominee and Broker Non-Votes

If you are the beneficial owner of shares of common stock or Class A common stock held in “street name” by a bank, broker or other nominee, such other party is the record holder of the shares and is required to vote those shares in accordance with your instructions. If you do not give instructions to the record holder, that party will be prohibited from voting your shares on any matter other than with respect to the ratification of the appointment of RSM US LLP as our independent registered public accounting firm for the year ending December 31, 2025. If you do not provide instructions to the record holder, your shares will be treated as “broker non-votes” with respect to all other proposals voted on at the 2025 Annual Meeting. Additionally, the record holder may elect not to vote your shares with respect to the ratification of our independent registered public accounting firm, in which case your shares would also be treated as “broker non-votes” with respect to that proposal. All “broker non-votes” will be included for purposes of calculating the presence of a quorum, but otherwise will be treated as shares not voted on a proposal.

Additionally, if you participate in the Gray Media 401(k) Savings Plan (the “Gray 401(k) Plan”) and have contributions invested in the Company’s common stock or Class A common stock as of the Record Date, your proxy card will also serve as a voting instruction card for the trustee under the Gray 401(k) Plan Trustee (the “Gray 401(k) Plan Trustee”). If you do not give instructions to the Gray 401(k) Plan Trustee, the Gray 401(k) Plan Trustee will be prohibited from voting your shares on any matter at the 2025 Annual Meeting and your shares will not be included for purposes of calculating the presence of a quorum.

Required Vote

Director nominees will be elected by a plurality of the votes cast in person or by proxy at the 2025 Annual Meeting, which means that the ten nominees receiving the most votes will be elected. Votes withheld from any nominee will have no effect on the outcome of the election of directors. Abstentions and broker non-votes will not be counted as “votes cast” and, therefore, will have no effect on the outcome of the election of directors.

The approval of the amendment and restatement of the 2022 Plan requires the affirmative vote of a majority of the votes cast in person or by proxy at the 2025 Annual Meeting. Abstentions and broker non-votes will not be counted as “votes cast” and, therefore, will have no effect on the outcome of this proposal.

The ratification of the appointment of RSM US LLP as Gray’s independent registered public accounting firm for 2025 requires the affirmative vote of a majority of the votes cast in person or by proxy at the 2025 Annual Meeting. Abstentions and broker non-votes will not be counted as “votes cast” and, therefore, will have no effect on the outcome of this proposal.

With respect to any other matter that may properly come before the 2025 Annual Meeting for shareholder consideration, a matter generally will be approved by the affirmative vote of a majority of the votes cast in person or by proxy at the 2025 Annual Meeting unless the question is one upon which a different vote is required by express provision of the laws of Georgia, federal law, our Restated Articles of Incorporation (our “Articles”) or our Bylaws (our “Bylaws”), or, to the extent permitted by the laws of Georgia, the Board has expressly provided that some other vote shall be required, in which case such express provisions shall govern.

Board Recommendation

The Board recommends that you vote:

●	“FOR” the election of the ten nominees to the Board to hold office until the 2026 Annual Meeting of Shareholders or until their successors are duly elected and qualified;

●	“FOR” the approval of the amendment and restatement of the 2022 Plan to increase the number of authorized shares thereunder; and

●	“FOR” the ratification of the appointment of RSM US LLP as our independent registered public accounting firm for the year ending December 31, 2025.

Unexecuted or Unclear Proxies

If you are a record holder and properly execute and return your proxy but do not indicate any voting instructions with respect to one or more matters to be voted upon at the 2025 Annual Meeting, or if your voting instructions are unclear, your shares will be voted in accordance with the recommendation of the Board as to all such matters.

In such event, your shares will be voted FOR the election of all director nominees, FOR the approval of the amendment and restatement of the 2022 Plan to increase the number of authorized shares thereunder and FOR the ratification of the appointment of RSM US LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2025, as well as in the discretion of the persons named as proxies on all other matters that may properly come before the 2026 Annual Meeting.

PROPOSAL 1
ELECTION OF DIRECTORS

Nominees

The terms of office of all current directors will expire at the 2025 Annual Meeting. Pursuant to our Bylaws and resolutions of the Board, the size of the Board is currently set at ten directors. At the 2025 Annual Meeting, ten directors are to be elected to hold office until our next annual meeting of shareholders and until their successors have been duly elected and qualified. The director nominees are all current directors who have been nominated for election by the Nominating and Corporate Governance Committee.

In case any nominee listed in the table below should be unavailable for any reason, which we have no reason to anticipate, your proxy will be voted for any substitute nominee or nominees who may be selected by the Nominating and Corporate Governance Committee prior to or at the 2025 Annual Meeting. Alternatively, if no substitute is selected by the Nominating and Corporate Governance Committee prior to or at the 2025 Annual Meeting, the Board may determine to reduce the membership of the Board to the number of nominees available for election.

Set forth below is information concerning each of the nominees as of March 27, 2025:

Name	Director Since	Age	Position
Hilton H. Howell, Jr.	1993	63	Executive Chairman and Chief Executive Officer
Howell W. Newton	1991	78	Lead Independent Director
Richard L. Boger	1991	78	Director
Luis A. Garcia	2016	58	Director
Richard B. Hare	2016	58	Director
Robin R. Howell	2012	60	Director
Donald P. (“Pat”) LaPlatney	2019	65	Director, President and Co-Chief Executive Officer
Lorraine (“Lorri”) McClain	2022	60	Director
Paul H. McTear	2019	76	Director
Sterling A. Spainhour, Jr.	2021	56	Director

Hilton H. Howell, Jr. has served as our Executive Chairman and Chief Executive Officer since January 2, 2019. Prior to that, Mr. Howell served as our Chairman, Chief Executive Officer, and President from June 2013 to December 2018. Mr. Howell is a member of the Executive Committee of the Board, has been a Director since 1993, and served as the Vice Chairman of the Board from 2002 to April 2016 when he was appointed as Chairman. He served as our Executive Vice President from September 2002 to August 2008. In addition, he serves as President and Chief Executive Officer of Atlantic American Corporation, an insurance holding company, and as Chairman of that company since February 2009. He was Executive Vice President of Delta Life Insurance Company and Delta Fire & Casualty Insurance Company from 1991-2013 and has since served as Chief Executive Officer. Mr. Howell has served as General Counsel of Delta Life and Delta Fire since 1991. Mr. Howell also serves as a Director of Atlantic American Corporation and of each of its subsidiaries, American Southern Insurance Company, American Safety Insurance Company and Bankers Fidelity Life Insurance Company, as well as a Director of Delta Life Insurance Company and Delta Fire & Casualty Insurance Company. He is the husband of Mrs. Robin R. Howell, who is a member of our Board. Previously, Mr. Howell served as a board member of the National Association of Broadcasters and the NBC Affiliate Board.. In addition to the detailed operational knowledge he has gained in his current role as Gray’s Chief Executive Officer, Mr. Howell brings to the Board experience from current and past leadership positions as an executive and his service on numerous boards. Mr. Howell also previously practiced as an attorney in a variety of roles, which experience provides additional perspective to the matters within the purview of the Board.

Howell W. Newton has served as a director since 1991, and as Lead Independent Director since April 2016, and is Chairman of the Audit Committee and a member of each of the Executive Committee, the Compensation Committee and the Nominating and Corporate Governance Committee of our Board. Since December 2015, Mr. Newton has been a Manager of 1899 Management Services, LLC, a real estate and investment company that assumed the assets of Trio Manufacturing Co., a real estate and investment company. Mr. Newton has also served, since October 1996, as Managing General Partner of Willwell LLLP, a family limited liability partnership that owns real estate and financial investments. From 1978 through December 2015, Mr. Newton was President and Treasurer of Trio Manufacturing Co. Mr. Newton’s many years of executive experience with a financial services company provides the Board with considerable financial expertise. His tenure on our Board provides consistent leadership, and his familiarity with Gray’s operations serves as an ongoing resource for issues facing a large, public company.

Richard L. Boger is the Chairman of the Compensation Committee and is also a member of the Executive Committee, the Nominating and Corporate Governance Committee and the Audit Committee of our Board. Mr. Boger has been President and Chief Executive Officer of Lex-Tek International, Inc., a financial services consulting company, between February 2002 and May 2024, when the company was dissolved. He has also served, between July 2003 and July 2013, as business manager for Owen Holdings, LLLP; between July 2004 and May 2024 when the partnership was dissolved, as General Partner of Shawnee Meadow Holdings, LLLP; and since March 2006, as business manager for Heathland Holdings, LLLP, each of which is, or was, an investment holding company. He has also served, since September 2012, as Trustee for the Boger-Owen Foundation, a 501(c)3 nonprofit under the Internal Revenue Code. He also served from 1993-2022 as a member of the Board of Trustees and Chair of the Audit Committee of CornerCap Group of Funds, a line of mutual funds. In 2021 CornerCap Large/Mid-Cap and CornerCap Balanced Funds converted to Exchange Traded Funds (EFT’s) and on November 18, 2022, the last remaining fund in the series, CornerCap Small Cap Value, was reorganized into the CornerCap Small Cap Value Fund, a Managed Portfolio Series by U.S. Bank under its multi-fund Board of Trustees. The CornerCap Group of Funds was dissolved along with the existing Board of Trustees on that date. Mr. Boger brings to the Board extensive managerial and entrepreneurial experience from his position as the Chief Executive Officer of a specialized financial services consulting company, his having founded and sold two commercial insurance services companies, and his service as a partner and business manager in multiple investment companies. His perspective from serving in several industries outside our own, including on the boards of a mutual fund and several nonprofit organizations, provides the Board with an informed resource for a wide range of disciplines and adds a diverse voice to its deliberations.

Luis A. Garcia is a member of the Compensation Committee of the Board. Mr. Garcia has been the President and Lead Strategist of MarketVision, a privately owned, strategic marketing firm focused on understanding diverse audiences, since 2008. Prior thereto, Mr. Garcia served as the managing director of Garcia 360°, an integrated marketing firm which he founded in 1998, until it merged with MarketVision in 2008. The Board believes Mr. Garcia’s entrepreneurial success and considerable strategic marketing experience provide valuable insight and expertise to the Board and allow him to substantively contribute to the vision and growth of the Company.

Richard B. Hare is the Chairman of the Nominating and Corporate Governance Committee and is also a member of the Audit Committee and the Executive Committee of our Board. Mr. Hare has been the Executive Vice President and Chief Financial Officer of Haverty Furniture Companies, Inc. (NYSE: HVT), a full service home furnishing retailer, since May 2017. He previously served as Senior Vice President and Chief Financial Officer of Carmike Cinemas, Inc., one of the largest motion picture exhibitors in the United States, from March 2006 until it was acquired by AMC Entertainment Holdings in December 2016. Prior thereto, Mr. Hare held a number of finance and accounting positions at various entities. Mr. Hare possesses a strong financial management and accounting background, as evidenced by the various senior financial positions held during his career, including his service as an executive vice president and chief financial officer of a public company, which deepen the financial and public company expertise of the Board.

Robin R. Howell is a member of the Executive Committee of our Board. Ms. Howell has served as Vice President and a director of both Delta Life Insurance Company and Delta Fire & Casualty Company since 1992. She formerly served as Chairman of the Board of Farmer’s and Merchant’s Bank and as a member of the Board of Directors of Premier Bancshares Inc. She received a BA in Economics from the University of Virginia and a Masters of Business Administration from the University of Texas at Austin, and she has held a number of management and oversight roles in various businesses in which her family has maintained ownership interests since that time. Mrs. Howell is also a member of the board of directors of Atlantic American Corporation. Mrs. Howell is the wife of Mr. Howell. Mrs. Howell is active in the community, serving on the Board of Directors of the High Museum of Art as Chairman and member of the Executive Committee, as a member on the Board of Directors of the Forward Arts Foundation, and as a member of the Junior League of Atlanta. Mrs. Howell’s experience in board matters, and involvement at the executive level in various businesses is invaluable to the Board, and her numerous civic, social and academic associations provide valuable insight to the Company and elevate the Company’s profile in the community.

Donald P. (“Pat”) LaPlatney has served as a director and our President and Co-Chief Executive Officer since January 2, 2019. Prior to that, from July 2016 until the closing of the merger with Raycom Media, Inc. (“Raycom”), a television broadcasting and media company acquired by the Company in January 2019, he served as Chief Executive Officer and President of Raycom, and served as member on their Board of Directors. Before that, he served as Chief Operating Officer of Raycom from April 2014 to July 2016, as Senior Vice President, Digital Media from April 2012 until April 2014, and as Vice President, Digital Media from August 2007 to April 2012. Prior to joining Raycom in 2007, Mr. LaPlatney held various executive positions at The Tube Media Corp., Westwood One, and Raycom Sports. In addition, Mr. LaPlatney serves as Chairman of the Television Board of the National Association of Broadcasters. Previously, Mr. LaPlatney served as Chairman of the NBC Affiliate Board. In addition to his operational knowledge in his current role as Gray’s President and Co-Chief Executive Officer, Mr. LaPlatney brings to the Board significant leadership experience in executive roles at Gray and other broadcasting and media organizations, providing valuable insight to the Board and allowing him to contribute to its growth and operations.

Lorraine (“Lorri”) McClain is a member of the Nominating and Corporate Governance Committee of our Board. Ms. McClain has served as a director since March 2022. Ms. McClain is currently the President of Reicon Management, Inc., a family investment office. She previously served as the President and Chief Operating Officer of Prestige Communications, Inc., a privately owned cable television operator that served customers in three Mid-Atlantic states, from 1993 to 1999, and as a General Manager of Prestige Cable TV, Inc. from 1992 to 1993. In addition, Ms. McClain is the Chair of the Board of Directors of Anverse Inc., a charitable foundation, a member of the Board of Directors of NSORO, a non-profit organization serving children aging out of foster care, and has long been active in non-profit charitable organizations and philanthropic activities. The Board believes Ms. McClain’s considerable executive and operational experience in the local media industry provides valuable industry-specific insight to the Board allowing her to contribute to its growth and operations, and her numerous philanthropic associations and activities provide valuable insight to the Company and elevate the Company’s profile in the community.

Paul H. McTear is a member of the Compensation Committee of the Board. Prior to joining the Company, Mr. McTear had served as the Chief Executive Officer and President of Raycom from June 2001 until July 2016, and as a member of the board of directors of Raycom from June 2001 until January 2019. He joined Raycom in February 1997 and served as its Chief Financial Officer until he became Chief Executive Officer and President in 2001. Prior to joining Raycom, he served in a variety of executive officer positions at Providence Journal Company, including as Executive Director of Finance of Providence Journal Company’s Broadcasting and Cable Television Division. Mr. McTear was instrumental in the launch of two cable programming networks and has served as a member of the Television Board at the National Association of Broadcasters. The Board believes Mr. McTear’s considerable executive experience in the media and broadcasting space provides essential industry–specific knowledge and expertise to the Board in the regulatory environment in which the Company operates.

Sterling A. Spainhour, Jr. is a member of the Nominating and Corporate Governance Committee of our Board. Mr. Spainhour serves as Executive Vice President and Chief Legal Officer of Southern Company (NYSE: SO), one of the nation’s leading energy providers, since April 2023. Prior to that, he served as Senior Vice President, General Counsel and Chief Compliance Officer for Georgia Power, the largest subsidiary of Southern Company, from July 2020 to April 2023. From December 2016 through June 2020 he served as Senior Vice President and General Counsel of Southern Company Services, where he led the legal organization that supports all of Southern Company’s operating subsidiaries. Prior to joining Southern Company, he was a partner at Jones Day, a global law firm, where he practiced law specializing in mergers and acquisitions and corporate governance for over 20 years. The Board believes Mr. Spainhour’s broad experience counseling boards and senior management of publicly traded and private corporations regarding corporate governance, compliance, risk management, and transactional matters enables him to provide the Board an expansive perspective of the legal and business issues pertinent to the growth of the Company.

Board Composition

Certain highlights of our Board composition following the 2025 Annual Meeting, include the following:

The Board recommends a vote FOR the election of the ten nominees to the Board to hold office until the 2026 Annual Meeting of Shareholders or until their successors are duly elected and qualified.

PROPOSAL 2

APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE GRAY TELEVISION, INC. 2022 EQUITY AND INCENTIVE COMPENSATION PLAN

General

We are asking shareholders to approve an amendment and restatement of the Gray Television, Inc 2022 Equity and Incentive Compensation Plan. On March 26, 2025, upon recommendation by the Compensation Committee, the Board approved and adopted, subject to the approval of the Company’s shareholders at the 2025 Annual Meeting, the amendment and restatement of the Gray Television, Inc. 2022 Equity and Incentive Compensation Plan, and renamed such amended and restated plan to be called the Gray Media, Inc. 2022 Equity and Incentive Compensation Plan. In this proposal, we refer to the original Gray Television, Inc. 2022 Equity and Incentive Compensation Plan as the “2022 Plan,” and we refer to the amended and restated plan in the form of the Gray Media, Inc. 2022 Equity and Incentive Compensation Plan as the “Amended 2022 Plan.”

Our shareholders approved the 2022 Plan, which succeeded the Company’s 2017 Equity and Incentive Compensation Plan (the “2017 Plan”), at the Company’s 2022 Annual Meeting of Shareholders, and no future awards may be granted under the 2017 Plan. The 2022 Plan affords the Compensation Committee the ability to design compensatory awards that are responsive to the Company’s needs and includes authorization for a variety of awards designed to advance the interests and long-term success of the Company by encouraging stock ownership among officers and other employees of the Company and its subsidiaries, certain consultants and other service providers to the Company and its subsidiaries, and non-employee directors of the Company. You are being asked to approve the Amended 2022 Plan.

Stockholder approval of the Amended 2022 Plan would primarily make available for awards under the Amended 2022 Plan an additional 5,720,088 shares of common stock, no par value, of the Company (“Common Stock”) and 3,080,047 shares of Class A common stock, no par value, of the Company (“Class A Common Stock,” and collectively with Common Stock, “Stock”), as described below and in the Amended 2022 Plan, with such amount subject to adjustment, including under the Amended 2022 Plan’s share counting rules.

The Board recommends that you vote FOR the approval of the Amended 2022 Plan. If the Amended 2022 Plan is approved by shareholders at the 2025 Annual Meeting, it will be effective as of the day of the 2025 Annual Meeting, and future grants will be made on or after such date under the Amended 2022 Plan. If the Amended 2022 Plan is not approved by our shareholders, then it will not become effective, no awards will be granted under the Amended 2022 Plan, and the 2022 Plan will continue in accordance with its terms as previously approved by our shareholders.

The actual text of the Amended 2022 Plan is attached to this proxy statement as Appendix A. The following description of the Amended 2022 Plan is only a summary of its principal terms and provisions and is qualified by reference to the actual text as set forth in Appendix A.

Why We Recommend That You Vote for this Proposal

The Amended 2022 Plan continues to authorize the Compensation Committee to provide cash awards and equity-based compensation in the form of stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”), performance shares, performance units, dividend equivalents and certain other awards, including those denominated or payable in, or otherwise based on, shares of Stock, as well as cash incentive awards, for the purpose of providing our non-employee directors, as well as officers, employees, and certain consultants and other service providers of the Company and its subsidiaries, incentives and rewards for service and/or performance.

The Amended 2022 Plan was approved by our Board (i) recognizing that in the near future there would otherwise be a lack of available shares under the 2022 Plan, (ii) in order to recognize and provide equity incentives to continue our strong growth and performance and (iii) to continue to have awards available for grant to our employees, directors, and third party service providers consistent with the factors described in the “Executive Compensation” section in this proxy statement. Those factors include: the individual’s position and scope of responsibility; the vesting period (and thus, retention value) remaining on the grantee’s existing equity awards; the grantee’s ability to affect profitability and stockholder value; the grantee’s historic and recent job performance; equity compensation for similar positions at comparable companies; and the value of equity awards in relation to other elements of total compensation.

We believe our future success depends in part on our ability to attract, motivate, and retain high quality employees and directors and that the ability to provide equity-based and incentive-based awards under the Amended 2022 Plan is critical to achieving this success. We would be at a severe competitive disadvantage if we could not use share-based awards to recruit and compensate our employees and directors.

In 2022, the Company’s shareholders approved the following shares of Stock to be used for awards under the 2022 Plan: (i) 5,500,000 shares of Common Stock, plus the shares of Common Stock remaining available for awards under the 2017 Plan as of the effective date of the 2022 Plan; and (ii) 2,200,000 shares of Class A Common Stock, plus the number of shares of Class A Common Stock remaining available for awards under the 2017 Plan as of the effective date of the 2022 Plan. As of March 7, 2025, 1,499,469 shares of Common Stock, and 273,405 shares of Class A Common Stock, remained available for awards under the 2022 Plan. If the Amended 2022 Plan is not approved, we may be compelled to increase significantly the cash component of our employee and director compensation, which approach may not necessarily align employee and director compensation interests with the investment interests of our shareholders. Replacing equity awards with cash also would increase cash compensation expense and use cash that could be better utilized for other purposes.

The following paragraphs include aggregated information regarding our view of the overhang and dilution associated with the 2017 Plan and the 2022 Plan, and the potential dilution associated with the Amended 2022 Plan. This information is as of March 7, 2025. As of that date, there were a total of approximately 101,873,967 shares of Stock outstanding, consisting of approximately 92,287,559 shares of Common Stock and 9,586,408 shares of Class A Common Stock.

Common Stock Subject to Outstanding Awards and Available for Future Awards

●

Total shares of Common Stock subject to outstanding full value awards (time-based and performance based restricted stock): 3,132,041 shares of Common Stock (approximately 3.4% of our outstanding shares of Common Stock);

●	No stock options or stock appreciation rights outstanding;
●	Total shares of Common Stock available for future awards under the 2022 Plan: 1,499,469 shares of Common Stock (approximately 1.6% of our outstanding shares of Common Stock); and
●

Number of shares of Common Stock subject to outstanding awards as described above (3,132,041 shares of Common Stock), plus the total number of shares of Common Stock available for future awards under the 2022 Plan as described above (1,499,469 shares of Common Stock), represents a current overhang percentage of 5.0% (potential dilution of the holders of our Common Stock represented by the 2022 Plan) as of March 7, 2025.

Proposed Common Stock Available for Awards Under the Amended 2022 Plan

●

5,720,088 additional shares of Common Stock (approximately 6.2% of our outstanding Common Stock, which percentage reflects the simple dilution of holders of our Common Stock that would occur if the Amended 2022 Plan is approved, subject to adjustment, including under the Amended 2022 Plan share counting rules; and

●

Total number of shares of Common Stock subject to outstanding awards (3,132,041 shares of Common Stock), plus the total number of shares of Common Stock available for future awards under the 2022 Plan (1,499,469 shares of Common Stock), plus the proposed additional shares of Common Stock available for awards under the Amended 2022 Plan (5,720,088 shares of Common Stock), represents an approximate total overhang of 10,351,598 shares under the Amended 2022 Plan (11.2% of our outstanding shares of Common Stock).

Class A Common Stock Subject to Outstanding Awards and Available for Future Awards

●

Total shares of Class A Common Stock subject to outstanding full value awards (time-based and performance based restricted stock): 2,128,414 shares of Class A Common Stock (approximately 22.2% of our outstanding shares of Class A Common Stock);

●	No stock options or stock appreciation rights outstanding;
●	Total shares of Class A Common Stock available for future awards under the 2022 Plan: 273,405 shares of Class A Common Stock (approximately 2.9% of our outstanding shares of Class A Common Stock); and
●

Number of shares of Class A Common Stock subject to outstanding awards as described above (approximately 2,128,414 shares of Class A Common Stock), plus the total number of shares of Class A Common Stock available for future awards under the 2022 Plan as described above 273,405 shares of Class A Common Stock), represents a current overhang percentage of 25.1% (potential dilution of the holders of our Class A Common Stock represented by the 2022 Plan) as of March 7, 2025.

Proposed Class A Common Stock Available for Awards Under the Amended 2022 Plan

●

3,080,047 additional shares of Class A Common Stock (approximately 32.1% of our outstanding Class A Common Stock, which percentage reflects the simple dilution of holders of our Class A Common Stock that would occur if the Amended 2022 Plan is approved, subject to adjustment, including under the Amended 2022 Plan share counting rules; and

●

Total number of shares of Class A Common Stock subject to outstanding awards (2,128,414 shares of Class A Common Stock), plus the total number of shares of Class A Common Stock available for future awards under the 2022 Plan (273,405 shares of Class A Common Stock), plus the proposed additional shares of Class A Common Stock available for awards under the Amended 2022 Plan (3,080,047 shares of Class A Common Stock), represents an approximate total overhang of 5,481,866 shares under the Amended 2022 Plan (57.2% of our outstanding shares of Class A Common Stock).

Based on the closing price on the New York Stock Exchange for our shares of Common Stock on March 7, 2025 of $3.74 per share, the aggregate market value as of March 7, 2025 of the new 5,720,088 shares of Common Stock requested under the Amended 2022 Plan was $21,393,129. Based on the closing price on the New York Stock Exchange for our shares of Class A Common Stock on March 7, 2025 of $6.70 per share, the aggregate market value as of March 7, 2025 of the new 3,080,047 shares of Class A Common Stock requested under the Amended 2022 Plan was $20,636,315.

In fiscal years 2022, 2023 and 2024, we granted awards under the 2017 Plan and the 2022 Plan covering 910,454 shares of Stock, 2,333,941 shares of Stock, and 3,838,741 shares of Stock, respectively. Based on our basic weighted average of shares of Stock outstanding for those three years of 92,343,878, 92,470,098 and 94,914,145, respectively, for the three-fiscal-year period 2022-2024, our average burn rate, not taking into account forfeitures, was approximately 2.5% (our individual years’ burn rates were 1.0% for fiscal 2022, 2.5% for fiscal 2023, and 4.0% for fiscal 2024).

In determining the number of shares to request for approval under the Amended 2022 Plan, our management team worked with our outside advisors and the Compensation Committee to evaluate a number of factors, including our recent share usage and criteria expected to be utilized by institutional proxy advisory firms in evaluating our proposal for the Amended 2022 Plan.

We believe that we have demonstrated a commitment to sound equity compensation practices in recent years. We recognize that equity compensation awards dilute shareholders’ equity, so we have carefully managed our equity incentive compensation. Our equity compensation practices are intended to be competitive and consistent with market practices, and we believe our historical share usage has been responsible and mindful of shareholder interests, as described above.

The inclusion of this information in this proxy statement should not be regarded as an indication that the assumptions used to determine the number of shares will be predictive of actual future equity grants. These assumptions are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements involve risks and uncertainties that could cause actual outcomes to differ materially from those in the forward-looking statements, including our ability to attract and retain talent, achievement of performance metrics with respect to certain equity-based awards, the extent of option exercise activity, and others, including those described in our Form 10-K for the year ended December 31, 2024.

In evaluating this proposal, shareholders should consider all of the information in this proposal.

Material Changes from the 2022 Plan

The Amended 2022 Plan (1) increases the number of shares of Common Stock available for awards under the 2022 Plan by 5,720,088 shares and correspondingly increases the limit on shares of Common Stock that may be issued or transferred upon the exercise of incentive stock options granted under the Amended 2022 Plan, (2) increases the number of shares of Class A Common Stock available for awards under the 2022 Plan by 3,080,047 shares and correspondingly increases the limit on shares of Class A Common Stock that may be issued or transferred upon the exercise of incentive stock options granted under the Amended 2022 Plan, and (3) extends the term of the 2022 Plan until the 10th anniversary of the date of shareholder approval of the Amended 2022 Plan.

We are not seeing to make any other material changes to the 2022 Plan.

Other Amended 2022 Plan Highlights

Below are certain highlights of the Amended 2022 Plan. These features of the Amended 2022 Plan are designed to reinforce alignment between equity compensation arrangements awarded pursuant to the Amended 2022 Plan and shareholders’ interests, consistent with sound corporate governance practices:

Reasonable Amended 2022 Plan Limits. Shares of Common Stock and Class A Common Stock are available for issuance under the Amended 2022 Plan.

Common Stock: Generally (and subject to adjustment as described in the Amended 2022 Plan), total awards under the Amended 2022 Plan are limited to 11,220,088 shares of Common Stock (including 5,500,000 shares approved by our shareholders in 2022 and 5,720,088 shares to be approved at the 2025 Annual Meeting), plus the total number of shares of Common Stock remaining available under the 2017 Plan as of the original effective date of the 2022 Plan, plus the number of shares of Common Stock that are added (or added back, as applicable) to the aggregate number of shares of Common Stock available under the Amended 2022 Plan pursuant to the share counting rules of the Amended 2022 Plan (as described below). These shares of Common Stock may be shares of original issuance or treasury shares or a combination of the two.

Class A Common Stock: Generally (and subject to adjustment as described in the Amended 2022 Plan), total awards under the Amended 2022 Plan are limited to 5,280,047 shares of Class A Common Stock (including 2,200,000 shares approved by our shareholders in 2022 and 3,080,047 shares to be approved at the 2025 Annual Meeting), plus the total number of shares of Class A Common Stock remaining available under the 2017 Plan as of the original effective date of the 2022 Plan, plus the number of shares of Class A Common Stock that are added (or added back, as applicable) to the aggregate number of shares of Class A Common Stock available under the Amended 2022 Plan pursuant to the share counting rules of the Amended 2022 Plan (as described below). These shares of Class A Common Stock may be shares of original issuance or treasury shares or a combination of the two.

Non-Employee Director Compensation Limit. The Amended 2022 Plan provides that in no event will any non-employee director in any one calendar year be granted compensation for such service having an aggregate maximum value (measured at the date of grant, as applicable, and calculating the value of any awards based on the grant date fair value for financial reporting purposes) in excess of $750,000.

Incentive Stock Option Limit. The Amended 2022 Plan also provides that, subject as applicable to adjustment as described in the Amended 2022 Plan, the aggregate number of shares of Stock actually issued or transferred upon the exercise of Incentive Stock Options (as defined below) will not exceed 11,220,088 shares of Common Stock and 5,280,047 shares of Class A Common Stock.

Allowances for Conversion Awards and Assumed Plans. Shares of Stock issued or transferred under awards granted under the Amended 2022 Plan in substitution for or conversion of, or in connection with an assumption of, stock options, SARs, restricted stock, RSUs or other stock or stock-based awards held by awardees of an entity engaging in a corporate acquisition or merger transaction with us or any of our subsidiaries will not count against (or be added to) the aggregate share limits or other Amended 2022 Plan limits described above. Additionally, shares available under certain plans that we or our subsidiaries may assume in connection with corporate transactions from another entity may be available for certain awards under the Amended 2022 Plan, under circumstances further described in the Amended 2022 Plan, but will not count against the aggregate share limits or other Amended 2022 Plan limits described above.

Limited Share Recycling Provisions. Subject to certain exceptions described in the Amended 2022 Plan, if any award granted under the Amended 2022 Plan (in whole or in part) is canceled or forfeited, expires or is settled for cash, or is unearned, the shares of Stock subject to such award will, to the extent of such cancellation, forfeiture, expiration, cash settlement, or unearned amount, again be available under the Amended 2022 Plan. Additionally, if after the effective date of the Amended 2022 Plan, any shares of Stock subject to an award granted under the 2017 Plan are forfeited, or an award granted under the 2017 Plan (in whole or in part) is canceled or forfeited, expires, is settled in cash, or is unearned, the shares of Stock subject to such award will, to the extent of such cancellation, forfeiture, expiration, cash settlement, or unearned amount, be available for awards under the Amended 2022 Plan.

Notwithstanding anything else in the Amended 2022 Plan, the following shares of Stock will not be added (or added back, as applicable) to the aggregate number of shares of Stock available under the Amended 2022 Plan:

●	shares of Stock withheld by the Company, tendered, or otherwise used in payment of the exercise price of a stock option;
●	shares of Stock withheld by the Company, tendered, or otherwise used to satisfy tax withholding with respect to awards;
●	shares of Stock subject to a stock-settled SAR that are not actually issued in connection with the settlement of such SAR on exercise; and
●	shares of Stock reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of stock options.

Further, if a participant elects to give up the right to receive compensation in exchange for shares of Stock based on fair market value, such shares of Stock will not count against the aggregate number of shares available under the Amended 2022 Plan.

No Repricing Without Shareholder Approval. Outside of certain corporate transactions or adjustment events described in the Amended 2022 Plan or in connection with a “change in control,” the exercise price or base price of stock options and SARs cannot be reduced, nor can “underwater” stock options or SARs be cancelled in exchange for cash or replaced with other awards with a lower exercise or base price, without shareholder approval under the Amended 2022 Plan.

Change in Control Definition. The Amended 2022 Plan includes a non-liberal definition of “change in control,” which is described below.

Clawback Provisions. The Amended 2022 Plan provides that awards under the Amended 2022 Plan may be made subject to a clawback policy of the Company or otherwise provide for recoupment by the Company in the event that a grantee engages in detrimental activity, as provided in the documents governing the awards or the applicable clawback policy.

Other Features. The Amended 2022 Plan also provides that, except with respect to certain converted, assumed or substituted awards as described in the Amended 2022 Plan, no stock options or SARs will be granted with an exercise or base price less than the fair market value of a share our of Stock on the date of grant.

Summary of Other Material Terms of the Amended 2022 Plan

Administration. The Amended 2022 Plan will generally be administered by the Compensation Committee (or its successor), or any other committee of the Board designated by the Board to administer the Amended 2022 Plan. References to the “Committee” in this proposal refer to the Compensation Committee or such other committee designated by the Board, as applicable. The Committee may from time to time delegate all or any part of its authority under the Amended 2022 Plan to a subcommittee. Any interpretation, construction and determination by the Committee of any provision of the Amended 2022 Plan, or of any agreement, notification or document evidencing the grant of awards under the Amended 2022 Plan, will be final and conclusive. To the extent permitted by applicable law, the Committee may delegate to one or more of its members or to one or more officers, or to one or more agents or advisors of the Company, such administrative duties or powers as it deems advisable. In addition, the Committee may by resolution, subject to certain restrictions set forth in the Amended 2022 Plan, authorize one or more officers of the Company to (1) designate employees to be recipients of awards under the Amended 2022 Plan, and (2) determine the size of such awards. However, the Committee may not delegate such responsibilities to officers for awards granted to non-employee directors or certain employees who are subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934, as amended.

Eligibility. Any person who is selected by the Committee to receive benefits under the Amended 2022 Plan and who is at that time an officer or other employee of the Company or any of its subsidiaries (including a person who has agreed to commence serving in such capacity within 90 days of the date of grant) is eligible to participate in the Amended 2022 Plan. In addition, certain persons (including consultants) who provide services to the Company or any of its subsidiaries that are equivalent to those typically provided by an employee (provided that such persons satisfy the Form S-8 definition of “employee”), and non-employee directors of the Company, may also be selected by the Committee to participate in the Amended 2022 Plan. As of March 7, 2025, the Company and its subsidiaries had approximately 9,500 employees, and the Company had eight non-employee directors. Although consultants of the Company and its subsidiaries are also eligible to participate in the Amended 2022 Plan, we have not granted equity awards to consultants in recent years and do not have a current estimate of how many such consultants may be eligible in the future to participate in the Amended 2022 Plan. We do not currently expect to make material grants of awards under the Amended 2022 Plan to consultants. The basis for participation in the Amended 2022 Plan by eligible persons is the selection of such persons by the Committee (or its authorized delegate) in its discretion.

Types of Awards Under the Amended 2022 Plan. Pursuant to the Amended 2022 Plan, the Company may grant stock options (including stock options intended to be “incentive stock options” as defined in Section 422 of the Internal Revenue Code of 1986 (the “Code”) (such stock options, “Incentive Stock Options”)), SARs, restricted stock, RSUs, performance shares, performance units, cash incentive awards, and certain other awards based on or related to shares of our Stock.

Generally, each grant of an award under the Amended 2022 Plan will be evidenced by an award agreement, certificate, resolution or other type or form of writing or other evidence approved by the Committee (an “Evidence of Award”), which will contain such terms and provisions as the Committee may determine, consistent with the Amended 2022 Plan. If applicable, each Evidence of Award must specify whether the shares subject to the award are shares of Common Stock or shares of Class A Common Stock. A brief description of the types of awards which may be granted under the Amended 2022 Plan is set forth below

Stock Options. A stock option is a right to purchase shares of Stock upon exercise of the stock option. Stock options granted to an employee under the Amended 2022 Plan may consist of either an Incentive Stock Option, a non-qualified stock option that is not intended to be an “incentive stock option” under Section 422 of the Code, or a combination of both. Incentive Stock Options may only be granted to employees of the Company or certain of our related corporations. Except with respect to awards issued in substitution for, in conversion of, or in connection with an assumption of stock options held by awardees of an entity engaging in a corporate acquisition or merger with us or any of our subsidiaries, Incentive Stock Options and non-qualified stock options must have an exercise price per share that is not less than the fair market value of a share of Stock on the date of grant. The term of a stock option may not extend more than ten years after the date of grant. The Committee may provide in an Evidence of Award for the automatic exercise of a stock option.

Each grant of a stock option will specify the applicable terms of the stock option, including the number and class of shares of Stock subject to the stock option and the required period or periods of the participant’s continuous service, if any, before any stock option or portion of a stock option will vest. Stock options may provide for continued vesting or the earlier vesting of such stock options, including in the event of the retirement, death, disability, or termination of employment or service of a participant or in the event of a change in control.

Any grant of stock options may specify management objectives regarding the vesting of the stock options. Each grant will specify whether the consideration to be paid in satisfaction of the exercise price will be payable: (1) in cash, by check acceptable to the Company, or by wire transfer of immediately available funds; (2) by the actual or constructive transfer to the Company of shares of Stock owned by the participant with a value at the time of exercise that is equal to the total exercise price; (3) subject to any conditions or limitations established by the Committee, by a net exercise arrangement pursuant to which the Company will withhold shares of Stock otherwise issuable upon exercise of a stock option; (4) by a combination of the foregoing methods; or (5) by such other methods as may be approved by the Committee. To the extent permitted by law, any grant may provide for deferred payment of the exercise price from the proceeds of a sale through a bank or broker of some or all of the shares to which the exercise relates. Stock options granted under the Amended 2022 Plan may not provide for dividends or dividend equivalents.

SARs. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting of SARs. A SAR right is a right to receive from us an amount equal to 100%, or such lesser percentage as the Committee may determine, of the spread between the base price and the value of shares of our Stock on the date of exercise.

Each grant of SARs will be evidenced by an Evidence of Award that will specify the class of Stock subject to the SAR. Each Evidence of Award will be subject to the Amended 2022 Plan and will contain such other terms and provisions, consistent with the Amended 2022 Plan, as the Committee may approve. Each grant of SARs will specify the period or periods of continuous service, if any, by the participant with the Company or any subsidiary that is necessary before the SARs or installments of such SARs will vest. SARs may provide for continued vesting or the earlier vesting of such SARs, including in the event of the retirement, death, disability, or termination of employment or service of a participant or in the event of a change in control. Any grant of SARs may specify management objectives regarding the vesting of such SARs. A SAR may be paid in cash, shares of Stock or any combination of the two.

Except with respect to awards issued in substitution for, in conversion of, or in connection with an assumption of SARs held by awardees of an entity engaging in a corporate acquisition or merger with us or any of our subsidiaries, the base price of a SAR may not be less than the fair market value of a share of Stock on the date of grant. The term of a SAR may not extend more than ten years from the date of grant. The Committee may provide in an Evidence of Award for the automatic exercise of a SAR. SARs granted under the Amended 2022 Plan may not provide for dividends or dividend equivalents.

Restricted Stock. Restricted stock constitutes an immediate transfer of the ownership of shares of Stock to the participant in consideration of the performance of services, entitling such participant to dividend, voting and other ownership rights, subject to the substantial risk of forfeiture and restrictions on transfer determined by the Committee for a period of time determined by the Committee or until certain management objectives specified by the Committee are achieved. Each such grant or sale of restricted stock may be made without additional consideration or in consideration of a payment by the participant that is less than the fair market value per share of Stock on the date of grant.

Any grant of restricted stock may specify management objectives regarding the vesting of the restricted stock. Any grant of restricted stock will require that any and all dividends or distributions paid on restricted stock that remain subject to a substantial risk of forfeiture be automatically deferred and/or reinvested in additional restricted stock, which will be subject to the same restrictions as the underlying restricted stock. Any such dividends or other distributions on restricted stock will be deferred until, and paid contingent upon, the vesting of such restricted stock. Each grant of restricted stock will be evidenced by an Evidence of Award that will specify the class of Stock subject to the award. Each Evidence of Award will be subject to the Amended 2022 Plan and will contain such terms and provisions, consistent with the Amended 2022 Plan, as the Committee may approve.

Restricted stock may provide for continued vesting or the earlier vesting of such restricted stock, including in the event of the retirement, death, disability, or termination of employment or service of a participant or in the event of a change in control.

RSUs. RSUs awarded under the Amended 2022 Plan constitute an agreement by the Company to deliver shares of Stock, cash, or a combination of the two, to the participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions (which may include achievement regarding management objectives) during the restriction period as the Committee may specify. Each grant or sale of RSUs may be made without additional consideration or in consideration of a payment by the participant that is less than the fair market value of shares of our Stock on the date of grant.

RSUs may provide for continued vesting or the earlier lapse or other modification of the restriction period, including in the event of the retirement, death, disability, or termination of employment or service of a participant or in the event of a change in control.

During the restriction period applicable to RSUs, the participant will have no right to transfer any rights under the award and will have no rights of ownership in the shares of Stock deliverable upon payment of the RSUs and no right to vote them. Rights to dividend equivalents may be extended to and made part of any RSU award at the discretion of and on the terms determined by the Committee, on a deferred and contingent basis, either in cash or in additional shares of Stock, but dividend equivalents or other distributions on shares of Stock under the RSUs will be deferred until and paid contingent upon vesting of such RSUs. Each grant or sale of RSUs will specify the time and manner of payment of the RSUs that have been earned. An RSU may be paid in cash, shares of Stock or any combination of the two.

Each grant of an RSU award will be evidenced by an Evidence of Award that will specify the class of Stock subject to the RSU award. Each Evidence of Award will be subject to the Amended 2022 Plan and will contain such terms and provisions, consistent with the Amended 2022 Plan, as the Committee may approve.

Performance Shares, Performance Units, and Cash Incentive Awards. Performance shares, performance units and cash incentive awards may also be granted to participants under the Amended 2022 Plan. A performance share is a bookkeeping entry that records the equivalent of one share of Stock, and a performance unit is a bookkeeping entry that records a unit equivalent to $1.00 or such other value as determined by the Committee. Each grant will specify the number or amount of performance shares or performance units, or the amount payable with respect to a cash incentive award being awarded, which number or amount may be subject to adjustment to reflect changes in compensation or other factors.

Each grant of a cash incentive award, performance shares or performance units will specify management objectives regarding the earning of the award.

The performance period with respect to each cash incentive award or grant of performance shares or performance units will be a period of time determined by the Committee and within which the management objectives relating to such award are to be achieved, and the Evidence of Award may specify the time and terms of delivery. The award may be subject to continued vesting or earlier lapse or other modification, including in the event of the retirement, death, disability, or termination of employment or service of a participant or in the event of a change in control.

Each grant of performance shares, performance units or a cash incentive award will be evidenced by an Evidence of Award that will specify the time and manner of payment of such award and, if applicable, will specify the class of Stock subject to the award or to which the award relates. Any grant may specify that the amount payable with respect thereto may be paid by the Company in cash, in shares of Stock, in restricted stock or RSUs or in any combination thereof. Each Evidence of Award will be subject to the Amended 2022 Plan and will contain such other terms and provisions of such award, consistent with the Amended 2022 Plan, as the Committee may approve.

Any grant of performance shares or performance units may provide for the payment of dividend equivalents in cash or in additional shares of Stock, which dividend equivalents will be subject in all cases to deferral and payment on a contingent basis based on the participant’s earning and vesting of the performance shares or performance units, as applicable, with respect to which such dividend equivalents are paid.

Other Awards. Subject to applicable law and applicable share limits under the Amended 2022 Plan, the Committee may authorize the grant to any participant of shares of Stock or such other awards (“Other Awards”) that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of Stock or factors that may influence the value of such shares of Stock, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of Stock, purchase rights for shares of Stock, awards with value and payment contingent upon performance of the Company or specified subsidiaries, affiliates or other business units or any other factors designated by the Committee, and awards valued by reference to the book value of the shares of Stock or the value of securities of, or the performance of the specified subsidiaries, affiliates or other business units of the Company. The Committee will determine the terms and conditions of any such awards and will specify the class of Stock subject to the awards or to which the awards relate. Shares of Stock delivered under an award in the nature of a purchase right granted under the Amended 2022 Plan will be purchased for such consideration, paid for at such time, by such methods, and in such forms, including, without limitation, shares of Stock, other awards, notes or other property, as the Committee determines.

In addition, the Committee may grant cash awards, as an element of or supplement to any other awards granted under the Amended 2022 Plan. The Committee may also authorize the grant of shares of Stock as a bonus, or may authorize the grant of other awards in lieu of obligations of the Company or a subsidiary to pay cash or deliver other property under the Amended 2022 Plan or under other plans or compensatory arrangements, subject to terms determined by the Committee in a manner than complies with Section 409A of the Code.

Other Awards may provide for the earning or vesting of, or earlier elimination of restrictions applicable to, such award, including in the event of the retirement, death, disability, or termination of employment or service of a participant or in the event of a change in control. The Committee may provide for the payment of dividends or dividend equivalents on Other Awards in cash or in additional shares of Stock. However, dividend equivalents or other distributions on shares of Stock underlying Other Awards will be deferred until, and paid contingent upon, the earning and vesting of such awards.

Change in Control. The Amended 2022 Plan includes a definition of “change in control.” In general, except as may be otherwise prescribed by the Committee in an Evidence of Award, a change in control will be deemed to have occurred if (subject to certain exceptions and limitations and as further described in the Amended 2022 Plan): (1) a person or group becomes the beneficial owner, directly or indirectly, of more than 50% of the total voting power represented by the outstanding voting stock of the Company, excluding acquisitions directly from or by the Company, by any employee benefit plan (or related trust) sponsored or maintained by the Company or certain affiliates, or by certain “permitted holders” (as defined in the Amended 2022 Plan); (2) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board cease for any reason to constitute at least a majority of the Board, unless their replacements are approved as described in the Amended 2022 Plan (subject to certain exceptions); (3) the Company closes a merger, or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any person, in any such event pursuant to a transaction in which the outstanding voting stock of the Company is converted into or exchanged for cash, securities or other property, other than any transaction where the outstanding voting stock of the Company is converted into or exchanged for voting stock of the surviving or transferee corporation and immediately after such transaction, no person or group, other than the permitted holders, is the beneficial owner, directly or indirectly, of more than 50% of the total voting power represented by the outstanding voting stock of the surviving or transferee corporation; or (4) the Company’s shareholders approve its complete liquidation or dissolution.

Management Objectives. The Amended 2022 Plan generally provides that any of the awards set forth above may be granted subject to the achievement of specified management objectives.

Management objectives are defined as the measurable performance objective or objectives established pursuant to the Amended 2022 Plan for participants who have received grants of performance shares, performance units or cash incentive awards or, when so determined by the Committee, stock options, SARs, restricted stock, RSUs, dividend equivalents or Other Awards.

Additionally, if the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the management objectives unsuitable, the Committee may in its discretion modify such management objectives or the goals or actual levels of achievement regarding the management objectives, in whole or in part, as the Committee deems appropriate and equitable.

The management objectives applicable to an award under the Amended 2022 Plan, if any, shall be determined by the Committee, and may be based on one or more, or a combination, of metrics under the following categories or such other metrics as may be determined by the Committee (including relative or growth achievement regarding such metrics):

●

Profits (e.g., gross profit, gross profit growth, operating income, earnings before or after deduction for all or any portion of interest, taxes, depreciation or amortization, net income (before or after taxes), consolidated net income, net earnings, net sales, cost of sales, basic or diluted earnings per share (before or after taxes), residual or economic earnings, net operating profit (before or after taxes), or economic profit);

●

Cash Flow (e.g., actual or adjusted earnings before or after interest, taxes, depreciation and/or amortization (including EBIT and EBITDA), free cash flow, free cash flow with or without specific capital expenditure target or range, including or excluding divestments and/or acquisitions, operating cash flow (including as defined in any credit agreement), total cash flow, cash flow in excess of cost of capital or residual cash flow, cash flow return on investment, broadcast cash flow, or broadcast cash flow less cash corporate expenses);

●	Returns (e.g., profits or cash flow returns on: assets, investment, capital, invested capital, net capital employed, equity, or sales);

●	Working Capital (e.g., working capital targets, working capital divided by sales);

●	Profit Margins (e.g., profits divided by revenues or gross margins and material margins divided by revenues);

●	Liquidity Measures (e.g., debt-to-capital; debt-to-EBITDA; total debt ratio; total leverage ratio, net of all cash; or leverage ratios as defined in any credit agreement);

●

Sales Growth, Gross Margin Growth, Cost Initiative and Stock Price Metrics (e.g., revenue, net revenue, revenue growth, net revenue growth, revenue growth outside the United States, gross margin and gross margin growth, material margin and material margin growth, stock price appreciation, total return to stockholders, sales and administrative costs divided by sales, or sales and administrative costs divided by profits); and

●

Strategic Initiative Key Deliverable Metrics consisting of one or more of the following: product development, strategic partnering, research and development, vitality index, market penetration, market share, geographic business expansion goals, expense targets or cost reduction goals, general and administrative expense savings, selling, general and administrative expenses, objective measures of client/customer satisfaction, employee satisfaction, employee retention, management of employment practices and employee benefits, supervision of litigation and information technology, productivity ratios, economic value added (or another measure of profitability that considers the cost of capital employed), product quality, or goals relating to acquisitions or divestitures of subsidiaries, affiliates and joint ventures.

Transferability of Awards. Except as otherwise provided by the Committee, and subject to the terms of the Amended 2022 Plan with respect to Section 409A of the Code, no stock option, SAR, restricted stock, RSU, performance share, performance unit, cash incentive award, Other Award or dividend equivalents paid with respect to awards made under the Amended 2022 Plan will be transferrable by a participant except by will or the laws of descent and distribution. In no event will any such award granted under the Amended 2022 Plan be transferred for value. Except as otherwise determined by the Committee, stock options and SARs will be exercisable during the participant’s lifetime only by him or her or, in the event of the participant’s legal incapacity to do so, by his or her guardian or legal representative acting on behalf of the participant in a fiduciary capacity under state law or court supervision.

The Committee may specify on the grant date that all or part of the shares of Stock that are subject to awards under the Amended 2022 Plan will be subject to further restrictions on transfer.

Adjustments; Corporate Transactions. The Committee will make or provide for such adjustments in: (1) the number of and kind of shares of Stock covered by outstanding stock options, SARs, restricted stock, RSUs, performance shares and performance units granted under the Amended 2022 Plan; (2) if applicable, the number of and kind of shares of Stock covered by Other Awards granted pursuant to the Amended 2022 Plan; (3) the exercise price or base price provided in outstanding stock options and SARs, respectively; (4) cash incentive awards; and (5) other award terms, as the Committee in its sole discretion, exercised in good faith determines to be equitably required in order to prevent dilution or enlargement of the rights of participants that otherwise would result from (a) any extraordinary cash dividend, stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company; (b) any merger, consolidation, spin-off, spin-out, split-off, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities; or (c) any other corporate transaction or event having an effect similar to any of the foregoing.

In the event of any such transaction or event, or in the event of a change in control of the Company, the Committee may provide in substitution for any or all outstanding awards under the Amended 2022 Plan such alternative consideration (including cash), if any, as it may in good faith determine to be equitable under the circumstances and will require in connection therewith the surrender of all awards so replaced in a manner that complies with Section 409A of the Code. In addition, for each stock option or SAR with an exercise price or base price, respectively, greater than the consideration offered in connection with any such transaction or event or change in control of the Company, the Committee may in its discretion elect to cancel such stock option SAR without any payment to the person holding such stock option or SAR. The Committee will make or provide for such adjustments to the number of shares of Stock available for issuance under the Amended 2022 Plan and the share limits of the Amended 2022 Plan as the Committee in its sole discretion, exercised in good faith, determines to be appropriate in connection with such transaction or event. However, any adjustment to the limit on the number of shares of Stock that may be issued upon exercise of Incentive Stock Options will be made only if and to the extent such adjustment would not cause any stock option intended to qualify as an Incentive Stock Option to fail to so qualify.

Prohibition on Repricing. Except in connection with certain corporate transactions or changes in the capital structure of the Company or in connection with a change in control, the terms of outstanding awards may not be amended to (1) reduce the exercise price or base price of outstanding stock options or SARs, respectively, or (2) cancel outstanding “underwater” stock options or SARs (including following a Participant’s voluntary surrender of “underwater” stock options or SARs) in exchange for cash, Other Awards or stock options or SARs with an exercise price or base price, as applicable, that is less than the exercise price or base price of the original stock options or SARs, as applicable, without shareholder approval. The Amended 2022 Plan specifically provides that this provision is intended to prohibit the repricing of “underwater” stock options and SARs and that it may not be amended without approval by our shareholders.

Detrimental Activity and Recapture. Any Evidence of Award may reference a clawback policy of the Company or provide for the cancellation or forfeiture of an award or the forfeiture and repayment to us of any gain related to an award, or other provisions intended to have a similar effect, upon such terms and conditions as may be determined by the Committee from time to time, if any participant, either during employment or other service with us or a subsidiary or within a specified period after such employment or service, engages in any detrimental activity, as described in the applicable Evidence of Award or such clawback policy. In addition, any Evidence of Award or such clawback policy may provide for cancellation or forfeiture of an award or the forfeiture and repayment of any shares of Stock issued under and/or any other benefit related to an award, or other provisions intended to have a similar effect, including upon such terms and conditions as may be required by the Committee or under Section 10D of the Exchange Act and any applicable rules and regulations promulgated by the Securities and Exchange Commission or any national securities exchange or national securities association on which the shares of Stock may be traded.

Grants to Non-U.S. Based Participants. In order to facilitate the making of any grant or combination of grants under the Amended 2022 Plan, the Committee may provide for such special terms for awards to participants who are foreign nationals, who are employed by the Company or any of its subsidiaries outside of the United States of America or who provide services to the Company or any of its subsidiaries under an agreement with a foreign nation or agency, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. The Committee may approve such supplements to, or amendments, restatements or alternative versions of, the Amended 2022 Plan (including sub-plans) (to be considered part of the Amended 2022 Plan) as it may consider necessary or appropriate for such purposes, provided that no such special terms, supplements, amendments or restatements will include any provisions that are inconsistent with the terms of the Amended 2022 Plan as then in effect unless the Amended 2022 Plan could have been amended to eliminate such inconsistency without further approval by our shareholders.

Withholding. To the extent the Company is required to withhold federal, state, local or foreign taxes or other amounts in connection with any payment made or benefit realized by a participant or other person under the Amended 2022 Plan, and the amounts available to us for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes or other amounts required to be withheld, which arrangements, in the discretion of the Committee, may include relinquishment of a portion of such benefit. If a participant’s benefit is to be received in the form of shares of Stock, and such participant fails to make arrangements for the payment of taxes or other amounts, then, unless otherwise determined by the Committee, we will withhold shares of Stock having a value equal to the amount required to be withheld. When a participant is required to pay the Company an amount required to be withheld under applicable income, employment, tax or other laws, the Committee may require the participant to satisfy the obligation, in whole or in part, by having withheld, from the shares delivered or required to be delivered to the participant, shares of Stock having a value equal to the amount required to be withheld or by delivering to us other shares of Stock held by such participant. The shares used for tax or other withholding will be valued at an amount equal to the fair market value of such shares of Stock on the date the benefit is to be included in the participant’s income. In no event will the fair market value of the shares of Stock to be withheld and delivered pursuant to the Amended 2022 Plan exceed the minimum amount required to be withheld, unless (1) an additional amount can be withheld and not result in adverse accounting consequences and (2) such additional withholding amount is authorized by the Committee. Participants will also make such arrangements as the Company may require for the payment of any withholding tax or other obligation that may arise in connection with the disposition of shares of Stock acquired upon the exercise of stock options.

No Right to Continued Employment. The Amended 2022 Plan does not confer upon any participant any right with respect to continuance of employment or service with the Company or any of its subsidiaries.

Effective Date of the Amended 2022 Plan. The 2022 Plan became effective on the date it was approved by the Company’s shareholders, May 5, 2022. The Amended 2022 Plan will become effective on the date it is approved by the Company’s shareholders.

Amendment and Termination of the Amended 2022 Plan. The Board generally may amend the Amended 2022 Plan from time to time in whole or in part. However, if any amendment, for purposes of applicable stock exchange rules (and except as permitted under the adjustment provisions of the Amended 2022 Plan) (1) would materially increase the benefits accruing to participants under the Amended 2022 Plan, (2) would materially increase the number of securities which may be issued under the Amended 2022 Plan, (3) would materially modify the requirements for participation in the Amended 2022 Plan, or (4) must otherwise be approved by our shareholders in order to comply with applicable law or the rules of the New York Stock Exchange, or, if the shares of Stock are not traded on the New York Stock Exchange, the principal national securities exchange upon which the shares of Stock are traded or quoted, all as determined by the Board, then such amendment will be subject to shareholder approval and will not be effective unless and until such approval has been obtained.

Further, subject to the Amended 2022 Plan’s prohibition on repricing, the Committee generally may amend the terms of any award prospectively or retroactively. Except in the case of certain adjustments permitted under the Amended 2022 Plan, no such amendment may be made that would materially impair the rights of any participant without his or her consent. If permitted by Section 409A of the Code and subject to certain other limitations set forth in the Amended 2022 Plan, and including in the case of termination of employment or service, or in the case of unforeseeable emergency or other circumstances or in the event of a change in control, the Committee may provide for continued vesting or accelerate the vesting of certain awards granted under the Amended 2022 Plan or waive any other limitation or requirement under any such award.

The Board may, in its discretion, terminate the Amended 2022 Plan at any time. Termination of the Amended 2022 Plan will not affect the rights of participants or their successors under any awards outstanding and not exercised in full on the date of termination. No grant will be made under the Amended 2022 Plan on or after the tenth anniversary of the effective date of the Amended 2022 Plan, but all grants made on or prior to such date will continue in effect thereafter subject to their terms and the terms of the Amended 2022 Plan.

New Plan Benefits

It is not possible to determine the specific amounts and types of awards that may be awarded in the future under the Amended 2022 Plan because the grant and actual settlement of awards under the Amended 2022 Plan are subject to the discretion of the plan administrator.

U.S. Federal Income Tax Consequences

The following is a brief summary of certain of the Federal income tax consequences of certain transactions under the Amended 2022 Plan based on Federal income tax laws in effect. This summary, which is presented for the information of shareholders considering how to vote on this proposal and not for Amended 2022 Plan participants, is not intended to be complete and does not describe Federal taxes other than income taxes (such as Medicare and Social Security taxes), or state, local or foreign tax consequences.

Tax Consequences to Participants

Restricted Stock. The recipient of restricted stock generally will be subject to tax at ordinary income rates on the fair market value of the restricted stock (reduced by any amount paid by the recipient for such restricted stock) at such time as the shares of restricted stock are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code (“Restrictions”). However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the Restrictions) over the purchase price, if any, of such restricted stock. If a Section 83(b) election has not been made, any dividends received with respect to restricted stock that are subject to the Restrictions generally will be treated as compensation that is taxable as ordinary income to the recipient.

Performance Shares, Performance Units, and Cash Incentive Awards. No income generally will be recognized upon the grant of performance shares, performance units, or cash incentive awards. Upon payment in respect of the earn-out of performance shares, performance units, or cash incentive awards, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any unrestricted shares of Stock received.

Nonqualified Stock Options. In general:

●	no income will be recognized by an optionee at the time a non-qualified stock option is granted;

●

at the time of exercise of a non-qualified stock option, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise; and

●

at the time of sale of shares acquired pursuant to the exercise of a non-qualified stock option, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

Incentive Stock Options.  No income generally will be recognized by an optionee upon the grant or exercise of an Incentive Stock Option. The exercise of an Incentive Stock Option, however, may result in alternative minimum tax liability. If shares of Stock are issued to the optionee pursuant to the exercise of an Incentive Stock Option, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant or within one year after the transfer of such shares to the optionee, then upon sale of such shares, any amount realized in excess of the option price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss.

If shares of Stock acquired upon the exercise of an Incentive Stock Option are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the exercise price paid for such shares. Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

SARs. No income will be recognized by a participant in connection with the grant of a SAR. When the SAR is exercised, the participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any unrestricted shares of Stock received on the exercise.

RSUs. No income generally will be recognized upon the award of RSUs. The recipient of an RSU award generally will be subject to tax at ordinary income rates on the fair market value of unrestricted shares of Stock on the date that such shares are transferred to the participant under the award (reduced by any amount paid by the participant for such RSUs), and the capital gains/loss holding period for such shares will also commence on such date.

Tax Consequences to the Company and its Subsidiaries

To the extent that a participant recognizes ordinary income in the circumstances described above, the Company or the subsidiary for which the participant performs services will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code and is not disallowed by the $1 million limitation on certain executive compensation under Section 162(m) of the Code.

Awards Granted to Certain Persons

The table below shows the number of awards granted under the 2022 Plan to the named executive officers and the other individuals and groups indicated below from its inception through March 7, 2025.

GRAY TELEVISION, INC. 2022 EQUITY AND INCENTIVE COMPENSATION PLAN

Name and Position / Group	Shares of Common Stock Subject to Restricted Stock and RSUs	Shares of Class A Common Stock Subject to Restricted Stock and RSUs
Named Executive Officers:
Hilton H. Howell, Jr., Executive Chairman and Chief Executive Officer	—	2,523,669
Donald P. LaPlatney, President and Co-Chief Executive Officer	1,057,671	—
James C. Ryan, Former Executive Vice President and Chief Financial Officer	480,566	—
Jeffrey R. Gignac, Executive Vice President and Chief Financial Officer	702,962	—
Kevin P. Latek, Executive Vice President, Chief Legal and Development Officer and Secretary	737,396	—
Sandra Breland McNamara, Executive Vice President, Chief Operating Officer	557,972	—
All current executive officers, as a group	3,056,001	2,523,669
All current non-employee directors as a group	363,048	—
Each nominee for election as a director(1)	363,048	—
Each associate of any of the foregoing	—	—
Each other person who received at least 5% of all awards	—	—
All employees, including all current officers who are not executive officers, as a group	1,816,558	—

(1)         For the following nominees for election, includes 45,381 restricted shares or restricted share units granted to each of Richard L. Boger, Howell W. Newton, Robin R. Howell, Luis A. Garcia, Richard B. Hare, Paul H. McTear, Sterling A. Spainhour, Jr. and Lorraine McClain. Does not include Mr. Howell or Mr. LaPlatney, whose grants are quantified above in this table.

Registration with the SEC

We intend to file a Registration Statement on Form S-8 relating to the issuance of Stock under the Amended 2022 Plan with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, as soon as practicable after approval of the Amended 2022 Plan by our shareholders.

Vote Required; Board of Directors Recommendation

You may vote in favor of or against this proposal or you may abstain from voting. Approval of the Amended 2022 Plan requires the affirmative vote of a majority of the voting power of the outstanding shares of our Stock, present in person or represented by proxy at the 2025 Annual Meeting and entitled to vote thereon, assuming the presence of a quorum. If shareholders do not specify the manner in which their shares represented by a validly executed proxy solicited by the Board are to be voted on this proposal, such shares will be voted in favor of the approval of the Amended 2022 Plan.

Proposal 2 is a non-routine matter. If you own shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote on Proposal 2 in order for them to vote your shares so that your vote can be counted. Abstentions will have the same effect as votes “against” the proposal. Broker non-votes will have no effect on the result of the vote, although broker non-votes will be considered present for the purpose of determining the presence of a quorum. If the shareholders do not approve this proposal, the Company may not be able to grant additional equity awards under the 2022 Plan. If the shareholders do not approve this proposal, the 2022 Plan will not be amended but the Company reserves the right to adopt such other compensation plans and programs as it deems appropriate and in the best interests of the Company and its shareholders.

The Board recommends a vote FOR the approval of the amendment and restatement of the 2022 Plan to increase the number of authorized shares thereunder.

PROPOSAL 3

RATIFICATION OF THE APPOINTMENT OF THE COMPANY’S
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2025

Gray’s independent registered public accounting firm is appointed annually by the Audit Committee. The Audit Committee examines a number of factors when selecting a firm, including the qualifications, staffing considerations, and the independence and quality controls of the firms considered. The Audit Committee has appointed RSM US LLP as Gray’s independent registered public accounting firm to audit our financial statements and our internal control over financial reporting for the year ending December 31, 2025. RSM US LLP has served as Gray’s independent registered public accounting firm since 2006 and is considered by management to be well-qualified.

Shareholder ratification of the selection of RSM US LLP as our independent registered public accounting firm is not required but is being presented to our shareholders as a matter of good corporate practice. Notwithstanding shareholder ratification of the appointment of the independent registered public accounting firm, the Audit Committee, in its discretion, may direct the appointment of a new independent registered public accounting firm if the Audit Committee believes that such a change would be in the best interests of the Company and its shareholders. Should the shareholders not ratify the selection of RSM US LLP as Gray’s independent registered public accounting firm for 2025 under this proposal, it is contemplated that the appointment of RSM US LLP for 2025 will nevertheless be permitted to stand unless the Audit Committee, upon reconsideration, finds other compelling reasons for making a change.

Representatives of RSM US LLP are expected to be present at the 2025 Annual Meeting and, if present, will be given the opportunity to make a statement, if they desire, and to respond to appropriate questions.

Fees

The fees billed by RSM US LLP for 2024 and 2023 were as follows:

	2024 ($)	2023 ($)
Audit fees (1)	1,969,350	1,862,759
Audit-related fees (2)	117,500	138,500
Tax fees	-	-
All other fees (3)	-	-
Total	2,086,850	2,001,259

(1)

Audit fees include fees and expenses for the audit of the Company’s financial statements and internal control over financial reporting and fees for quarterly reviews of our quarterly reports on Form 10-Q.

(2)	Audit related fees were fees and expenses for audits of our employee benefit plans.

(3)	All other fees were for services provided in connection with various financing activities.

All audit related services, tax services and other non-audit services provided to the Company by RSM US LLP must be, and all such services and the expenses related to such services in 2024 and 2023 were, pre-approved by the Audit Committee, which also concluded that the provision of such services was compatible with the maintenance of RSM US LLP’s independence in the conduct of its auditing functions.

In accordance with its written charter, the Audit Committee reviews and discusses with RSM US LLP, on a periodic basis, any disclosed relationships or services that may impact the objectivity and independence of the independent registered public accounting firm and pre-approves all audit and permitted non-audit services (including the fees and terms thereof) to be performed for us by our independent registered public accounting firm.

The Board recommends a vote FOR the ratification of the appointment of RSM US LLP as the Company’s independent registered public accounting firm for 2025.

CORPORATE GOVERNANCE

General

We have adopted a Code of Ethics that applies to all of our directors, executive officers and employees. If any waiver of this Code of Ethics is granted to an executive officer, the waiver will be disclosed in a SEC filing on Form 8-K. Our Code of Ethics and the written charters of our Audit Committee, our Nominating and Corporate Governance Committee and our Compensation Committee, as well as our Corporate Governance Principles, are available on our website at www.graymedia.com in the Investor Relations section under the subheading Governance Documents. All such information is also available in print to any shareholder upon request by telephone at (404) 266-8333.

Determination of Independence

After considering all applicable regulatory requirements and assessing the materiality of each director’s relationship with us, our Board has affirmatively determined that the following current directors are independent in accordance with Sections 303A.02(a) and (b) of the New York Stock Exchange (the “NYSE”) listing standards and the standards set forth in the Internal Revenue Code of 1986 (the “IRC”) and the Securities Exchange Act of 1934 (the “Exchange Act”): Messrs. Boger, Garcia, McTear, Hare, Newton and Spainhour and Ms. McClain. In making its independence determinations, the Board considered the following relationships between the Company and its directors, entities associated with directors, or members of their immediate families:

●

Mr. Howell’s status as an executive officer and his family relationships with Mrs. Howell and Mrs. Harriett Robinson, a director emeritus of the Company who is Mr. Howell’s mother-in-law and Mrs. Howell’s mother, and who, together with Mr. and Mrs. Howell, beneficially owns in excess of 47.8% of the outstanding combined voting power of common stock and Class A common stock;

●	Mr. LaPlatney’s status as an executive officer of the Company; and

●	Mrs. Howell’s family relationships with Mr. Howell and Mrs. Robinson.

As a result, our Board has determined that all of the current directors meet the requisite independence standards except: Messrs. Howell and LaPlatney, and Ms. Howell.

Communication with the Board

Gray encourages interested parties to communicate with its Board. Any interested party who wishes to communicate with the Board or with any particular director, including any independent director, may send a letter to our Corporate Secretary, Gray Media, Inc., 4370 Peachtree Road, N.E., Atlanta, Georgia 30319, which communications will be forwarded to the Board by the Company’s Corporate Secretary. Any communication should indicate that you are an interested party and clearly specify that such communication is intended to be made to the entire Board or to one or more particular directors.

Attendance at Annual Meetings

The Board does not have a formal policy with respect to attendance at annual meetings of shareholders, but the Board has historically held a regularly scheduled meeting in connection with each annual meeting of the shareholders, and all of our directors are expected to attend. All director nominees attended the 2024 Annual Meeting of Shareholders.

Board Leadership Structure

Consistent with our belief that our leadership structure should reflect the best interests of the Company and our shareholders, we have not adopted a written policy with regard to whether or not the positions of Chief Executive Officer and Chairman of the Board should be held by separate individuals. Rather, we believe that the Board should remain free to determine the Company’s oversight and leadership structure from time to time based upon the availability of qualified and competent candidates. Beginning in April 2016, in light of, among other things, the Company’s significant growth and related increase in operational complexity, the desire to ensure effective communication between management and the Board, to provide strong and consistent leadership through a unified voice for the Company, and to help ensure that the Chief Executive Officer understands and can effectively and efficiently oversee the implementation of the recommendations and decisions of the Board, the Board appointed Mr. Howell to the additional role of Chairman of the Board (and then as Executive Chairman in 2019), and appointed Mr. Newton, who is an independent director, to serve in the newly created role of Lead Independent Director of the Board. As Lead Independent Director, Mr. Newton, who also serves on each committee of the Board, among other things:

●	presides over Board meetings in the absence of the Executive Chairman;

●	presides over executive sessions of the independent directors;

●	serves as a liaison between the independent directors and the Executive Chairman and Chief Executive Officer;

●	coordinates with the Executive Chairman and Chief Executive Officer in developing and approving agendas, schedules, and materials for Board meetings; and

●	is available for consultation with significant shareholders.

In accordance with Section 303A.03 of the NYSE listing standards, the independent non-management directors meet in executive sessions without management or non-independent directors present on a periodic basis. This occurred three times during 2024. Mr. Newton, as Lead Independent Director of the Board, presided over these meetings.

Related Party Transactions

With respect to potential transactions with related parties required to be disclosed pursuant to Item 404(a) of Regulation S-K, the Audit Committee charter provides that the Audit Committee must review and approve such transactions in advance after full disclosure of the nature and extent of the related party’s interest in any such transaction. See “Certain Relationships and Related Party Transactions” for a description of such related party transactions since the beginning of 2023 or that are currently proposed.

Board Committees and Membership

The Board held four meetings during 2024. During 2024, each of the directors attended at least 75% of the meetings of the Board and of all committees of the Board on which such director served.

Our Board has the following committees: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee, and the Executive Committee.

Audit Committee. The purpose of the Audit Committee, which is set forth in its charter, is, among other things, to assist the Board in its oversight of the integrity of the Company’s financial statements; the Company’s compliance with legal and regulatory requirements; the independent auditor’s qualifications and independence; and the performance of the Company’s internal audit function and independent auditor. The Audit Committee held four meetings during 2024. The current members of the Audit Committee are Messrs. Boger, Hare and Newton (as Chairman). The Board has affirmatively determined that Mr. Hare is an “audit committee financial expert” as that term is defined under applicable SEC rules. The identification of Mr. Hare as an audit committee financial expert does not impose on him any duties, obligations or liabilities that are greater than the duties, obligations and liabilities imposed on the other members of the Audit Committee. The Board has determined that all members of the Audit Committee are independent in accordance with NYSE and SEC rules governing audit committee member independence. The report of the Audit Committee is set forth in this proxy statement under the heading “Report of Audit Committee.”

Compensation Committee. The purpose of the Compensation Committee is to carry out the overall responsibility of the Board relating to executive officer compensation. In carrying out this purpose, the Compensation Committee has the responsibility, as set forth in its charter, to, among other things, establish and review the overall compensation philosophy of the Company; review and approve our goals and objectives relevant to the Chief Executive Officer’s and other executive officers’ compensation; and evaluate the performance of the Chief Executive Officer and other executive officers in light of established goals and objectives and, based on such evaluation, determine and approve compensation of the Chief Executive Officer and other executive officers. The Compensation Committee also administers the Company’s various equity incentive plans. The Compensation Committee held four meetings in 2024. The current members of the Compensation Committee are Messrs. Boger (as Chairman), Garcia, McTear and Newton. The Board has affirmatively determined that all members of the Compensation Committee are independent, in accordance with NYSE, SEC and IRC rules governing independence. The report of the Compensation Committee is set forth in this proxy statement under the heading “Report of Compensation Committee.”

Nominating and Corporate Governance Committee. The purpose of the Nominating and Corporate Governance Committee, as set forth in its charter, is to, among other things, assist the Board in fulfilling its responsibilities to shareholders by identifying individuals qualified to become directors of the Company, recommending candidates to the Board for all directorships, developing and recommending to the Board an applicable set of corporate governance principles, and overseeing the evaluation of the Board and management. In addition, pursuant to its charter, the Nominating and Corporate Governance Committee is empowered with formal oversight responsibilities of the Company’s commitment to environmental, social and governance (“ESG”) matters. The Nominating and Corporate Governance Committee held two meetings in 2024. The current members of the Nominating and Corporate Governance Committee are Messrs. Boger, Hare (as Chairman), Newton and Spainhour and Ms. McClain. The Board has determined that all members of the Nominating and Corporate Governance Committee are independent in accordance with NYSE and SEC rules governing nominating committee independence. In recommending candidates to the Board for nomination as directors, the Nominating and Corporate Governance Committee strives to identify individuals who bring a unique perspective to Gray’s leadership and contribute to the overall diversity of our Board. Although the Nominating and Corporate Governance Committee has not adopted a specific written diversity policy, in practice, the Nominating and Corporate Governance Committee considers various characteristics and other qualities the Nominating and Corporate Governance Committee may consider appropriate, such as requisite judgment, skill, integrity and experience. The Nominating and Corporate Governance Committee does not assign a particular weight to these specific factors. Rather, the Nominating and Corporate Governance Committee looks for a mix of factors that, when considered along with the experience and credentials of the other candidates and existing directors, will provide shareholders with a diverse and experienced Board. Historically, the Nominating and Corporate Governance Committee has not determined a need to use a recruiting firm to assist with this process.

Executive Committee. The Executive Committee is authorized, subject to any legal or regulatory limits or as specified by the Board, to take such actions between meetings of the Board, as necessary to manage our business affairs, and to facilitate communication and coordination among the senior leadership of our Board. The current members of the Executive Committee are Messrs. Boger, Hare, Howell and Newton and Ms. Howell.

Selection of Director-Nominees

The Nominating and Corporate Governance Committee will consider recommendations for director nominees submitted by shareholders. The Nominating and Corporate Governance Committee’s evaluation of candidates recommended by our shareholders does not differ materially from its evaluation of candidates recommended from other sources. Shareholders wishing to recommend director candidates for consideration by the Nominating and Corporate Governance Committee may do so by writing to our Corporate Secretary, giving the candidate’s name, biographical data, qualifications and all other information that is required to be disclosed under the applicable rules and regulations of the SEC. The foregoing information should be forwarded to the Nominating and Corporate Governance Committee, c/o Corporate Secretary, Gray Media, Inc., 4370 Peachtree Road, N.E., Atlanta, Georgia 30319.

Risk Management

Management of the Company is responsible for the Company’s day-to-day risk management, and the Board serves in an oversight role, including with respect to risk management. The Audit Committee assists the Board in fulfilling this risk management oversight function. The Audit Committee and management of the Company periodically review the Company’s policies with respect to risk assessment and risk management, including major financial risk exposures and the internal controls and procedures in place to manage such risks, as well as the steps that management takes to monitor and control such exposures. In addition, the Audit Committee and the Board consider risk-related matters on an on-going basis in connection with deliberations regarding specific transactions and issues. The Compensation Committee provides oversight of the Company’s risk management processes in the design, implementation and operation of the Company’s incentive compensation policies, practices and plans for executive officers and other employees. The Company believes that the Board’s leadership structure supports the risk oversight function of the Board. Experienced directors chair each of the various committees, there is open communication between management and members of the Board, and the Board is active in fulfilling its oversight role of risk management.

Social Responsibility

At Gray, the Company operates in alignment with its values to serve its customers, create long-term value for its shareholders, and advance the well-being of its communities. Gray is guided by its principles: commitment to integrity, delivering impact in its research and reporting, and supporting the communities where we work. Today, Gray’s stakeholder-focused strategy is further embedded throughout its business, exhibited by providing opportunities for its people, sustainability in its operations, and responsible business practices.

As a local television broadcaster, Gray believes it is both a mission and responsibility to serve its local communities by providing accurate, timely, and unbiased news and information. As the second largest television broadcasting company in the United States, reaching roughly 47 million households, Gray recognizes the responsibility that comes with its impact. The Company does not take lightly its commitment to ensure the accuracy and integrity of its news coverage and programs. As a testament to the quality of its local service, Gray’s television stations comprise the largest portfolio of top-rated local news stations in the country, including 78 markets with the top-rated television station and 99 markets with the first and/or second highest rated television station, as well as the largest Telemundo Affiliate group with 44 markets (according to Comscore, Inc.). The Company is committed to journalistic integrity, and Gray’s local stations are routinely recognized for their journalistic achievements through local, regional, and national awards. Among the awards in 2024 were eight national Murrow and 78 regional Murrow awards, three Sigma Delta Chi Awards from the Society of Professional Journalists, and a national duPont-Columbia award.

Gray strives to support and embrace the communities it serves by sponsoring and participating in a wide array of community engagement activities in each of its markets. These include supporting local food banks, education initiatives, and local relief organizations.

At Gray, its employees help shape local news and deliver stories that matter. They are the Company’s greatest strength, and Gray seeks to provide an environment that focuses on continual growth, inclusion, and innovation. Gray’s leadership believes the substantial skills, experience and industry knowledge of its employees and its training programs benefit its operations and performance. Gray offers a variety of training programs, skills development, leadership, and internship opportunities across corporate offices and local stations. In addition, Gray operates a variety of leadership development programs for exceptional employees as well as rising media professionals, students, interns, and fellows. Each year, the Company invests millions of dollars in in-person and virtual training and professional development programs for its employees. Gray’s goal is to continually expand and improve its offerings to meet employees’ needs.

STOCK OWNERSHIP

The following table sets forth certain information regarding the beneficial ownership of our Class A common stock and our common stock as of March 7, 2025 by (i) any person who is known to us to be the beneficial owner of more than 5.0% of our Class A common stock or our common stock, (ii) our current directors (all of whom are also nominees for director), (iii) each current executive officer named in the Summary Compensation Table below and (iv) all current directors, director nominees, and current executive officers as a group. For purposes of this table, a person is deemed to be a beneficial owner of a security if he or she has or shares the power to vote or to direct the voting of such security, or the power to dispose or to direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same securities. A person is also deemed to be a beneficial owner of any securities that such person has the right to acquire beneficial ownership of within 60 days. Except as otherwise indicated, the persons named in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them. The information as to beneficial ownership has been furnished by the respective persons listed in the following table. The percentages of each class are based on 92,287,559 shares of common stock and 9,586,408 shares of Class A common stock outstanding as of March 7, 2025. Shares underlying outstanding stock options exercisable within 60 days of such date are deemed to be outstanding for purposes of calculating the percentage owned by such holder.

	Class A Common Stock Beneficially Owned (GTNA)		Common Stock Beneficially Owned (GTN)		Combined Voting Power of Common Stock and Class A Common Stock
Name	Shares	Percent	Shares	Percent	Percent
Richard L. Boger (1)	8,683	*	55,347	*	*
Luis A. Garcia (1)	6,917	*	65,024	*	*
Richard B. Hare (1)	9,607	*	61,221	*	*
Hilton H. Howell, Jr. (2)	4,807,165	50.1%	1,572,186	1.7%	26.4%
Robin R. Howell (3)	4,807,165	50.1%	1,572,186	1.7%	26.4%
Howell W. Newton (1)	22,195	*	92,252	*	*
Donald P. LaPlatney (4)	-	*	1,234,968	1.3%	*
Lorraine McClain (1) (5)	-	*	53,386	*	*
Paul H. McTear (1)	-	*	95,360	*	*
Harriett J. Robinson (6)	4,958,468	51.7%	1,635,486	1.8%	27.2%
Sterling A. Spainhour (1)	-	*	43,727	*	*
Kevin P. Latek (7)	53,517	*	642,914	*	*
Sandra Breland McNamara (8)	-	*	546,414	*	*
James C. Ryan (9)	-	*	687,465	*	*
Jeffrey R. Gignac (10)	-	*	682,947	*	*
All directors and executive officers as a group (15 persons) (11)	8,867,552	92.5%	6,636,197	7.2%	50.7%
Atlantic American Corporation (12)	880,272	9.2%	106,000	*	4.7%
BlackRock, Inc. (13)	-	*	7,324,517	7.9%	3.9%
The Capital Management Corporation (14)	-	*	5,763,336	6.2%	3.1%
The Vanguard Group (15)	-	*	5,156,292	5.6%	2.7%

*	Less than 1%.

(1)	Includes: 23,739 restricted shares of common stock as to which such director has voting, but not dispositive power.

(2)

Includes: (a) 81,635 shares of Class A common stock and 104,965 shares of common stock owned by Mr. Howell’s wife directly, as to which shares he disclaims beneficial ownership; (b) 999,000 shares of Class A common stock and 832,500 shares of common stock held in trusts for the benefit of his children, as to which shares he disclaims beneficial ownership; (c) 500 shares of Class A common stock owned by his children as to which shares he disclaims beneficial ownership; and (d) 17,112 shares of common stock held through his 401(k) plan. Also includes 2,128,414 restricted shares of Class A common stock as to which Mr. Howell has voting, but not dispositive, power.

(3)

Includes: (a) an aggregate of 3,726,030 shares of Class A common stock and 634,721 shares of common stock owned directly by Mrs. Howell’s husband or held through his 401(k) plan (including the 2,128,414 restricted shares of Class A common stock included in note (2) above); (b) 500 shares of Class A common stock owned by her children; (c) 999,000 shares of Class A common stock and 832,500 shares of common stock held in trusts for the benefit of her children; and (d) 23,739 restricted shares of common stock as to which Mrs. Howell has voting but not dispositive power. Mrs. Howell disclaims beneficial ownership of all such securities. In addition, this excludes shares beneficially held by Mrs. Robinson as trustee for the benefit of Mrs. Howell, as to which Mrs. Howell has no voting or dispositive power.

(4)	Includes: (a) 1,905 shares of common stock held through his 401(k) plan; and (b) 882,450 restricted shares of common stock as to which Mr. LaPlatney has voting, but not dispositive power.

(5)	Includes 500 shares of common stock held by Mrs. McClain's husband.

(6)

Includes an aggregate of 2,188,180 shares of Class A common stock and 942,250 shares of the common stock held by various trusts for the benefit of Mrs. Robinson’s daughters or grandchildren, with respect to which Mrs. Robinson serves as trustee. Mrs. Robinson disclaims beneficial ownership of all such securities. Also, this includes an aggregate of 1,728,071 shares of Class A common stock and 216,000 shares of common stock owned by certain entities controlled by Mrs. Robinson, including Atlantic American Corporation. The address for Mrs. Robinson is 4370 Peachtree Road N.E., Atlanta, Georgia 30319.

(7)	Includes: 638,006 restricted shares of common stock as to which Mr. Latek has voting, but not dispositive, power.

(8)	Includes: (a) 1,905 shares of common stock held through her 401(k) plan; and (b) 484,119 restricted shares of common stock as to which Ms. Breland has voting, but not dispositive, power.

(9)	Includes: (a) 17,515 shares of common stock held through his 401(k) plan; and (b) 272,842 restricted shares of common stock as to which Mr. Ryan has voting, but not dispositive, power.

(10)	Includes: 664,712 restricted shares of common stock as to which Mr. Gignac has voting, but not dispositive, power.

(11)

Includes: (a) 2,128,414 restricted shares of Class A common stock; and (b) 3,132,041 restricted shares of common stock, as to which the directors and executive officers have voting, but not dispositive, power.

(12)

This information is based solely on Gray’s review of a Form 4 filed with the SEC on December 18, 2019, by Atlantic American Corporation. Bankers Fidelity Life Insurance Company, a wholly owned subsidiary of the company, owns directly 880,272 shares of Class A common stock. Atlantic American Corporation owns directly 56,000 shares of common stock. American Southern Insurance Co., a wholly owned subsidiary of the company, owns directly 50,000 shares of common stock. The address of Atlantic American Corporation is 4370 Peachtree Road, NE, Atlanta, GA 30319.

(13)

This information is based solely on Gray’s review of a Schedule 13G/A filed with the SEC on January 25, 2024, by BlackRock, Inc. The address of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.

(14)

This information is based solely on Gray’s review of a Schedule 13G filed with the SEC on February 6, 2025, by The Capital Management Corporation. The address of The Capital Management Corporation is 4101 Cox Road, Suite 110, Glen Allen, Virginia 23060.

(15)

This information is based solely on Gray’s review of a Schedule 13G filed with the SEC on February 13, 2024, by The Vanguard Group. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Named Executive Officers

The following discussion is focused primarily on the Company’s compensation philosophy, policies and programs as they relate to our “named executive officers” (or “NEOs”) for 2024, which consist of the following current and former executive officers:

Name	Executive Officer Since	Age	Position
Hilton H. Howell, Jr.	2000	63	Executive Chairman and Chief Executive Officer
Donald P. LaPlatney	2019	65	President and Co-Chief Executive Officer
James C. Ryan	1998	64	Former Executive Vice President, Chief Financial Officer*
Jeffrey R. Gignac	2024	49	Executive Vice President, Chief Financial Officer**
Kevin P. Latek	2012	54	Executive Vice President, Chief Legal and Development Officer, and Secretary
Sandra Breland McNamara	2023	62	Executive Vice President, Chief Operating Officer

*

Mr. Ryan served as Executive Vice President and Chief Financial Officer through June 30, 2024. He will continue his employment with the Company in the role of Senior Advisor through his voluntary retirement on December 31, 2025.

**	Mr. Gignac joined the Company as Executive Vice President, Finance on April 1, 2024 and transitioned into his current role as Executive Vice President and Chief Financial Officer on July 1, 2024.

Philosophy and Elements of Compensation Program

The goals of our executive compensation program are to attract, retain, motivate and reward our executive officers. We believe that the most appropriate executive compensation program is one that is competitive, yet conservatively designed, and that aligns long-term compensation with the creation of shareholder value and good corporate governance.

We have designed our executive compensation program to reflect the following best practices:

	What We Do		What We Don’t Do
●	Provide pay opportunities that are appropriate to the size and scale of the Company;	●	Pay dividends or dividend equivalents on unearned equity awards until such awards actually vest;
●	disclose financial performance metrics and goals used in our incentive programs;	● ●	allow repricing or backdating of stock options without shareholder approval; provide excise tax gross ups;
●	provide only limited perquisites;	●	allow executive officers to hedge Company stock;
●	maintain meaningful executive stock ownership and retention guidelines;	●	provide special supplemental executive retirement programs; and
●	annually review the risk profile of compensation programs and maintain risk mitigators;	●	provide tax gross-ups on perquisites.
●	provide moderate change-in-control protection;
●	require double-trigger change-in-control vesting on long-term equity awards;
●	maintain a NYSE-compliant clawback policy providing for recovery of certain erroneously awarded incentive-based compensation in connection with a financial restatement;
●	retain an independent compensation consultant engaged by, and who reports directly to, the Compensation Committee; and
●	align pay with performance, as a majority of compensation is performance–based.

The overall compensation program for our executive officers is designed to provide the Compensation Committee with the flexibility to offer a combination of cash (both fixed and incentive-based) and equity-based compensation opportunities in order to retain, motivate and reward our executive officers, as well as to align their interests with those of our shareholders. To accomplish these goals, the Compensation Committee strives to achieve an appropriate level of compensation in order to:

●

motivate our executive officers to deliver superior performance in the short term by providing competitive base salary increases, and annual incentive opportunities based upon satisfying specific achievements;

●

align the interests of our executive officers with the long-term interests of our shareholders through the grant of equity-based compensation that offers market–competitive, long–term compensation opportunities, with the potential for enhanced compensation in extraordinary circumstances;

●	provide upside and downside risk aligned with other shareholders through meaningful stock ownership by our executive officers;

●	provide an overall compensation package that promotes retention of our executives and is aligned with the defined target market position; and

●	in exceptional circumstances, reward extraordinary performance with special one-time awards.

The primary components of our executive compensation and benefit programs are summarized in the following table:

Program Element			Purpose/Objective
Fixed	Base Salary	●

Provide a base level of compensation that is competitive in relation to the responsibilities of each executive’s position in order to attract and retain the talent needed to successfully manage our business and execute our strategies, and reward individual performance.

At Risk	Annual Non-Equity Incentive Opportunity	●	Promote the achievement of the Company’s annual strategic, operational and financial goals;

	Long-Term Equity Incentive Opportunity	●	align the interests of executives with those of our shareholders;

		●	motivate and reward executives based upon our success in delivering superior value to our shareholders; and

		●	retain the executive talent necessary to successfully manage our business and execute our strategies.

Benefits	Retirement Programs Perquisites	●	Reward employees through retirement savings opportunities and provide a competitive level of benefits consistent with market practices;

		●	provide limited additional benefits consistent with competitive practices;

		●	increase efficiencies and allow more productive use of NEOs’ time and therefore greater focus on company–related activities; and

	Post-Termination Compensation and Benefits	●	Attract and retain high-quality executives by providing a reasonable level of financial stability in the event of involuntary termination.

Overview of 2024 Performance and Compensation

During 2024, despite the continued challenging macroeconomic environment for broadcasters, our Company continued to perform well, made significant progress financially as well as operationally, and was able to reduce our indebtedness and return capital to our shareholders through quarterly dividends. The Company completed our peer group’s only capital markets activity in 2024, accessing capital markets for significant refinancing including two rounds of increases in our revolving credit facility. As a result, our next material debt maturity will not occur until 2027, following the 2026 political cycle. We relentlessly pursued and achieved key operational and strategic objectives for the year, including an intense focus on strengthening our balance sheet by retiring $520 million of principal of our outstanding debt, expanding, as well as launching new content initiatives, and achieving the highest level of political advertising revenue reported among our peers, in total and on a per television household basis.

The Compensation Committee’s philosophy and decisions during 2024 continued to be driven by the objectives of motivating our executive officers and recognizing them for their unwavering efforts and leadership. The Committee recognized the positive long-term developments that the Company and its executives were able to achieve during the year.

Consistent with the approach in prior years, actual compensation paid in and for 2024 was intended to reward a number of significant achievements, particularly in light of the Company’s overall, and each individual officer’s, performance in successfully executing on our operational and strategic objectives, and positioning the Company for long-term success. The Committee believes the Company’s performance in 2024 resulted from not only the extraordinary strategic leadership of senior management, but also their operational successes, all of which continued to contribute to building long-term value for the Company’s shareholders, including, but not limited, to the following:

●

Achieving political advertising revenue that surpassed our peers in total and on a per television household basis during 2024, according to the most recent data available, due to our strong operations, strategic sales initiatives and training;

●	continuing to rank first among television broadcast affiliate groups in portfolio quality based upon station rankings in their respective markets;

●	significantly reduced capital expenditures and announced additional cost containment measures to reduce our operating expense run-rate;

●	successful renewals of our retransmission agreements at our financial expectations, with all such agreements completed without consumer disruptions or “blackouts”;

●

continued success in developing and implementing our strategic programming initiatives, which included expanding Local News Live with new programming in weekend and weekday slots to provide additional first-rate content for stations to broadcast and/or stream, including extensive on-the-ground coverage of primaries, both major political conventions, elections, and hurricanes;

●

continued focus on excellence in journalism, which resulted in eight national Murrow and 78 regional Murrow awards; three Sigma Delta Chi Awards from the Society of Professional Journalists; and a national duPont-Columbia award;

●

continued to execute on our historic sports initiatives, adding numerous broadcast rights deals with NBA, WNBA, MLB, NFL Preseason, NHL, USL Championship, and Major League Rugby teams as well as college and other professional teams across multiple sports leagues;

●

strategically managing our indebtedness, by opportunistically refinancing certain of our indebtedness to extend our closest material maturity to 2027 and retiring $520 million of principal of our outstanding debt;

●	further strengthening our operational efficiency and our overall balance sheet through our financial performance and disciplined financial management; and

●	completed construction of the Assembly Studios facilities, generating revenue and positive cash flow that is expected to provide additional diversification from our broadcasting operations.

As a result of these and other accomplishments by management throughout 2024, the annual non-equity incentive compensation program paid out at 120% of target for each of the NEOs, in recognition of both overall exceptional performance of the Company as well as the individual contributions of each of the executive officers during the year.

A majority of target total direct compensation (base salary, non-equity incentive compensation paid and targeted long-term equity incentive awards granted) in 2024 is considered “at risk,” meaning that the compensation either is subject to stock price volatility or would only be earned by the Company or the individual meeting annual performance goals. The composition of “at risk” pay in 2024 for the NEOs who are still executive officers was as follows:

Compensation Framework: How We Make Decisions

Role of the Compensation Committee

The Compensation Committee of the Board maintains responsibility for establishing, reviewing and implementing our overall executive compensation philosophy. The Compensation Committee also administers our executive compensation programs through the development, evaluation and implementation of compensation plans, policies and arrangements for our executive officers; the approval of the compensation of each of our Named Executive Officers; and by the administration of our equity incentive plans. The Compensation Committee consists of four members of our Board: Messrs. Boger (as Chairman), Garcia, McTear and Newton. The Board has affirmatively determined that all members of the Compensation Committee are independent in accordance with applicable NYSE, SEC and IRC rules governing independence.

Role of the Independent Compensation Consultant

In evaluating, developing and implementing a compensation framework, policies and awards, the Compensation Committee works closely with an independent compensation consultant. The Compensation Committee directly hires, and has sole authority to terminate, the compensation consultant and to determine the terms and conditions of their engagement. The compensation consultant reports directly to the Compensation Committee.

For 2024, the Compensation Committee continued its engagement of Meridian Compensation Partners, LLC (“Meridian”), a leading compensation consulting firm, as its compensation consultant to advise the Compensation Committee in connection with the development and ongoing implementation of Gray’s compensation philosophy, policies and practices, including through:

●

Striving to ensure the market-competitiveness of compensation for each executive based on his or her role, as compared to market data for similar roles within the Company’s peer group, including an annual review, and updates where appropriate to that peer group, described below;

●

establishing goals under the Company’s annual non-equity incentive compensation program based on achievement of defined quantitative financial metrics, as well as qualitative goals and objectives established in the first quarter of the fiscal year;

●

evaluating developments at the Company, in the television broadcast industry and the macro-economy to help ensure the Company’s incentive compensation program operates effectively and provides appropriate compensation and retention incentives to the executives; and

●	applying appropriately updated methodologies and market data in making incentive compensation decisions, all as described below.

The Compensation Committee takes steps to monitor and maintain the independence of its compensation consultant, and as part of that process annually reviews the role and responsibilities of the compensation consultant and considers the independence factors established by the SEC related to conflicts of interest. As a result of the policies and procedures in place with respect to its compensation consultant, the Compensation Committee believes that Meridian is able to provide candid, direct and objective advice to the Compensation Committee that is not influenced by management. Meridian does not have a relationship with, nor in 2024 did it provide any services to, the Company or the Compensation Committee other than in connection with the engagement as described above. As a result, the Compensation Committee believes that Meridian is fully independent for purposes of serving as the Compensation Committee’s compensation consultant and its work does not raise any concerns regarding conflicts of interest.

Role of Executive Officers

At the request of the Compensation Committee, Mr. Howell, the Company’s Executive Chairman and Chief Executive Officer, often participates in meetings of the Compensation Committee to provide input and answer questions related to management, business objectives and the performance of Gray and its executive officers. Mr. Howell presents individual pay recommendations for each of the NEOs, other than himself, and provides updates to the Compensation Committee on individual and Company performance as it relates to incentive plan progress. Neither Mr. Howell nor any other employee of the Company is present when the Compensation Committee meets in executive session to make executive officer compensation decisions.

Mr. Latek and our Chief Financial Officer may also participate in Compensation Committee meetings at the request of the Compensation Committee from time to time to provide input and recommendations for consideration of elements of program design and factors to be considered in establishing incentive compensation objectives.

Say-On-Pay Vote

Since the adoption of the Dodd-Frank Act, Gray’s shareholders have been given the right to vote to approve, on an advisory, non-binding basis, the compensation of Gray’s NEOs at specified intervals. At Gray’s 2023 annual shareholders meeting, a plurality of the shareholders voted that the Company should conduct such advisory vote every three years. Gray’s shareholders had the opportunity to consider and vote to approve, on a non-binding advisory basis, the compensation of Gray’s NEOs at Gray’s 2023 annual shareholders meeting and are expected to be provided another opportunity to vote on such compensation at our 2026 annual shareholders meeting. At Gray’s 2023 annual shareholders meeting, approximately 85% of the votes cast on our advisory say-on-pay proposal were voted to approve the compensation paid to our NEOs. As a result of the significant level of approval, we continued to apply similar principles to our executive compensation decisions for fiscal years 2023 and 2024.

Compensation Review Processes and Findings

Since 2017, the Compensation Committee has engaged Meridian to assist in evaluating our executive compensation program structure and governance processes, and continually reviews the goals, elements and operation of our compensation programs, and takes into account say-on-pay voting results. From time to time, the Compensation Committee also engages in dialogue or obtains other feedback about our compensation programs from key shareholders.

What We Have Heard		How We Have Responded
Concerns over discretionary bonus payouts despite failure to meet performance thresholds under the program	●	Reviewed annual non-equity incentive program design relative to peers to better understand the competitive landscape;

	●	redesigned annual non-equity incentive program to include qualitative factors in the program in lieu of prior periodic awards outside of the program formula on a discretionary basis; and

	●	added an individual performance multiplier (beginning in 2018) to enable differentiation based on individual contributions.
Lack of transparency in proxy disclosure related to annual incentive program performance	●

Continually enhance our Compensation Discussion and Analysis disclosure to help readers better understand the compensation program features, rationale for metric selection, impact of prospective changes made and how overall business strategy ties to pay results.

Lack of performance-vesting criteria on equity grants	●	Added performance vesting criteria to the long-term incentive equity award for our CEO in 2018, for our Co-CEO when he joined the Company in 2019, and for the other NEO positions beginning in 2022.

No risk mitigators in place	●	Adopted stock ownership guidelines for executive officers (in 2018) and directors (in 2018) to promote stock ownership and help ensure alignment with shareholders;

	●	adopted a clawback policy (in 2018) for bonus or incentive payments in the event that a restatement adversely impacts performance metrics or targets used to determine payouts of incentive awards, in order to mitigate compensation-related risks;

	●	adopted an additional clawback policy (in 2023) that complies with the NYSE requirements, and provides for recovery of erroneously incentive-based compensation in connection with a financial restatement;

	●	adopted an anti-hedging policy (in 2018) that prohibits directors and executive officers from engaging in derivative or hedging transactions involving the Company’s securities; and

	●	moved from single trigger to double trigger change-in-control vesting restrictions (in 2018) for equity awards to motivate the executives to maximize any transaction value for the longer term.

Other governance items of interest	●

Implemented a change-in-control severance plan (which excludes excise tax gross-ups) given industry consolidation and a desire to maintain continuity of executive team in the event of such a transaction;

	●	annually evaluate, and revise when appropriate, compensation comparator peer group to include companies that more closely align to the broadcasting industry; and

	●	memorialized the Company’s insider trading policy to maintain and foster compliance by the Company and its subsidiaries, as well as the Company’s directors, officers and employees, with the federal securities laws applicable to their transactions with the Company’s securities.

These ongoing efforts by the Compensation Committee have resulted in refinements to the compensation programs in an effort to:

●	Increase transparency through enhanced disclosure;

●	limit discretionary payouts, particularly when performance thresholds are not achieved;

●	increase individual accountability;

●	more closely align to market practice, both in quantum and in plan design;

●	focus on the achievement of specific quantitative and qualitative performance objectives;

●	mitigate excessive risk taking; and

●	promote equity ownership.

We value our shareholders’ input, and our goal is to continue to enjoy strong shareholder support for our compensation programs by designing our compensation programs to support our overall compensation philosophy and to align with the creation of shareholder value. The Compensation Committee is committed to continuing to seek investor feedback on executive compensation issues and to design and implement compensation programs that not only serve to attract, incent and retain our key executive officers but also serve the long-term interests of our shareholders.

Determining Competitive Practices

The Compensation Committee, with the assistance of Meridian, has identified, and evaluates the compensation policies and practices of, a peer group for purposes of determining appropriate compensation structure, types and amounts for our executive officers. Specifically, for 2024, the Compensation Committee used the peer group for relevant executive compensation comparisons such as market valuations of similar positions, and referenced certain compensation amounts and opportunities for each executive officer to market data for executives performing similar roles at peer group companies.

As part of the Compensation Committee’s periodic review and analysis of the peer group it evaluates, in late 2023 the Compensation Committee, with the assistance of its compensation consultant and executive officers, evaluated the existing peer group and concluded that there had not been any significant changes to the Company, or to the peer group, that would necessitate a change in the peer group for 2024. As a result, the following compensation peer group, which had also been used for 2023, was considered in developing comparative market data for each of the executive officers for 2024 compensation decisions:

AMC Networks Inc.	Gannett Co., Inc.	Nexstar Media Group, Inc.
Audacy, Inc.	IAC/InterActive Corp	Sinclair Broadcast Group, Inc.
The E.W. Scripps Company	iHeartMedia, Inc.	TEGNA, Inc.
Fox Corporation	The New York Times Company

The Compensation Committee believes that the use of peer group market data for determining executive compensation is appropriate and provides relevant data to help the Compensation Committee execute on its compensation philosophy.

Process for Establishing Executive Officer Total Compensation

Peer group data is one of many inputs used by the Compensation Committee when establishing pay levels for the Company’s NEOs. In establishing NEO compensation levels for 2024, the Compensation Committee, with input from the Company’s Executive Chairman and Chief Executive Officer (with respect to the other executive officers) and its independent compensation consultant, considered and evaluated historical and expected executive performance, peer group compensation metrics, internal pay equity considerations and a competitive market study prepared by the compensation consultant.

Compensation Decisions Made for 2024

Base Salary

The base salary element of our executive compensation program provides each NEO with a fixed amount of annual cash compensation, intended to ensure an appropriate amount of financial certainty. Salaries for the NEOs are generally subject to annual review and adjustment by the Compensation Committee based on the size and complexity of the Company and its operations, the scope of each individual executive’s role, the knowledge and experience of the individual executive, the competitiveness of the executive’s total compensation as compared to the peer group, the performance of the incumbent and other factors.

Consistent with its practice of making initial compensation decisions for a fiscal year in the first quarter of each year, the Compensation Committee approved base salaries for our NEOs for 2024 at meetings held in February 2024. Mr. Gignac was appointed Executive Vice President, Finance, effective April 1, 2024, and Executive Vice President, Chief Financial Officer, effective July 1, 2024 following the announcement of the impending retirement of his predecessor, Mr. Ryan, in that position. The Compensation Committee also approved his base salary (and other elements of his compensation) in February 2024 in connection with his potential appointment. After consideration of the factors described above, the Compensation Committee approved the following base salary increases for each of the NEOs (other than Mr. Gignac) to more closely align with the competitive market and desired pay positioning, to recognize the growth in the business and to reward individual performance contributions to the Company:

Name	2023 Base Salary Rate ($)	2024 Base Salary Rate ($)	% Increase
Hilton H. Howell, Jr.	1,458,000	1,531,000	5%
Donald P. LaPlatney	1,242,000	1,304,000	5%
James C. Ryan (1)	891,000	1,218,000	37%
Jeffrey R. Gignac (2)	-	850,000	-
Kevin P. Latek	891,000	936,000	5%
Sandra Breland McNamara	775,000	814,000	5%

(1) In connection with James C. Ryan’s retirement as Executive Vice President and Chief Financial Officer and transition to Senior Advisor, the Compensation Committee approved Mr. Ryan’s annual salary of $1,500,000 for the period from July 1, 2024, through December 31, 2025, when Mr. Ryan is expected to retire from the Company. Mr. Ryan's 2024 base salary was prorated, six months at an annual rate of $936,000 for his time as our Chief Financial Officer, and six months at an annual rate of $1,500,000 for his time as our Senior Advisor. In his role as Strategic Advisor, Mr. Ryan will no longer participate in the Company’s annual incentive program.

(2) Jeffrey R. Gignac was appointed Executive Vice President, Finance, on April 1, 2024, and Executive Vice President, Chief Financial Officer, on July 1, 2024. The Compensation Committee approved his initial base salary in connection with his April 2024 hire. Mr. Gignac's 2024 base salary was prorated at an annual rate of $850,000 based on the start of his employment.

In early 2025, Mr. Howell had informed the Compensation Committee that, in light of the macroeconomic challenges facing the broadcast television industry, each of the NEOs had requested that their base salary not be increased for 2025 over the levels for 2024. Accordingly, in February 2025, the Compensation Committee determined not to increase the base salaries for any of our NEOs for 2025.

The Compensation Committee’s practice is to continue to monitor the named executive officers’ base salaries, and make adjustments from time to time as appropriate.

Annual Non-Equity Incentive Compensation Program

The objective of our annual non-equity incentive compensation program is to focus executive officers on attaining specific short-term financial and operational goals that contribute to the long-term success of our business. The annual non-equity incentive compensation program is designed to reward achievement for both Company performance as well as individual performance, when warranted.

In 2024, the overall program design was similar to 2023, with 60% of the target opportunity earned based on performance against select quantitative financial metrics and 40% earned based on performance against qualitative goals that focus on operational and strategic metrics. Goals are typically determined at the Compensation Committee’s regularly scheduled meeting in the first quarter of each year after a review of financial and other performance data from the prior year and certain internally forecasted financial information. The quantitative metrics are designed to provide focus and certainty for management in striving to achieve pre-established financial goals that will lead to overall company success. Qualitative performance metrics will generally be chosen from those the Compensation Committee deems appropriate to motivate the Company’s executive officers towards the achievement of performance-based objectives that are in the Company’s long-term best interests. The program is designed with the ability to modify the payout of the award +/- 25% based upon individual performance, if warranted, but not to exceed the overall maximum payout amount of 200% of target.

Quantitative Performance Metrics (60% weight)

For 2024, the Compensation Committee again selected the following three quantitative metrics against which to measure performance - which are considered by management to be critical factors in driving revenue and profitability for the Company:

Revenue (Net of Acquired Stations and Political) (weighted 15%)	●	Calculated as total revenue net of agency commissions, and excluding revenue from any stations acquired in the current year and political advertising revenue.

Revenue from Acquired Stations and Political (weighted 15%)	●	Defined as total revenues (net of agency commissions) from any stations acquired in the current year and political advertising revenue.

Broadcast Cash Flow (Net of Completed Transactions and Political Revenue) (weighted 30%)	●

Defined as net income plus loss on early extinguishment of debt, non-cash corporate and administrative expenses, non-cash stock-based compensation, depreciation and amortization (including amortization of intangible assets and program broadcast rights), any loss on disposal of assets, any miscellaneous expense, interest expense, any income tax expense, non-cash 401(k) expense, less any gain on disposal of assets, any miscellaneous income, any income tax benefits and payments for program broadcast rights.

For each performance metric, the target performance goal under the Company’s annual non-equity incentive compensation program is aligned with the Company’s internal business plan and annual budget (except that for any acquired stations, 80% of the budgeted revenue for any such acquired stations would be established as the target), all as approved by the Compensation Committee. Threshold goals were generally established at 80% of the applicable target so that a minimum level of performance was required to be achieved before any incentive payment would be awarded, with a significant reduction to the incentive eligible to be earned if results were below target. Maximum award levels were established at achievement of 110% of target levels, as the Compensation Committee believed this represented an appropriate amount of stretch for the goals.

The Compensation Committee sets the threshold, target and maximum criteria at the start of each fiscal year to help ensure that an appropriate degree of difficulty is incorporated into the goals. In addition, and in order to minimize the potential for changes in goals throughout the year, performance for determining award eligibility is evaluated excluding the results of any divested operations.

The following goals were established in February 2024 for the 2024 year:

Financial Performance Metrics	Threshold ($)	Target ($)	Maximum ($)
	(in thousands)
Revenues (net of political advertising and acquired stations)	2,668,470	3,335,587	3,669,146
Revenues (political advertising and acquired stations)	419,269	524,086	576,495
Broadcast cash flow (net of political advertising revenue and completed acquisitions)	713,654	892,067	981,274

Actual performance levels between threshold and target, or between target and maximum, are used to determine actual incentive awards. For purposes of calculating amounts payable under the annual non-equity incentive compensation program, actual Company performance compared to goal performance for each of the metrics was independently determined and calculated.

Qualitative Performance Metrics (40% weight)

As described above, the Compensation Committee believes that in light of, among other things, management’s efforts in developing and executing on operational and strategic objectives, including the successful continued growth of the Company through acquisitions, the increasing scope and complexity of the Company’s operations, and the range of contributions the executive officers make to enhancing the Company’s business operations and long-term value for shareholders, it is appropriate to include certain non-quantitative Company performance metrics (collectively the “qualitative metrics”) for purposes of determining performance under the annual non-equity incentive compensation program. Specifically, the qualitative metrics approved for measurement purposes in 2024, as in 2023 and 2022, were weighted at 40% of the total award opportunity and were comprised of a mix of factors that the Compensation Committee identified as important measures of success in achieving the Company’s long-term goals.

The qualitative metrics established by the Compensation Committee for 2024 consisted of the following five measures of the Company’s performance:

●	Effective balance sheet and capital structure management, prudent decision-making regarding debt structure and accessing capital markets and reduction of total debt level;

●	effective development of revenue opportunities and management of operating costs and capital expenses;

●	development and implantation of strategic programming initiatives that lessen reliance on the major broadcast networks;

●	development and implementation of strategies to unlock value of studio, production and other non-station investments; and

●	other significant activities that position the company for long-term stability and/or growth.

In considering and evaluating satisfaction of the qualitative factors, the Compensation Committee may also consider various factors that require significant effort of the management team but are not necessarily encompassed in the above list, such as quality of viewing, significant debt refinancing, equity raises, completion and successful integration of large scale acquisitions, stock price performance, short- and/or long-term growth in market capitalization, and other significant activities that position the Company for long-term stability and/or growth.

Annual Award Opportunities

Annual non-equity incentive compensation program payout opportunity levels are established to provide each NEO with a market-competitive incentive opportunity linked to achievement of the pre-determined financial goals, qualitative metrics and individual performance. Consistent with the Company’s overall compensation philosophy, annual non-equity incentive compensation program award opportunity levels (as a percentage of base salary) approved by the Compensation Committee for the NEOs for 2024 were as follows:

	Annual Incentive Opportunity
	Threshold	Target	Maximum
Hilton H. Howell, Jr.	75%	150%	300%
Donald P. LaPlatney	50%	100%	200%
James C. Ryan	50%	100%	200%
Kevin P. Latek	50%	100%	200%
Jeffrey R. Gignac (1)	50%	100%	200%
Sandra Breland McNamara (2)	50%	100%	200%

(1) Mr. Gignac’s 2024 target opportunity was approved in connection with his April 2024 hire.

(2) Ms. Breland’s threshold, target and maximum opportunity percentages were increased for 2024 as a result of her increased responsibilities and to more closely align to market competitive levels.

At the Compensation Committee’s regularly scheduled meeting in the first quarter of 2025, the achievement of financial goals for 2024 were certified, with resulting payouts approved following the Compensation Committee’s review of the Company’s financial results for the prior fiscal year. The Committee also reviewed certain publicly available information, data available from third parties, and internal proprietary data to assess the Company’s performance with respect to the qualitative metrics. Following careful consideration of all the information, the Committee concluded that on an overall basis the Company surpassed the goals of the 2024 qualitative metrics by satisfying essentially all of the identified metrics, despite the macroeconomic challenges facing the Company during 2024.

After assessing each qualitative objective, as well as reviewing additional factors that were deemed appropriate, the Compensation Committee determined that qualitative metric portions of the annual incentive compensation would be scored at 190% of target payout for that component. Total quantitative and qualitative metric amounts for the annual incentive compensation to each NEO were awarded as follows:

Financial Performance Metric	% Weight	Target (in thousands) ($)	Final Results (in thousands) ($)	% of Target Performance	% of Target Payout
Revenues (net of political + acquired stations)	15%	3,335.587	3,141,953	94%	85%
Revenues (political + acquired stations)	15%	524,086	497,255	95%	87%
Broadcast cash flow	30%	892,067	752,267	84%	61%
Qualitative metrics	40%	Scored Above Target			190%
Total payout (as % of target)					120%

Based upon the foregoing performance metrics, the annual short-term incentive opportunity award for 2024 paid out at 120% of target. Mr. Ryan’s annual short-term incentive opportunity award was prorated to reflect his retirement as an executive officer as of June 30, 2024. Mr. Gignac’s annual short-term incentive opportunity award was based upon the full annual base salary rate without proration.

The Committee did not exercise discretion outside of the terms of the incentive plan to further adjust payouts based on individual performance for 2024. Individual incentive payouts are reported in the 2024 Summary Compensation Table found on page 43.

Other Special Cash-Based Awards

In connection with his April 2024 hire, the Compensation Committee approved a special sign-on bonus for Mr. Gignac equal to $250,000, one-half of which was payable on his start date and one-half of which was payable on the six-month anniversary of his start date.

In addition, the Compensation Committee awarded Mr. Gignac an award intended to compensate him for his forfeiture of equity awards issued by his prior employer, which award consisted of (i) a cash payment of $750,000, payable in three annual installments, commencing on the first anniversary of his joining the Company provided that he remains continuously employed through each such date and (ii) a grant of restricted shares of the Company’s common stock with a targeted value of $1,500,000, which award generally vests in three installments over the first three anniversaries of his start date. Both the cash and the stock portion of the make-whole award will vest at the rate of 50% on the first anniversary of his start of employment, and 25% on each of the second and third anniversaries thereof. The value of the award was less than the approximate value of the equity awards forfeited by Mr. Gignac.

Long-Term Equity Incentive Awards

The decision to grant, and the amounts of, equity-based long-term incentive awards, on an annual basis or otherwise, is generally a discretionary process. In undertaking this decision-making process, the Compensation Committee considers a number of factors, including, but not limited to the following:

●	The amount and value of recent equity-based awards;

●	recent historical Company performance, determined by reference to stock price or other appropriate financial metric;

●	expected short and longer-term Company performance in light of internal budgets or forecasts; and

●	the overall competitiveness of current compensation levels when considered against an appropriate peer group.

In the event equity-based long-term incentive awards are granted, it has been the historical practice that award levels are also established at the Compensation Committee’s discretion, as opposed to being made with a formulaic approach such as is used to provide annual non-equity incentive compensation opportunities.

In order to be able to provide awards intended to further align the interests of our executive officers, and other key employees, with the interests of our shareholders through stock price appreciation, we established, and at our 2022 Annual Meeting the Company’s shareholders approved, the Gray Television, Inc. 2022 Equity and Incentive Compensation Plan (the “2022 EICP”). The 2022 EICP allows for the grant of various types of equity awards, including performance shares, restricted shares and stock options. If stock options are granted, it is our practice to grant options with an exercise price equal to the closing price of the underlying class of our stock on the date of grant. Shareholders are being asked to approve an amendment and restatement of the 2022 EICP at this years Annual Meeting of Shareholders to increase the number of shares issuable thereunder.

Since 2018, the structure of the long-term incentive awards granted to our Executive Chairman and Chief Executive Officer, and since 2019 to the President and Co-Chief Executive Officer, has been 50% of the equity award in the form of shares of time-based restricted stock that vest in increments over three years, and 50% of the equity award in the form of shares of performance-based restricted stock that vest based on the satisfaction of performance criteria over the three-year period.

In connection with considering long-term incentive awards that were made in February 2023, the Compensation Committee, in an effort to continue to ensure that the NEOs compensation is well-aligned with the long-term interests of our shareholders and that our long-term incentive structure includes a performance-based component for all of our NEOs, determined to align the structure of the long-term incentive awards for each NEO going forward with the structure currently in place for our Executive Chairman and Chief Executive Officer, and for our President and Co-Chief Executive Officer. The performance based portion of the awards are based on the annual non-equity incentive program targets in each of the three years following the grant of the award in order to address the challenges of long-term goal setting in the uncertain macro-economic environment in the broadcast industry and responding to the rapidly evolving landscape of the industry.

2024 Long-Term Incentive Award Opportunities

In accordance with the factors and considerations described above, in 2024, the structure of the long-term incentive awards granted to each of our NEOs were as follows:

●

50% of the equity award was granted in restricted shares of Class A common stock for Mr. Howell, and in restricted shares of common stock for each of Messrs. LaPlatney, Ryan, Gignac and Latek, and Ms. Breland, all of which vest in substantially equal increments based on each officer’s respective continued employment on each of the first, second and third anniversaries of the grant; and

●

50% of the equity award was granted in performance-based restricted shares of Class A common stock for Mr. Howell, and performance-based restricted shares of common stock for each of Messrs. LaPlatney, Ryan, Gignac and Latek and Ms. Breland, which in each case can be earned in a range of 0% to 200% of the initial shares awarded, at the end of the three year period following the grant date, based upon the average percent of target payout earned based on Company performance under the annual non-equity incentive program in 2022, 2023 and 2024. The target number of shares initially awarded will vest (to the extent earned), and any shares earned in excess of the target amount will be paid out, at the end of the three-year period once satisfaction of the performance objective has been certified by the Compensation Committee. In the event that the threshold performance criteria is not satisfied, then the performance-based restricted shares would be forfeited.

After taking into account recent historical Company performance, recent years’ equity incentive awards and the overall value of the NEOs’ respective target compensation levels, in February 2024 the Compensation Committee approved (for all NEOs other than Mr. Gignac, whose awards were approved upon his appointment), long-term equity incentive (“LTI”) awards with the following values (as a percent of base salary):

Name	LTI % of Base Salary
Hilton H. Howell, Jr.	425%
Donald P. LaPlatney	225%
James C. Ryan (1)	225%
Jeffrey R. Gignac (2)	225%
Kevin P. Latek	225%
Sandra Breland McNamara	225%

(1)

Mr. Ryan’s annual long-term incentive award was subsequently prorated to reflect his retirement as an executive officer as of June 30, 2024. Mr. Gignac’s annual long-term incentive opportunity award was calculated based upon his annual base salary, prorated from April 1, 2024, when he joined the Company

(2)	The Compensation Committee approved Mr. Gignac’s target LTI percentage in connection with his April 2024 hire, and his LTI target for 2024 was pro-rated based on his start date.

In 2024, LTI award opportunities were set 25% higher than in 2023 to further motivate NEOs to meet or exceed elevated performance targets and respond to the challenges of an uncertain macro-economic environment, and rapidly evolving landscape, of the broadcast industry and to further align executive compensation with the peer group.

See “Grants of Plan-Based Awards in 2024” for additional information, including the amount and grant date fair value of shares awarded.

Payouts of 2022 Long-Term Incentive Grants

In February 2025, the Compensation Committee certified the extent to which the performance criteria with respect to the performance-based long-term restricted stock awards that had been granted to each of the NEOs (other than Mr. Gignac, who was not with the Company when the 2022 awards were granted and Ms. Breland, who was not an executive officer when the 2022 awards were granted) in February 2022 had been achieved, and that they each had earned a percentage of those shares, all of which vested in accordance with their terms. The number of performance shares actually earned was based on the performance of Gray Media over the three-year performance period ending on December 31, 2024. Consequently, the Compensation Committee approved a total payout to Mr. Howell of 136,130 shares, Mr. LaPlatney of 66,080 shares, Mr. Latek of 47,405 shares and Mr. Ryan (who remains an employee of the Company) of 47,405 shares, each representing 127% of the target amount of the performance-based stock awards) based on the three-year average target payout achieved (excluding the impact of any individual performance adjustment) under the Annual Non-Equity Incentive Compensation Program. The full amount of the shares received under the 2022 long-term incentive awards were settled in shares of Class A common stock for Mr. Howell and in shares of common stock for each of the other NEOs who received shares.

2025 Long-Term Incentive Awards

In February 2025, the Compensation Committee approved the structure of the 2025 long-term incentive awards which included both time-based and performance-based awards. Due to limited share availability under our 2022 EICP, the performance-based awards for 2025 will be cash-denominated and settled in cash to the extent they are earned and/or vested (other than for Mr. Howell, whose awards are denominated and settled in Class A common stock). Similar to 2024, the awards granted were equally weighted between time-based and performance-based awards as follows:

●

50% in time-based restricted shares of Class A common stock for Mr. Howell, and time-based restricted shares of common stock for each of Donald P. LaPlatney, Jeffrey R. Gignac and Kevin P. Latek and Sandra Breland McNamara, all of which will vest ratably in one-third increments based on each officer’s respective continued employment on each of February 28, 2026, February 28, 2027, and February 29, 2028; and

●

50% in performance-based restricted shares of Class A common stock for Mr. Howell, and 50% in cash performance units (“CPUs”) for each of Messrs. LaPlatney, Gignac and Latek and Ms. Breland, which, in each case, can be earned in a range of 0% to 200% of the initial shares awarded, at the end of the three year period following the grant date, based upon the average percent of target payout earned based on Company performance under the annual non-equity incentive program in 2024, 2025 and 2026. The earned number of units initially awarded will vest, and units earned in excess of the target amount will be paid out, at the end of the three-year period once satisfaction of the performance objective has been certified by the Compensation Committee. In the event that the threshold performance criteria is not satisfied, then the performance-based the awards would be forfeited.

The structure of the plan in terms of metrics will be substantially similar to prior year awards.

Retirement Plans and Other Benefits

Savings Plan

Our NEOs, and all of our other employees, are eligible to participate in the Gray Media 401(k) Savings Plan (which was the “Gray Television, Inc., Capital Accumulation 401(k) Plan” prior to January 1, 2025) (the “Savings Plan”). Under the Savings Plan employees are eligible to defer a part of their current income under the provisions of Section 401(k) of the IRC.  Participants may elect to make pre-tax deferrals, Roth contributions, and after-tax contributions, from their compensation each year, subject to annual limits imposed by the IRC.  We make a safe harbor matching contribution with respect to a participant’s elective and Roth deferrals and may also, at our discretion, on an annual basis, make additional voluntary contributions based on annual Company performance. Discretionary profit sharing contributions, if made, are made to all qualified employees employed on the last day of the prior plan year, and the amount a qualified employee receives is based on their pay and years of service. In 2024, we made matching contributions sufficient for the Savings Plan to meet the safe harbor requirements for automatic contribution arrangements under Code Section 401(k)(13)(D)(i)(I) and therefore matched employee contributions at a rate of 100% of the first 1% of each employee’s salary deferral, and 50% of the next 5% of each employee’s salary deferral. In addition, in 2023, we approved discretionary profit sharing contributions of approximately $10 million in the aggregate, which were contributed to the Savings Plan in 2024. Participants are immediately vested in their own contributions. For 2024, matching contributions became 100% vested after a participant completes two years of service, in compliance with the safe harbor requirements under Code Section 401(k)(13)(D)(iii). The Company’s discretionary profit sharing contributions made during 2024 become 100% vested after a participant completes three years of service. The vested portion of a participant’s account is payable in a lump sum upon such participant’s termination of employment, attainment of age 59 1⁄2, retirement, total and permanent disability, or death. Participants may also make in-service withdrawals from the Savings Plan and in certain specified instances, including in the event of financial hardship.

Pension Plan

Our NEOs are also eligible to participate in the Gray Media, Inc. Retirement Plan (which was the Gray Television, Inc. Retirement Plan” prior to January 1, 2025) (the “Retirement Plan”). This Retirement Plan benefit, however, was frozen effective July 1, 2015, and no further benefits accrue thereunder.

Under the Retirement Plan, a participating employee who retires on or after attaining age 65 and who has completed five years of service upon retirement may be eligible to receive during his or her lifetime, in the form of monthly payments, an annual pension equal to (i) 22% of the employee’s average earnings for the highest five consecutive years during the employee’s final ten years of employment multiplied by a factor, the numerator of which is the employee’s years of service credited under the plan before 1994 and the denominator of which is the greater of 25 or the years of service credited under the plan, plus (ii) 0.9% of the employee’s monthly average earnings for the highest five consecutive years in the employee’s final ten years of employment added to 0.6% of monthly average earnings in excess of Social Security covered compensation, multiplied by the employee’s years of service credited under the plan after 1993, with a maximum of 25 years minus years of service credited under (i) above. For participants as of December 31, 1993, there is a minimum benefit equal to the projected benefit under (i) at that time. The table in the section entitled Pension Benefits herein lists the years of credited service and the present value of each NEO’s accumulated pension benefit, assuming payment begins at age 65, under the Retirement Plan.

Under the terms of the Retirement Plan, the accrued benefit is subject to the following distribution terms:

●	In the event of death before retirement, 50% of the accrued benefit will become payable to the surviving spouse at the time the deceased participant would have reached age 65;

●	if the deceased participant had completed ten or more years of service, the survivor benefit may commence as early as the time the deceased participant would have reached age 55;

●	if the deceased participant would have been eligible for early retirement at the time of death, the survivor benefit may commence as soon as practicable;

●	any benefits that commence before the deceased participant would have reached age 65 will be reduced the same as early retirement benefits would have been reduced;

●	in the event a disability occurs before retirement, the accrued benefit will become payable at age 65; no break in service will occur;

●	in the event of voluntary termination, the vested accrued benefit will become payable at age 65;

●	if the participant had completed ten or more years of service, the benefit may commence as early as age 55; and

●	if the participant had completed less than five years of service, the accrued benefit is not vested, and no future benefits would be payable from the Retirement Plan.

Under the terms of the separate pension plan which was merged into the Retirement Plan, as it concerns Mr. Ryan’s accrued benefit, similar spousal distribution protections are in place and will be separately applicable. In addition, because such plan had a lump sum payment option, special rules address how this lump sum option works with the annuity forms of payments also available to participants.

Perquisites

Gray also provides its executive officers with limited perquisites and other benefits, including the right to participate in all employee benefit plans generally available to employees, such as medical, dental, life and disability insurance plans. The Compensation Committee also believes it is appropriate for the Company to pay certain insurance premiums on behalf of our NEOs in order to remain market competitive for executive talent.

Change-in-Control Plan

Gray has adopted a Change in Control Plan under which participants are generally selected by the Compensation Committee and currently include our NEOs, and certain other key employees. Under the Change in Control Plan, a participant who, in connection with a change in control of the Company or within 24 months following a change in control, is involuntarily terminated without cause or voluntarily terminates his or her employment for good reason, would receive certain benefits as outlined below in “Potential Payments upon Termination or Change in Control - Change in Control Plan.”

Arrangement with Mr. Ryan

Upon Mr. Ryan stepping down from the role of Chief Financial Officer (and commencement of service as Senior Advisor), the amounts that Mr. Ryan was eligible to receive under the Company 2024 short-term incentive program and his equity awards under our long-term incentive program were pro-rated to reflect his retirement as an executive officer as of June 30, 2024, with the vesting schedule unchanged. Beginning July 1, 2024 through his retirement date, Mr. Ryan will be entitled to a base salary of $1,500,000 per year. No new short-term incentive or equity awards will be made to Mr. Ryan after June 30, 2024, but all other benefits consistent with those offered to similarly situated employees will also be offered to Mr. Ryan.

Other Governance Items

Stock Ownership Guidelines

Based on the view of the Compensation Committee that the ownership of an equity interest in the Company by executives is a component of good corporate governance and aligns executives and shareholder interests, the Compensation Committee adopted stock ownership guidelines that require the NEOs to directly own minimum amounts of the Company’s stock. Shares that count towards the satisfaction of the guidelines are those (i) owned directly by the participant, (ii) held in a brokerage account or 401(k) account, (iii) held in trust or by a wholly-owned family entity and (iv) restricted shares. Stock options, performance shares not yet paid out and any shares held in a margin account or pledged as collateral for a loan, are excluded from the stock ownership guidelines.

The guidelines require the participants to beneficially own a number of shares of Class A and/or common stock that, when multiplied by relevant stock price on the measurement date, produces an amount equal to or greater than the multiple of salaries noted below:

Individual or Group	Multiple of Base Salary
Chief Executive Officer	6X
Other NEOs	3X

Executives have five years to comply with these guidelines, with progress to be reviewed by the Compensation Committee annually. The holdings of each NEO satisfy the individual’s stock ownership guidelines as of the most recent compliance determination date, other than Ms. Breland, who has until December 2028 and Mr. Gignac who has until April 2029 to meet the guidelines.

Anti-hedging Policy

Gray has adopted a policy that prohibits certain officers and directors of the Company from purchasing any financial instrument that is designed to hedge or offset any decrease in the market share of the Company’s common stock, including prepaid variable forward contracts, equity swaps, collars and exchange funds or any other type of financial transaction. Directors, executive officers and other designated employees are also restricted from engaging in short sales related to the Company’s common stock.

Insider Trading Policy

In February 2025, Gray adopted a new, written insider trading policy (the “Insider Trading Policy”) to memorialize the Company’s existing insider trading policies and practices already in place, and to maintain and foster compliance by the Company and its subsidiaries, as well as the Company’s directors, officers and employees, with the federal securities laws applicable to their transactions with the Company’s securities.

In general, the Insider Trading Policy prohibits the buying and selling of securities of the Company based on or while in possession of material non-public information. The Insider Trading Policy establishes a group of certain individuals within the Company for whom additional restrictions on trading will apply (the “Preclearance Group”). The Preclearance Group includes the Company’s Board, executive officers, and Chief Legal Officer, as well as any family members of those individuals, who are subject to blackout periods and pre-clearance procedures as described in the Insider Trading Policy. The Insider Trading Policy also lists exceptions to the prohibitions on trading for transactions such as 10b5-1 plan transactions, non-discretionary 401(k) plan transactions, and various other transactions.

Clawback Policy

In light of new rules promulgated by the NYSE and Securities Exchange Commission, Gray adopted a new compensation recoupment policy in 2023, which policy complies with the required standards (the “NYSE Clawback Policy”). The NYSE Clawback Policy provides for the prompt recovery (or clawback) of certain excess incentive-based compensation received during an applicable three-year recovery period by current or former executive officers in the event Gray is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws. Excess incentive-based compensation for these purposes generally means the amount of incentive-based compensation received (on or after October 2, 2023) by such executive officer that exceeds the amount of incentive-based compensation that would have been received by such executive officer had it been determined based on the restated amounts, without regard to any taxes paid. Incentive-based compensation potentially subject to recovery under the NYSE Clawback Policy is in general limited to any compensation granted, earned or vested based wholly or in part on the attainment of a financial reporting measure.

In general, Gray may utilize a broad range of recoupment methods under the NYSE Clawback Policy. The NYSE Clawback Policy does not condition clawback on the fault of the executive officer, and clawback thereunder is generally mandatory, except in limited circumstances where the compensation committee has made a determination that recovery would be impracticable and (1) Gray has already attempted to recover such amounts but the direct expenses paid to a third party in an effort to enforce the NYSE Clawback Policy would exceed the amount to be recovered, (2) the recovery of amounts would violate applicable home country law, or (3) the recovery would cause the non-compliance of a tax-qualified retirement plan under the Internal Revenue Code and applicable regulations.

Risk Considerations

The Compensation Committee with the assistance of its independent compensation consultant periodically reviews the Company’s compensation philosophy, policies and practices to ensure that such philosophy, policies and practices are appropriately structured for the Company and its business objectives and discourage executives from taking excessive risk. In developing Gray’s philosophy, and implementing the policies and practices, the Compensation Committee with input from the independent compensation consultant has attempted to mitigate the possibility that excessive short-term risks are being taken at the expense of long-term value. These mitigation strategies include:

●	the annual review and approval of certain financial performance objectives;

●	the use of multiple performance objectives, thus mitigating too heavy a focus on any one in particular;

●	caps on annual incentive plan payouts, limiting the upside potential when maximum performance is achieved; and

●	multi-year vesting of equity-based awards to motivate NEOs to focus on providing consistent results over the longer term.

Additional risk mitigation policies have also been adopted from time to time, including the implementation of stock ownership guidelines, an anti-hedging policy and a clawback policy.

Based on its review, and in consultation with and input from the independent compensation consultant, the Compensation Committee has concluded that the compensation policies and programs at Gray do not create risks that are reasonably likely to have a material adverse effect on the Company.

Compensation Deduction Limitations

In general, all compensation (other than certain grandfathered compensation) we pay in excess of $1.0 million to anyone who serves as one of our named executive officers is not deductible when calculating our income tax expense. We may from time to time design compensation plans that recognize a full range of performance and other criteria important to our success regardless of the federal tax deductibility of compensation paid under those plans. The Compensation Committee will continue to retain the discretion to pay non-deductible amounts. The Compensation Committee believes that such flexibility best serves the interests of the Company and its shareholders by allowing the Committee to recognize, motivate and retain executive officers as circumstances warrant.

2024 Summary Compensation Table

The following table sets forth a summary of the compensation of our NEOs for each of 2024, 2023 and 2022 (as applicable):

Name and Principal Position	Year	Salary (1) ($)	Bonus ($)	Stock Awards (2) ($)	Non-equity Incentive Plan Compensation ($)	Change in Pension Value and Non- qualified Deferred Compensation Earnings(3) ($)	All Other Compensation (4) ($)	Total ($)
Hilton H. Howell, Jr.	2024	1,531,000	-	6,506,749	2,759,235	-	145,394	10,942,378
Executive Chairman and	2023	1,458,000	-	5,832,007	3,184,871	-	155,648	10,630,526
Chief Executive Officer	2022	1,350,000	-	4,387,504	2,026,414	-	158,457	7,922,375

Donald P. LaPlatney	2024	1,304,000	-	2,933,998	1,566,751	-	160,449	5,965,198
President and	2023	1,242,000	-	2,483,997	1,808,692	-	153,128	5,687,817
Co-Chief Executive Officer	2022	1,150,000	-	2,299,986	1,564,963	-	141,129	5,156,078

James C. Ryan (5)	2024	1,218,000	-	2,106,000	562,300	-	62,848	3,949,148
Former Executive Vice President	2023	891,000	-	1,782,003	1,297,540	-	73,102	4,043,645
and Chief Financial Officer	2022	825,000	-	1,649,989	1,122,691	-	76,102	3,673,782

Jeffrey R. Gignac (5)(6)	2024	637,500	250,000	2,935,938	1,021,271	-	31,970	4,876,679
Executive Vice President and
Chief Financial Officer

Kevin P. Latek	2024	936,000	-	2,106,000	1,124,600	-	38,645	4,205,245
Executive Vice President, Chief	2023	891,000	-	1,782,003	1,297,540	-	48,655	4,019,198
Legal and Development Officer and Secretary	2022	825,000	-	1,649,989	1,122,691	-	43,658	3,641,338

Sandra Breland McNamara (6)	2024	814,000	-	1,831,507	978,018	-	58,458	3,681,983
Executive Vice President, Chief	2023	683,651	-	966,110	623,365	-	69,912	2,343,037
Operating Officer

(1)	Each of the NEOs contributed a portion of his or her salary to our Savings Plan. The disclosed salary amounts are before the NEOs’ contributions.

(2)

Grant date fair value of awards of restricted shares made in the year indicated, computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, and for performance-based restricted stock awards, based on the probable outcome of the applicable performance conditions. Assuming maximum achievement of the applicable performance conditions, the grant date fair value for the performance-based restricted stock awards would be: $6,506,768 for Mr. Howell; $2,933,998 for Mr. LaPlatney; $2,106,000 for Mr. Ryan; $1,435,138 for Mr. Gignac; $2,106,000 for Mr. Latek; and $1,831,508 for Ms. Breland. See Note 8 to the Company’s consolidated financial statements in its Annual Report on Form 10-K for the year ended December 31, 2024 for a description of the assumptions made in the valuation of stock awards under FASB ASC Topic 718. Includes full grant date fair value of awards of restricted shares made in the year to Mr. Ryan, which awards were pro-rated to reflect his retirement as an executive officer as of June 30, 2024.

(3)

The Change in Pension Value was calculated as the difference between the Present Value of Accumulated Benefits year at December 31, 2024 and the Present Value of Accumulated Benefits at December 31, 2023, adjusted for benefit payments made during the year. The present value of accumulated benefits at December 31, 2024 was calculated using the assumptions that were used for the December 31, 2024 disclosures, which were the Pri-2012 total mortality table projected using fully generational improvements based on M-2021 and a 5.48% discount rate. The pension value for each of Messrs. Howell, Ryan, and Latek in 2024 decreased by $10,448, $10,329 and $7,268, respectively. See the table in the section entitled "Pension Benefits" herein for additional information, including the present value assumptions used in this calculation.

(4)	The following table describes each component of the amounts in the All Other Compensation column of the Summary Compensation Table for 2024:

Name	Company Contributions to Defined Contribution Plans ($)	Company Paid Insurance Premiums ($)	Other ($)		Directors’ Fees (a) ($)	Total ($)
Hilton H. Howell, Jr.	16,500	46,394	-		82,500	145,394
Donald P. LaPlatney	16,500	61,449	-		82,500	160,449
James C. Ryan	16,500	46,348	-		-	62,848
Jeffrey R. Gignac	6,250	22,420	3,300	(b)	-	31,970
Kevin P. Latek	16,500	22,145	-		-	38,645
Sandra Breland McNamara	16,500	41,958	-		-	58,458

(a)

Represents fees paid for serving as a member of our Board, which would have otherwise been reported as “Fees Earned or Paid in Cash” in the 2024 Director Compensation table. See the section entitled Director Compensation for 2024 for additional information.

(b)	Additional payments to include $2,500 housing allowance and $800 phone allowance.

(5)	Mr. Ryan’s and Mr. Gignac’s salaries are prorated based upon Mr. Gignac’s hire date of April 1, 2024, and Mr. Ryan’s transition to Senior Advisor as of July 1, 2024.

(6)	No information is provided for 2023 or 2022 for Mr. Gignac, because he was not an NEO prior to 2024. No information is provided for 2022 for Ms. Breland, because she was not an NEO prior to 2023.

Grants of Plan-Based Awards in 2024

The table below sets forth information about plan-based awards granted to the named executive officers during 2024, including under the Company’s 2022 Equity and Incentive Compensation Plan. Non-equity annual incentive compensation payments were made to our NEOs in 2024 under the annual incentive plan.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Numbers of Shares of Stock	All Other Option Awards: Number of Securities	Exercise or Base Price of option	Grant Date Fair Value of Stock and Option Awards
Name	Grant Date	Threshold ($)	Target($)	Maximum($)	Threshold (#)	Target(#)	Maximum(#)	or Units (2)(#)	Underlying Options (#)	Awards ($/Sh)	Grant (3)($)
Hilton H. Howell, Jr.	2/14/2024	-	-	-	-	393,871	787,742	-	-	-	3,253,374
	2/14/2024	-	-	-	-	-	-	393,871	-	-	3,253,375
		1,148,250	2,296,500	4,593,000	-	-	-	-	-	-	-
Donald P. LaPlatney	2/14/2024	-	-	-	-	181,111	362,222	-	-	-	1,466,999
	2/14/2024	-	-	-	-	-	-	181,111	-	-	1,466,999
		652,000	1,304,000	2,608,000	-	-	-	-	-	-	-
James C. Ryan	2/14/2024	-	-	-	-	130,000	260,000	-	-	-	1,053,000
	2/14/2024	-	-	-	-	-	-	130,000	-	-	1,053,000
		468,000	936,000	1,872,000	-	-	-	-	-	-	-
Jeffrey R. Gignac	4/1/2024	-	-	-	-	114,811	229,622	-	-	-	717,569
	4/1/2024	-	-	-	-	-	-	354,939	-	-	2,218,369
		425,000	850,000	1,700,000	-	-	-	-	-	-	-
Kevin P. Latek	2/14/2024	-	-	-	-	130,000	260,000	-	-	-	1,053,000
	2/14/2024	-	-	-	-	-	-	130,000	-	-	1,053,000
		468,000	936,000	1,872,000	-	-	-	-	-	-	-
Sandra Breland McNamara	2/14/2024	-	-	-	-	113,056	226,112	-	-	-	915,754
	2/14/2024	-	-	-	-	-	-	113,056	-	-	915,753
		407,000	814,000	1,628,000	-	-	-	-	-	-	-

(1)	For information on actual payouts under non-equity incentive plan awards for 2024 performance, see the column titled Non-equity Incentive Plan Compensation in the Summary Compensation Table above.

(2)

In 2024, the stock awards granted to Mr. Howell covered our Class A common stock while the stock awards granted to Mr. LaPlatney, Mr. Ryan, Mr. Gignac, Mr. Latek and Ms. Breland covered our common stock. Includes full amount of awards of restricted shares made in the year to Mr. Ryan, which awards were pro-rated to reflect his retirement as an executive officer as of June 30, 2024.

(3)

Grant date fair value of awards computed in accordance with FASB ASC Topic 718. See Note 8 to the Company's consolidated financial statements in its Annual Report on Form 10-K for the year ended December 31, 2024 for more information regarding stock awards under FASB ASC Topic 718.

Outstanding Equity Awards at December 31, 2024

The following table provides information on the stock options and restricted stock awards held by the NEOs at December 31, 2024. The market value of the stock awards is based on the closing market price per share of our common stock and Class A common stock of $3.15 and $7.29, respectively, as of December 31, 2024.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, units of Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Hilton H. Howell, Jr	-	-	-	-	-	731,325	(1)	5,331,359	857,695	(2)	6,252,597

Donald P. LaPlatney	-	-	-	-	-	323,446	(3)	1,018,855	379,641	(4)	1,195,869

James C. Ryan	-	-	-	-	-	171,788	(5)	541,132	207,424	(6)	653,386

Jeffrey R. Gignac	-	-	-	-	-	354,939	(7)	1,118,058	114,811	(8)	361,655

Kevin P. Latek	-	-	-	-	-	236,788	(9)	745,882	272,424	(10)	858,136

Sandra Breland McNamara	-	-	-	-	-	149,225	(11)	470,059	167,309	(12)	527,023

(1)

Includes: 35,636 restricted shares of Class A common stock that vested on January 31, 2025; 250,262 restricted shares of Class A common stock that vested on February 28, 2025; 63,874 of restricted shares of Class A common stock that will vest on December 1, 2025; 250,262 of restricted shares of Class A common stock that will vest on February 28, 2026; and 131,291 restricted shares of Class A common stock that will vest on February 28, 2027.

(2)

Includes: a target number of 106,908 restricted shares of Class A common stock that are eligible to vest on January 31, 2025 based on achievement of applicable performance metrics; a target number of 356,916 restricted shares of Class A common stock that are eligible to vest on February 28, 2026 based on achievement of applicable performance metrics; and a target number of 393,871 restricted shares of Class A common stock that are eligible to vest on February 28, 2027 based on achievement of applicable performance metrics.

(3)

Includes: 17,299 restricted shares of common stock that vested on January 31, 2025; 109,248 restricted shares of common stock that vested on February 28, 2025; 27,280 restricted shares of common stock that will vest on December 1, 2025; 109,248 restricted shares of common stock that will vest on February 28, 2026; and 60,371 restricted shares of common stock that will vest on February 28, 2027.

(4)

Includes: a target number of 51,895 restricted shares of common stock that are eligible to vest on January 31, 2025 based on achievement applicable performance metrics; a target number of 146,635 restricted shares of common stock that are eligible to vest on February 28, 2026 based on achievement of applicable performance metrics; and a target number of 181,111 restricted shares of common stock that are eligible to vest on February 28, 2027 based on achievement of applicable performance metrics.

(5)

Includes: 12,409 restricted shares of common stock that vested on January 31, 2025; 56,732 restricted shares of common stock that vested on February 28, 2025; 24,249 restricted shares of common stock that will vest on December 1, 2025; 56,731 restricted shares of common stock that will vest on February 28, 2026; and 21,667 restricted shares of common stock that will vest on February 28, 2027.

(6)

Includes: a target number of 37,229 restricted shares of common stock that are eligible to vest on January 31, 2025 based on achievement of applicable performance metrics; a target number of 105,195 restricted shares of common stock that are eligible to vest on February 28, 2026 based on achievement of applicable performance metrics; and a target number of 65,000 restricted shares of common stock that are eligible to vest on February 28, 2027 based on achievement of applicable performance metrics.

(7)

Includes: 38,270 restricted shares of common stock that will vest on February 28, 2025; 120,064 restricted shares of common stock that will vest on April 1, 2025; 38,270 restricted shares of common stock that will vest on February 28, 2026; 60,032 restricted shares of common stock that will vest on April 1, 2026; 38,271 restricted shares of common stock that will vest on February 28, 2027; and 60,032 restricted shares of common stock that will vest on April 1, 2027.

(8)	Includes: a target number of 114,811 restricted shares of common stock that are eligible to vest on February 28, 2027 based on achievement of applicable performance metrics.

(9)

Includes: 12,409 restricted shares of common stock that vested on January 31, 2025; 78,398 restricted shares of common stock that vested on February 28, 2025; 24,249 restricted shares of common stock that will vest on December 1, 2025; 78,398 restricted shares of common stock that will vest on February 28, 2026; and 43,334 restricted shares of common stock that will vest on February 28, 2027.

(10)

Includes: a target number of 37,229 restricted shares of common stock that are eligible to vest on January 31, 2025 based on achievement of applicable performance metrics; a target number of 105,195 restricted shares of common stock that are eligible to vest on February 28, 2026 based on achievement of applicable performance metrics; and a target number of 130,000 restricted shares of common stock that are eligible to vest on February 28, 2027 based on achievement of applicable performance metrics.

(11)

Includes: 55,769 restricted shares of common stock that vested on February 28, 2025; 55,770 restricted shares of common stock that will vest on February 28, 2026; and 37,686 restricted shares of common stock that will vest on February 28, 2027.

(12)

Includes: a target number of 54,253 restricted shares of common stock that are eligible to vest on February 28, 2026 based on achievement of applicable performance metrics; and a target number of 113,056 restricted shares of common stock that are eligible to vest on February 28, 2027 based on achievement of applicable performance metrics.

Option Exercises and Stock Vested in 2024

The following table provides information on the number of shares of stock vested in 2024 and the value realized by each NEO before payment of any applicable withholding tax.

		Option Awards		Stock Awards
Name	Class of Stock	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)
Hilton H. Howell, Jr.	Common	-	-	-	-
	Class A Common	-	-	382,606	2,746,916
Donald P. LaPlatney	Common	-	-	176,144	1,109,893
	Class A Common	-	-	-	-
James C. Ryan	Common	-	-	93,835	637,831
	Class A Common	-	-	-	-
Jeffrey R. Gignac	Common	-	-	-	-
	Class A Common	-	-	-	-
Kevin P. Latek	Common	-	-	94,988	648,836
	Class A Common	-	-	-	-
Sandra Breland McNamara	Common	-	-	21,779	129,628
	Class A Common	-	-	-	-

(1)	Calculated by multiplying the gross number of shares acquired by the market value of the shares as of the relevant vesting date.

Pension Benefits

Messrs. Howell, Ryan and Latek were eligible to participate in the Gray Media, Inc. Retirement Plan (which was the “Gray Television, Inc. Retirement Plan” prior to January 1, 2025) (the “Retirement Plan”). Because Messrs. LaPlatney and Gignac and Ms. Breland joined the Company after the Retirement Plan was frozen, they were not eligible to participate in such plan. The Retirement Plan, which is intended to be tax qualified, is available to certain of our employees and the employees of all of our subsidiaries that have been designated as participating companies under the Retirement Plan. The Company froze the Retirement Plan effective July 1, 2015.

A participating employee who retires on or after attaining age 65 and who has completed five years of service upon retirement may be eligible to receive during his or her lifetime, in the form of monthly payments, an annual pension equal to (i) 22% of the employee’s average earnings for the highest five consecutive years during the employee’s final ten years of employment multiplied by a factor, the numerator of which is the employee’s years of service credited under the plan before 1994 and the denominator of which is the greater of 25 or the years of service credited under the plan, plus (ii) 0.9% of the employee’s monthly average earnings for the highest five consecutive years in the employee’s final ten years of employment added to 0.6% of monthly average earnings in excess of Social Security covered compensation, multiplied by the employee’s years of service credited under the plan after 1993, with a maximum of 25 years minus years of service credited under (i) above. For participants as of December 31, 1993, there is a minimum benefit equal to the projected benefit under (i) at that time.

In addition, under the Retirement Plan, Mr. Ryan is eligible to receive retirement benefits that would have been paid by Gray under a pension plan with Mr. Ryan’s former employer, which plan was merged into the Retirement Plan. Benefit amounts thereunder have been frozen since September 1997.

Our NEOs did not receive any pension benefit payments in 2024. The following table shows the years of credited service and the present value of accumulated benefits as of December 31, 2024 for the NEOs:

Name	Plan Name	Number of Years Credited Service(1)	Present Value of Accumulated Benefit(2) ($)
Hilton H. Howell, Jr.	Gray Media, Inc. Retirement Plan	13	426,050
Donald P. LaPlatney	N/A	N/A	N/A
James C. Ryan	Gray Media, Inc. Retirement Plan	17	756,818	(3)
Jeffrey R. Gignac	N/A	N/A	N/A
Kevin P. Latek	Gray Media, Inc. Retirement Plan	4	84,469
Sandra Breland McNamara	N/A	N/A	N/A

(1)	Computed as of the same measurement date as used for 2024 financial statement reporting purposes.

(2)

The Present Value of Accumulated Benefits at December 31, 2024 was calculated using the assumptions that were used for the December 31, 2024 disclosures, which were the Pri-2012 total mortality table projected using fully generational improvements based on MP 2021 and a 5.48% discount rate.

The Present Value of Survivor Annuities upon Death at December 31, 2024 were calculated using the assumptions that were used for the December 31, 2024 disclosures and the Plan's actuarial equivalence factors, which is 5% and the applicable mortality table for distributions made during 2025. Spouses are assumed to be five years younger than their husbands and the form of payment is assumed to be a 50% Joint and Survivor Annuity.

The Present Value of Accumulated Benefits at December 31, 2023 were calculated using the assumptions that were used for the December 31, 2023 disclosures, which were the Pri-2012 total mortality table projected using fully generational improvements based on MP 2021 and a 4.79% discount rate.

(3)

Effective December 31, 2016, the Busse Pension Plan was merged into the Retirement Plan. James C. Ryan has benefits under both of these plans. For Mr. Ryan, the present value of accumulated benefits for the Retirement Plan and the Busse Pension Plan are $609,912 and $149,906, respectively.

Potential Payments upon Termination or Change in Control

The information below describes and quantifies certain compensation that would become payable under existing plans, policies and arrangements if the employment of each NEO had terminated (by virtue of involuntary termination, death, disability, voluntary termination or change of control) on December 31, 2024, given the NEO’s compensation and service levels as of such date and, if applicable, based on our closing stock price on December 31, 2024. These benefits include benefits available generally to salaried employees, such as distributions under the Retirement Plan, Savings Plan, disability benefits, life insurance and accrued vacation pay.

For the purposes of this discussion, “disability” generally means total disability, resulting in the individual being unable to perform his job and “change of control” means any of the following, subject to certain exceptions:

●	Any person becoming the beneficial owner of 50% or more of the combined voting power of our then outstanding shares;

●

during any period of two consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election of such new directors was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period;

●

there is consummated any consolidation or acquisition in which we are not the continuing or surviving corporation or pursuant to which shares of our common stock are converted into cash, securities or other property;

●

there is consummated any consolidation or acquisition of us, in which we are the continuing corporation, and the holders of our common stock immediately prior to the acquisition do not own 51% or more of the stock of the surviving corporation immediately after the acquisition or there is consummated a sale, lease, exchange or other transfer of substantially all our assets;

●	there is consummated any sale, lease, exchange or other transfer of substantially all our assets; or

●	our shareholders approve any plan or proposal for our liquidation or dissolution.

Change in Control Plan

The Company maintains the Gray Media, Inc. Executive and Key Employee Change in Control Severance Plan (the “Change in Control Plan”). Participants in the Change in Control Plan are generally selected by the Compensation Committee and currently include our NEOs and certain other key employees.

Under the Change in Control Plan, a participant who, in connection with a change in control of the Company or within 24 months following a change in control, is involuntarily terminated without cause or voluntarily terminates his or her employment for good reason (a “qualifying termination”), would receive:

●	Any unpaid base salary and payment for unused vacation under the Company’s vacation policy through the date of termination;

●	a payment equal to the participant’s target annual cash incentive opportunity for the year in which the termination occurred, pro-rated through the date of termination of such year; and

●

a lump sum cash severance payment equal to a multiple (the “severance multiplier”) of the sum of the participant’s annual base salary on the termination date (or any higher annual base salary that was in effect during the 9-month period immediately prior to the change in control) and the participant’s target annual cash incentive opportunity in effect immediately prior to the change in control. The severance multiplier is 3.0 for Mr. Howell and Mr. LaPlatney and 2.0 for Messrs. Ryan, Gignac and Latek and Ms. Breland.

In addition to the foregoing, equity awards of a participant will immediately vest and become exercisable upon a qualifying termination, with performance-based equity award generally vesting at the target level, if applicable. If the participant elects to continue group health care coverage under COBRA, the participant will also be reimbursed for the portion of the premiums that the Company would have paid if the participant had continued to be an employee of the Company for a period of years equal to the participant’s severance multiplier, or earlier in certain circumstances.

Any payment under the Change in Control Plan will be in lieu of any other severance or termination payment that may be due or become payable to a participant. In addition, the Change in Control Plan provides that in the event that the severance and other benefits provided for in the Change in Control Plan would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, the benefits under the Change in Control Plan will be either delivered in full, or delivered to a lesser extent which would result in no portion of the benefits being subject to such excise tax, whichever is more beneficial to the participant. The Change in Control Plan does not provide excise tax gross-ups on payments to participants. Payments under the Change in Control Plan are contingent upon a participant’s execution of a release of claims in favor of the Company and compliance by the terminated participant with the non-solicitation, non-competition and confidentiality covenants in the Change in Control Plan.

Treatment of Equity Under 2022 Equity and Incentive Compensation Plan

The form of restricted stock award agreement and form of restricted stock unit award agreement approved by the Compensation Committee for use under the 2022 Equity and Incentive Compensation Plan provides that if a participant’s termination of employment occurs as a result of death or disability or if, within 12 months of a change in control, a participant’s employment is involuntarily terminated without cause or the participant resigns for good reason and if the award then remains outstanding, any unvested portion of the awards or a replacement thereof will immediately become vested.

Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed, actual amounts paid or distributed may be different than as disclosed. Factors that could affect these amounts include the timing during the year of any such event or our stock price.

The following table sets forth the amounts that would be owed by Gray to our NEOs if they were terminated as a result of involuntary termination, death, disability, voluntary termination, or there was a change of control (followed by an involuntary termination), on December 31, 2024:

Name	Involuntary Termination (1)(2) ($)	Death(1)(3) ($)	Disability(1)(4) ($)	Voluntary Termination (1)(2) ($)	Change of Control(1)(5) ($)
Hilton H. Howell, Jr.	691,031	14,073,409	12,814,165	691,031	26,053,987
Donald P. LaPlatney	206,471	4,421,195	2,541,195	206,471	11,549,195
James C. Ryan	828,933	3,663,928	2,202,958	828,933	5,023,451
Jeffrey R. Gignac	26,575	3,506,288	5,208,206	26,575	5,756,288
Kevin P. Latek	192,546	3,757,013	4,337,276	192,546	6,476,564
Sandra Breland McNamara	121,329	3,118,411	1,762,795	121,329	5,188,411

(1)	The amounts reported above reflect any accrued and unpaid benefits payable to the executive officer in addition to payments identified in plan documents and insurance policies.

(2)	Includes each NEO’s accrued and unpaid vacation payable upon termination and the present value of accumulated benefits from their pension plan as determined by the plan’s actuary.

(3)

Includes each NEO’s accrued and unpaid vacation payable upon termination, the death benefit under their respective basic and supplemental life insurance coverage, the present value of the accumulated benefits from their pension plan as determined by the plan’s actuary, and accelerated vesting of 100% of their respective unvested restricted stock awards. The life insurance benefit reflects the payment of the death benefit by the insurance company for which Gray has been paying premiums on behalf of the NEO.

(4)

Includes each NEO’s accrued and unpaid vacation payable upon termination, the amount of long-term disability payments, the present value of accumulated benefits from their pension plan as determined by the plan’s actuary, and accelerated vesting of 100% of their respective unvested restricted stock awards. NEOs are entitled to monthly long-term disability payments from the time of disability through age 65.

(5)

Includes each NEO’s accrued and unpaid vacation payable upon termination, the present value of accumulated benefits from their respective pension plan(s) as determined by the plan’s actuary, accelerated vesting of 100% of their respective unvested restricted stock awards and stock options, and severance payments.

CEO Pay Ratio

For the 2024 fiscal year, the ratio of the annual total compensation of Mr. Howell, our Chief Executive Officer (“CEO Compensation”), to the median of the annual total compensation of all of our employees other than our Chief Executive Officer (“Median Annual Compensation”) was 143 to 1. This ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K using the data and assumptions summarized below. In this summary, we refer to the employee who received such Median Annual Compensation as the “Median Employee.” For purposes of this disclosure, the date used to identify the Median Employee was December 31, 2022 (the “Determination Date”). As permitted by SEC rules, we determined that for 2024 we could refer to the same median employee that was identified for 2022. We believe that, since that date, there has been no significant change to the Company’s employee population or compensation arrangements, and the circumstances of the median employee as of that date have not changed in any material respect. Accordingly, there have been no changes that the Company reasonably believes would significantly affect our pay ratio disclosure.

CEO Compensation for purposes of this disclosure represents the total compensation reported for Mr. Howell in the Summary Compensation Table for the 2024 fiscal year. For purposes of this disclosure, Median Annual Compensation was $76,385, and was calculated by totaling for our Median Employee all applicable elements of compensation for the 2022 fiscal year in accordance with Item 402(c)(2)(x) of Regulation S-K.

To identify the Median Employee, we first determined our employee population as of the Determination Date. We have 8,978 employees, representing all full-time, part-time, seasonal and temporary employees of us and our consolidated subsidiaries as of the Determination Date. This number does not include any independent contractors or “leased” workers, as permitted by the applicable SEC rules. We then measured compensation for the period beginning on January 1, 2022 and ending on December 31, 2022 for these employees. This compensation measurement was calculated by totaling, for each employee, gross taxable earnings, including salary, wages, tips and other compensation as shown in our payroll and human resources records for 2022. A portion of our employee workforce (full-time and part-time) worked for less than the full fiscal year due to commencing employment after the beginning of the fiscal year. In determining the Median Employee, we annualized the compensation for such individuals.

Pay Versus Performance

As required by pay versus performance rules adopted by the SEC (“PVP Rules”), the below Pay Versus Performance table (“PVP Table”) provides information about compensation for this Proxy Statement’s NEOs, as well as NEOs from our 2023, 2022, 2021 and 2020 Proxy Statements (each of 2020, 2021, 2022, 2023 and 2024, a “Covered Year”). The PVP Table also provides information about the results for certain financial performance measures during those same Covered Years. In reviewing this information, there are a few important things to consider:

●	The information in columns (b) and (d) comes directly from this and prior years’ Summary Compensation Tables, without adjustment;

●

as required by the PVP Rules, we describe the information in columns (c) and (e) as “compensation actually paid” (or “CAP”) to the applicable NEOs, but these CAP amounts do not entirely reflect compensation that our NEOs actually earned for their service in the Covered Years. Instead, CAP reflects a calculation involving a combination of realized pay (primarily for cash amounts) and realizable or accrued pay (primarily for pension benefits and equity awards); and

●

as required by the PVP Rules, we provide information about our total shareholder return (“TSR”) results, PVP Peer Group (as defined below) TSR results and U.S. GAAP net income results (the “External Measures”) during the Covered Years in the PVP Table, but we did not actually base any compensation decisions for the NEOs on, or link any NEO pay to, these particular External Measures because the External Measures were not metrics used in our incentive plans during the Covered Years.

Due to the use of the Broadcast Cash Flow (Net of Completed Transactions and Political Revenue) performance measure in our annual incentive plan and our long-term incentive plan, the Company has determined that, pursuant to the PVP Rules, Broadcast Cash Flow (Net of Completed Transactions and Political Revenue) should be designated as the “Company-Selected Measure” because we believe it is the most important financial measure that we used to link 2024 NEO compensation actually paid to our performance.

PAY VERSUS PERFORMANCE(1)
					Value of Initial Fixed $100 Investment Based On:
Year (a)	Summary Compensation Table (“SCT”) Total for PEO (b)(1) ($)	Compensation Actually Paid to PEO (c)(2) ($)	Average Summary Compensation Table Total for Non-PEO NEOs (d)(1) ($)	Average Compensation Actually Paid to Non- PEO NEOs (e)(2) ($)	Total Share- holder Return (common stock)(f)(3) ($)	Total Share- holder Return (Class A common stock) (f)(3) ($)	Peer Group Total Share- holder Return (g)(3) ($)	Net Income (Loss) (in millions) (h)(4) ($)	Broadcast Cash Flow (in millions) (i)(5) ($)
2024	10,942,378	6,550,263	4,535,651	1,564,782	17	41	74	375	752
2023	10,630,526	8,114,402	4,023,424	3,051,022	45	46	67	(76)	912
2022	7,922,375	3,220,846	3,916,637	1,760,666	54	57	74	455	1,440
2021	11,515,178	12,918,893	7,196,056	7,431,919	95	94	95	90	813
2020	6,508,173	4,268,948	3,202,197	2,466,542	83	84	90	410	999

(1)

Mr. Howell was our principal executive officer (“PEO”) for the full year for each of 2024, 2023, 2022, 2021 and 2020. For 2024, our non-PEO NEOs were Messrs. LaPlatney, Ryan, Latek, Gignac and Ms. Breland. For 2023 our non-PEO NEOs were Messrs. LaPlatney, Ryan and Latek and Ms. Breland. For the full year for each of 2022, 2021 and 2020 our non-PEO NEOs were Messrs. LaPlatney, Ryan, Latek and Robert L. Smith.

(2)

In addition, for each of 2024, 2023, 2022, 2021 and 2020 (each, a “Covered Year”), in determining both the compensation “actually paid” to our PEO and the average compensation “actually paid” to our non-PEO NEOs for purposes of this PVP Table, we deducted from or added back to the total amounts of compensation reported in column (b) or column (d) (as applicable) for such Covered Year certain amounts as required by SEC rules, including the following amounts with respect to 2024:

Item and Value Added (Deducted)	2024
For Mr. Howell:
- change in actuarial present value of pension benefits	—
+ service cost of pension benefits	—
+ prior service cost of pension benefits	—
- SCT “Stock Awards” column value	$(6,506,749)
- SCT “Option Awards” column value	—
+ year-end fair value of outstanding equity awards granted in Covered Year that were outstanding as of Covered Year-end	$5,742,639
+/- change in fair value (from prior year-end to Covered Year-end) of outstanding equity awards granted in prior years that were outstanding as of Covered Year-end	$(2,884,601)
+ vesting date fair value of equity awards granted and vested in Covered Year	—
+/- change in fair value (from prior year-end to vesting date) of prior-year equity awards vested in Covered Year	$(1,267,220)
- prior year-end fair value of prior year equity awards forfeited in Covered Year	—
+ includable dividends/earnings on equity awards during Covered Year	$523,816
For Non-PEO NEOs (Average):
- change in actuarial present value of pension benefits	—
+ service cost of pension benefits	—
+ prior service cost of pension benefits	—
- SCT “Stock Awards” column value	$(2,382,689)
- SCT “Option Awards” column value	—
+ year-end fair value of outstanding equity awards granted in Covered Year that were outstanding as of Covered Year-end	$912,293
+/- change in fair value (from prior year-end to Covered Year-end) of outstanding equity awards granted in prior years that were outstanding as of Covered Year-end	$(1,494,977)
+ vesting date fair value of equity awards granted and vested in Covered Year	—
+/- change in fair value (from prior year-end to vesting date) of prior-year equity awards vested in Covered Year	$(155,876)
- prior year-end fair value of prior year equity awards forfeited in Covered Year	—
+ includable dividends/earnings on equity awards during Covered Year	$150,380

The average year-end value of outstanding equity awards granted in 2024 reflects the prorated portion of Mr. Ryan’s equity awards that were prorated in connection with his retirement as an executive officer as of June 30, 2024.

(3)

For each Covered Year, our TSR and the PVP Peer Group TSR was calculated based on the cumulative total shareholder return on the applicable stock, based on a deemed fixed investment of $100 at market close on December 31, 2019. For purposes of this pay versus performance disclosure, our PVP peer group is the New York Stock Exchange Television Broadcasting Stations Index (the “PVP Peer Group”). Because Covered Years are presented in the table in reverse chronical order (from top to bottom), the table should be read from bottom to top for purposes of understanding cumulative returns over time.

(4)	Net income (loss) is calculated in accordance with GAAP.

(5)

Broadcast cash flow (net of completed transactions and political revenue) is calculated as net income adjusted for loss on early extinguishment of debt, non-cash corporate and administrative expenses, non-cash stock-based compensation, depreciation and amortization (including amortization of intangible assets and program broadcast rights), any loss on disposal of assets, any miscellaneous expense, interest expense, any income tax expense and non-cash 401(k) expense, less any gain on disposal of assets, any miscellaneous income and payments for program broadcast rights.

The following charts provide, across the Covered Years, (1) a comparison between our cumulative TSR and the cumulative TSR of the PVP Peer Group, and (2) illustrations of the relationships between (A) the CAP to the PEO and the average of the CAP to our non-PEO NEOs (in each case as set forth in the PVP Table above) and (B) each of the performance measures set forth in columns (f), (h) and (i) of the PVP Table above.

Tabular List

The following table lists the three financial performance measures that we believe represent the most important financial performance measures we used to link compensation actually paid to our NEOs for fiscal 2024 to our performance:

Broadcast Cash Flow (Net of Completed Transactions and Political Revenue)
Revenues (Net of Political + Acquired Stations)
Revenues (Political + Acquired Stations)

Director Compensation for 2024

The objective of our compensation and benefit program for directors is to appropriately compensate directors for the time and effort required to be an effective director of a company of our size and scope; to align directors’ interests with the long-term interests of shareholders; and to be simple, transparent and easy for shareholders to understand. Our compensation and benefit program for directors was developed and adopted after consultation with Meridian and a review of the compensation practices of companies within our peer group. For 2024, the program provided that each director would receive the following compensation for service on our Board:

Description	Amount ($)
Annual Retainers:
Lead Independent Director’s annual retainer fee	125,000
Director annual retainer fee	90,000
Additional Annual Retainers:
Chairman of Audit Committee	30,000
Non-Chairman member of Audit Committee	15,000
Chairman of Compensation Committee	25,000
Non-Chairman member of Compensation Committee	12,500
Chairman of Nominating and Corporate Governance Committee	20,000
Non-Chairman member of Nominating and Corporate Governance Committee	10,000

In addition to the retainers paid to our directors, our directors are entitled to receive annual grants of restricted stock under our equity incentive plans valued at approximately $160,000. We typically make these annual stock awards at the commencement of each annual term as a director following the annual meeting of shareholders.

The Company has also adopted stock ownership guidelines to align director and shareholder interests, which require directors to directly own minimum amounts of the Company’s stock. The guidelines require the directors to beneficially own a number of shares of Gray Media stock that, when multiplied by stock price on the measurement date, produces an amount equal to or greater than three times the annual retainer fee noted above. Directors have five years to comply with these guidelines and the holdings of each director were either at the guideline or on track to meet it as of the most recent compliance determination date.

The following table presents the compensation paid to our non-employee directors in 2024. Mr. Howell, our Executive Chairman and Chief Executive Officer, and Mr. LaPlatney, our President and Co-Chief Executive Officer, were our only employee directors in 2024. For information on the compensation paid to Mr. Howell and Mr. LaPlatney for their service in all positions with the Company, including as a director, see the 2024 Summary Compensation Table.

Name (1)	Fees Earned or Paid in Cash(2) ($)	Stock Awards(3) ($)	Total ($)
Richard L. Boger	143,125	160,000	303,125
Luis A. Garcia	104,688	160,000	264,688
Richard B. Hare	128,125	160,000	288,125
Robin R. Howell	91,875	160,000	251,875
Lorraine McClain	102,500	160,000	262,500
Paul H. McTear	104,688	160,000	264,688
Howell W. Newton	184,063	160,000	344,063
Sterling A. Spainhour, Jr.	102,500	160,000	262,500

(1)	As of December 31, 2024, each non-employee Director held 23,739 restricted shares of our common stock.

(2)	Represents cash compensation paid in 2024 for Board and committee service.

(3)

Grant date fair value of award of restricted shares, computed in accordance with FASB ASC Topic 718. See note 8 to the Company's consolidated financial statements in the Company's annual report on Form 10-K for the year ended December 31, 2024 for more information regarding stock awards under FASB ASC Topic 718.

COMPENSATION COMMITTEE REPORT

The following Report of the Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing by Gray under the Securities Act of 1933, or the Exchange Act, except to the extent Gray specifically incorporates this Report by reference therein.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with management and, based on such review and discussion, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included herein and in Gray’s Annual Report on Form 10-K for the year ended December 31, 2024.

Submitted by the Compensation Committee of the Board.

Richard L. Boger, Chairman
Paul H. McTear

Luis A. Garcia
Howell W. Newton

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Messrs. Boger (Chairman), Garcia, McTear and Newton are the current members of the Compensation Committee. No member of the Compensation Committee was an employee or officer of Gray or any of its subsidiaries during 2024 or was formerly an officer of Gray or any of its subsidiaries. No compensation committee interlocks existed during 2024.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

On January 1, 2015, the Company began leasing space for its principal offices from Delta Life Insurance Co. (“Delta Life”), which lease was assigned to 4370 Peachtree LLC (“4370 Peachtree”) on December 21, 2022. Delta Life and 4370 Peachtree are controlled by Harriett J. Robinson, a greater than 5% shareholder of the Company, the mother-in-law of Mr. Howell and mother of Mrs. Howell. In addition, Mr. and Mrs. Howell are officers, directors and/or shareholders in Delta Life and 4370 Peachtree. Under the terms of the lease, the Company pays annual rent of approximately $1.4 million, plus a pro rata share of all real estate taxes, general maintenance and service expenses and insurance costs with respect to the office building and related facilities. The lease does not have a set termination date, but is terminable with 12 month’s advance notice by either party. The terms of the lease are believed by management of the Company to be no less favorable than terms that could be obtained by the Company from unrelated parties for comparable rental property.

During 2024, the Company paid Bankers Fidelity Life Insurance Company (“Bankers”) approximately $2.2 million in premiums related to a life and health insurance plan available to all Company employees. Bankers is a subsidiary of Atlantic American Corporation (“Atlantic American”), which is a greater than 5% shareholder of the Company. Mrs. Robinson is the majority shareholder of Atlantic American and Mr. Howell is the chairman, president and chief executive officer of Atlantic American.

EQUITY COMPENSATION PLAN INFORMATION

The following table gives information about the Common Stock and Class A Common Stock that may be issued upon the exercise of options, warrants and rights under all existing equity compensation plans as of December 31, 2024:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in 1st column)
Common Stock:
Equity compensation plans approved by security holders	1,229,390 (1)	$-	2,539,392 (2)
Equity compensation plans not approved by security holders	-	$-	-
Total	1,229,390		2,539,392
Class A Common Stock:
Equity compensation plans approved by security holders	-	$-	1,234,827 (2)
Equity compensation plans not approved by security holders	-	$-	-
Total	-		1,234,827

(1)	Consists of shares of our common stock underlying our outstanding restricted stock units that are issuable under our 2022 EICP.
(2)	Consists of shares of our Class A common stock and common stock that are issuable under our 2022 EICP.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the directors, executive officers and persons who own more than 10.0% of a registered class of a company’s equity securities to file with the SEC initial reports of ownership (Form 3) and reports of changes in ownership (Forms 4 and 5) of such class of equity securities. Such officers, directors and greater than 10.0% shareholders of a company are required by SEC regulations to furnish the company with copies of all such Section 16(a) reports that they file.

To our knowledge, based solely on our review of the copies of such reports filed with the SEC during the year ended December 31, 2024, all Section 16(a) filing requirements applicable to our officers, directors and 10.0% beneficial owners were met except with regards to one Form 4 filing for Mr. Boger, which was filed late due to inadvertent administrative oversight.

AUDIT COMMITTEE REPORT

The following Report of the Audit Committee, together with references in this proxy statement to the independence of the Audit Committee members and the Audit Committee charter, does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing by Gray under the Securities Act of 1933 or the Exchange Act, except to the extent Gray specifically incorporates this Report by reference therein.

Management has primary responsibility for Gray’s financial statements and the overall reporting process, including Gray’s system of internal controls. RSM US LLP, the Company’s independent registered public accounting firm, audits the annual consolidated financial statements prepared by management and expresses an opinion on whether those statements fairly present, in all material respects, the Company’s financial position, results of operations, and cash flows in conformity with accounting principles generally accepted in the United States of America. The Audit Committee has reviewed the Company’s audited consolidated financial statements for the year ended December 31, 2024 and discussed them with both management and RSM US LLP.

Management is responsible for establishing, assessing and reporting on Gray’s system of internal control over financial reporting. RSM US LLP is responsible for performing an independent audit of Gray’s internal control over financial reporting and for issuing a report thereon. The Audit Committee is responsible for the monitoring and oversight of this process. In connection with these responsibilities, the Audit Committee met with management and RSM US LLP to review and discuss the effectiveness of Gray’s internal controls over financial reporting.

The Audit Committee has also discussed with RSM US LLP the matters required to be discussed by generally accepted auditing standards, including those described in Auditing Standard No. 16, Communication with Audit Committees, as amended, issued by the Public Company Accounting Oversight Board.

The Audit Committee has received and reviewed the written disclosures and the letter from RSM US LLP consistent with the applicable requirements of the Public Company Accounting Oversight Board regarding communications with the Audit Committee concerning independence and has discussed and confirmed with RSM US LLP its independence with respect to Gray. In addition, the Audit Committee has considered whether the provision of the non-audit services provided by RSM US LLP is compatible with maintaining that independence.

Based upon this review, the Audit Committee recommended to the full Board that the Company’s audited consolidated financial statements be included in Gray’s Annual Report on Form 10-K for the year ended December 31, 2024 and filed with the SEC.

Submitted by the Audit Committee of the Board.

Howell W. Newton, Chairman
Richard L. Boger
Richard B. Hare

OTHER MATTERS

Our Board knows of no other matters to be brought before the 2025 Annual Meeting. However, if any other matters are properly brought before the 2025 Annual Meeting, it is the intention of the named proxies in the accompanying proxy to vote in accordance with their judgment on such matters.

SHAREHOLDER PROPOSALS FOR INCLUSION
IN NEXT YEAR’S PROXY STATEMENT

Proposals of shareholders intended to be presented at our 2026 Annual Meeting of Shareholders must be received at our principal executive offices by November 27, 2025 in order to be eligible for inclusion in our proxy statement and form of proxy for that meeting.

OTHER SHAREHOLDER PROPOSALS FOR PRESENTATION
AT NEXT YEAR’S ANNUAL MEETING

For any proposal that is not submitted for inclusion in next year’s proxy statement, but is instead sought to be presented directly at the 2026 Annual Meeting of Shareholders, management will be able to vote proxies in its discretion if we: (1) receive notice of the proposal before the close of business on February 11, 2026 and advise shareholders in the 2026 proxy statement about the nature of the matter and how management intends to vote on such matter; or (2) receive notice of the proposal after the close of business on February 11, 2026. Notices of intention to present proposals at the 2026 Annual Meeting of Shareholders should be addressed to Gray Media, Inc., Attention: Kevin Latek, Corporate Secretary, Gray Media, Inc., 4370 Peachtree Road, N.E., Atlanta, Georgia 30319.

COMPLIANCE WITH UNIVERSAL PROXY RULES FOR DIRECTOR NOMINATIONS

In addition to satisfying the requirements under our Bylaws, if a shareholder intends to comply with the universal proxy rules (once effective) and to solicit proxies in support of director nominees other than the Company’s nominees, the shareholder must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act, which notice must be postmarked or transmitted electronically to us at our principal executive offices no later than 60 calendar days prior to the one-year anniversary date of the annual meeting (for the 2026 Annual Meeting of Shareholders, no later than March 8, 2026). If the date of the 2026 Annual Meeting of Shareholders is changed by more than 30 calendar days from such anniversary date, however, then the shareholder must provide notice by the later of 60 calendar days prior to the date of the 2026 Annual Meeting of Shareholders and the 10th calendar day following the date on which public announcement of the date of the 2026 Annual Meeting of Shareholders is first made.

AVAILABILITY OF FORM 10-K

Our Annual Report on Form 10-K is available online at www.graymedia.com in the Investor Relations section under the sub-heading SEC Filings. We will provide to any shareholder, without charge, upon written request, a copy of the Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as filed with the SEC. Such requests should be addressed to Gray Media, Inc., 4370 Peachtree Road, N.E., Atlanta, Georgia 30319, Attention: Investor Relations.

HOUSEHOLDING

As permitted under the Exchange Act, to the extent shareholders receive a hard copy of the proxy statement by mail, only one copy of this proxy statement is being delivered to shareholders residing at the same address, unless such shareholders have notified us of their desire to receive multiple copies of this proxy statement. We will promptly deliver, upon oral or written request, a separate copy of this proxy statement to any shareholder residing at an address to which only one copy was mailed. Requests for additional copies should be directed to Gray Media, Inc., 4370 Peachtree Road, N.E., Atlanta, Georgia 30319, Attention: Investor Relations, telephone (404) 504-9828. Shareholders residing at the same address and currently receiving only one copy of the proxy statement may contact Investor Relations at the address above to request multiple copies of the proxy statement in the future. Shareholders residing at the same address and currently receiving multiple copies of the proxy statement may contact Investor Relations at the address above to request that only a single copy of the proxy statement by mailed to them in the future.

APPENDIX A:

GRAY MEDIA, INC.

2022 EQUITY AND INCENTIVE COMPENSATION PLAN

(Amended and Restated Effective [________], 2025)

1.       Purpose. The purpose of this Plan is to permit award grants to non-employee Directors, and officers and other employees of the Company and its Subsidiaries, and certain consultants to the Company and its Subsidiaries, and to provide to such persons incentives and rewards for service and/or performance.

2.        Definitions. As used in this Plan:

(a)     “Appreciation Right” means a right granted pursuant to Section 5 of this Plan.

(b)     “Base Price” means the price to be used as the basis for determining the Spread upon the exercise of an Appreciation Right.

(c)     “Board” means the Board of Directors of the Company.

(d)     “Capital Stock” of any Person (as defined in Section 12) means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) corporate stock or other equity participations, including partnership interests, whether general or limited, of such Person (as defined in Section 12), including any Preferred Stock.

(e)     “Cash Incentive Award” means a cash award granted pursuant to Section8 of this Plan.

(f)      “Change in Control” has the meaning set forth in Section 12 of this Plan.

(g)    “Class A Common Stock” means the Company’s Class A Common Stock, without par value, or any security into which such Class A Common Stock may be changed by reason of any transaction or event of the type referred to in Section 11 of this Plan.

(h)     “Code” means the Internal Revenue Code of 1986, as amended, and the regulations thereunder, as such law and regulations may be amended from time to time.

(i)     “Committee” means the Compensation Committee of the Board (or its successor(s)), or any other committee of the Board designated by the Board to administer this Plan pursuant to Section 10 of this Plan.

(j)      “Common Stock” means the Company’s common stock, without par value, or any security into which such common stock may be changed by reason of any transaction or event of the type referred to in Section 11 of this Plan.

(k)     “Company” means Gray Media, Inc., a Georgia corporation, and its successors.

(l)    “Date of Grant” means the date provided for by the Committee on which a grant of Option Rights, Appreciation Rights, Performance Shares, Performance Units, Cash Incentive Awards, or other awards contemplated by Section 9 of this Plan, or a grant or sale of Restricted Stock, Restricted Stock Units, or other awards contemplated by Section 9 of this Plan, will become effective (which date will not be earlier than the date on which the Committee takes action with respect thereto).

(m)    “Director” means a member of the Board.

(n)     “Effective Date” means May 5, 2022.

(o)     “Evidence of Award” means an agreement, certificate, resolution or other type or form of writing or other evidence approved by the Committee that sets forth the terms and conditions of the awards granted under this Plan. If applicable, each Evidence of Award must specify whether the shares subject to the award are shares of Common Stock or shares of Class A Common Stock. An Evidence of Award may be in an electronic medium, may be limited to notation on the books and records of the Company and, unless otherwise determined by the Committee, need not be signed by a representative of the Company or a Participant.

(p)    “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

(q)    “Incentive Stock Option” means an Option Right that is intended to qualify as an “incentive stock option” under Section 422 of the Code or any successor provision.

(r)     “Management Objectives” means the measurable performance objective or objectives established pursuant to this Plan for Participants who have received grants of Performance Shares, Performance Units or Cash Incentive Awards or, when so determined by the Committee, Option Rights, Appreciation Rights, Restricted Stock, Restricted Stock Units, dividend equivalents or other awards pursuant to this Plan. The Management Objectives applicable to an award under this Plan (if any) shall be determined by the Committee, and may be based on one or more, or a combination, of metrics under the following categories or such other metrics as may be determined by the Committee (including relative or growth achievement regarding such metrics):

(i)

Profits (e.g., gross profit, gross profit growth, operating income, earnings before or after deduction for all or any portion of interest, taxes, depreciation or amortization, net income (before or after taxes), consolidated net income, net earnings, net sales, cost of sales, basic or diluted earnings per share (before or after taxes), residual or economic earnings, net operating profit (before or after taxes), or economic profit);

2

(ii)

Cash Flow (e.g., actual or adjusted earnings before or after interest, taxes, depreciation and/or amortization (including EBIT and EBITDA), free cash flow, free cash flow with or without specific capital expenditure target or range, including or excluding divestments and/or acquisitions, operating cash flow (including as defined in any credit agreement), total cash flow, cash flow in excess of cost of capital or residual cash flow, cash flow return on investment, broadcast cash flow, or broadcast cash flow less cash corporate expenses);

(iii)	Returns (e.g., profits or cash flow returns on: assets, investment, capital, invested capital, net capital employed, equity, or sales);

(iv)	Working Capital (e.g., working capital targets, working capital divided by sales);

(v)	Profit Margins (e.g., profits divided by revenues or gross margins and material margins divided by revenues);

(vi)	Liquidity Measures (e.g., debt-to-capital; debt-to-EBITDA; total debt ratio; total leverage ratio, net of all cash; or leverage ratios as defined in any credit agreement);

(vii)

Sales Growth, Gross Margin Growth, Cost Initiative and Stock Price Metrics (e.g., revenue, net revenue, revenue growth, net revenue growth, revenue growth outside the United States, gross margin and gross margin growth, material margin and material margin growth, stock price appreciation, total return to stockholders, sales and administrative costs divided by sales, or sales and administrative costs divided by profits); and

(viii)

Strategic Initiative Key Deliverable Metrics consisting of one or more of the following: product development, strategic partnering, research and development, vitality index, market penetration, market share, geographic business expansion goals, expense targets or cost reduction goals, general and administrative expense savings, selling, general and administrative expenses, objective measures of client/customer satisfaction, employee satisfaction, employee retention, management of employment practices and employee benefits, supervision of litigation and information technology, productivity ratios, economic value added (or another measure of profitability that considers the cost of capital employed), product quality, or goals relating to acquisitions or divestitures of subsidiaries, affiliates and joint ventures.

If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Management Objectives unsuitable, the Committee may in its discretion modify such Management Objectives or the goals or actual levels of achievement regarding the Management Objectives, in whole or in part, as the Committee deems appropriate and equitable.

3

(s)    “Market Value per Share” means, as of any particular date, the closing price of a share of Common Stock or Class A Common Stock, as applicable, as reported for that date on the New York Stock Exchange or, if the shares of Common Stock or Class A Common Stock, as applicable, are not then listed on the New York Stock Exchange, on any other national securities exchange on which the shares of Common Stock or Class A Common Stock are listed, or if there are no sales on such date, on the next preceding trading day during which a sale occurred. If there is no regular public trading market for the shares of Common Stock or Class A Common Stock, as applicable, then the Market Value per Share shall be the fair market value as determined in good faith by the Committee. The Committee is authorized to adopt another fair market value pricing method provided such method is stated in the applicable Evidence of Award and is in compliance with the fair market value pricing rules set forth in Section 409A of the Code.

(t)      “Optionee” means the optionee named in an Evidence of Award evidencing an outstanding Option Right.

(u)     “Option Price” means the purchase price payable on exercise of an Option Right.

(v)     “Option Right” means the right to purchase shares of Stock upon exercise of an award granted pursuant to Section 4 of this Plan.

(w)    “Parent Entity” means any Person of which the Company at any time is or becomes a Subsidiary after the Effective Date and any holding company established by any Permitted Holder for purposes of holding its investment in any Parent Entity.

(x)     “Participant” means a person who is selected by the Committee to receive benefits under this Plan and who is at the time (i) an officer or other employee of the Company or any Subsidiary, including a person who has agreed to commence serving in such capacity within 90 days of the Date of Grant, (ii) a person, including a consultant, who provides services to the Company or any Subsidiary that are equivalent to those typically provided by an employee (provided that such person satisfies the Form S-8 definition of an “employee”), or (iii) a non-employee Director.

(y)     “Performance Period” means, in respect of a Cash Incentive Award, Performance Share or Performance Unit, a period of time established pursuant to Section8 of this Plan within which the Management Objectives relating to such Cash Incentive Award, Performance Share or Performance Unit are to be achieved.

(z)      “Performance Share” means a bookkeeping entry that records the equivalent of one share of Stock awarded pursuant to Section 8 of this Plan.

(aa)    “Performance Unit” means a bookkeeping entry awarded pursuant to Section8 of this Plan that records a unit equivalent to $1.00 or such other value as is determined by the Committee.

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(bb)  “Permitted Holder” means (i) the estate of J. Mack Robinson; (ii) Harriet J. Robinson and her lineal descendants, spouses of her lineal descendants; (iii) in the event of the incompetence or death of any of the Persons described in clause (ii), such Person’s estate, executor, administrator, committee or other personal representative; (iv) any trusts created for the benefit of the Persons described in clause (i) or (ii); (v) any Person controlled by any of the Persons described in clause (i), (ii), (iii) or (iv) and (vi) any group of Persons in which the Persons described in clause (i), (ii), (iii), (iv) or (v), individually or collectively, control such group. For purposes of this definition, “control,” as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities or by agreement or otherwise.

(cc)   “Person” means any individual, entity, or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act).

(dd)  “Plan” means this Gray Media, Inc. 2022 Equity and Incentive Compensation Plan, as may be amended or amended and restated from time to time. This Plan was last amended and restated effective [_____], 2025.

(ee)   “Predecessor Plan” means the Gray Television, Inc. 2017 Equity and Incentive Compensation Plan, including as amended or amended and restated from time to time.

(ff)    “Preferred Stock” as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over Capital Stock of any other class of such Person.

(gg)  “Restricted Stock” means shares of Stock granted or sold pursuant to Section6 of this Plan as to which neither the substantial risk of forfeiture nor the prohibition on transfers has expired.

(hh)   “Restricted Stock Units” means an award made pursuant to Section7 of this Plan of the right to receive shares of Stock, cash or a combination thereof at the end of the applicable Restriction Period.

(ii)    “Restriction Period” means the period of time during which Restricted Stock Units are subject to restrictions, as provided in Section 7 of this Plan.

(jj)   “Spread” means the excess of the Market Value per Share on the date when an Appreciation Right is exercised over the Base Price provided for with respect to the Appreciation Right.

(kk)   “Stock” means the Class A Common Stock or Common Stock.

(ll)     “Stockholder” means an individual or entity that owns one or more shares of Stock.

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(mm)  “Subsidiary” means a corporation, company or other entity (i) more than 50% of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture, limited liability company, unincorporated association or other similar entity), but more than 50% of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Company; provided, however, that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, “Subsidiary” means any corporation in which the Company at the time owns or controls, directly or indirectly, more than 50% of the total combined Voting Power represented by all classes of stock issued by such corporation.

(nn)   “Voting Power” means, at any time, the combined voting power of the then-outstanding securities entitled to vote generally in the election of Directors in the case of the Company or members of the board of directors or similar body in the case of another entity.

(oo)   “Voting Stock” means, with respect to any Person, Capital Stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

3.    Shares Available Under this Plan.

(a)     Maximum Shares Available Under this Plan.

(i)

Subject to adjustment as provided in Section 11 of this Plan and the share counting rules set forth in Section 3(b) of this Plan, the number of shares of Common Stock available under this Plan for awards of (A) Option Rights or Appreciation Rights, (B) Restricted Stock, (C) Restricted Stock Units, (D) Performance Shares or Performance Units, (E) awards contemplated by Section 9 of this Plan, or (F) dividend equivalents paid with respect to awards made under this Plan will not exceed in the aggregate (x) 11,220,088 shares of Common Stock (consisting of 5,500,000 shares of Common Stock approved by the Stockholders in 2022 and 5,720,088 shares of Common Stock to be approved by the Stockholders in 2025) plus (y) one share of Common Stock for every one share of Common Stock that remains available for awards pursuant to the Predecessor Plan as of the Effective Date. Such shares may be shares of original issuance or treasury shares or a combination of the foregoing. Subject to the share counting rules set forth in Section 3(b) of this Plan, the aggregate number of shares of Common Stock available under Section 3(a)(i) of this Plan will be reduced by one share of Common Stock for every one share of Common Stock subject to an award granted under this Plan.

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(ii)

Subject to adjustment as provided in Section 11 of this Plan and the share counting rules set forth in Section 3(b) of this Plan, the number of shares of Class A Common Stock available under this Plan for awards of (A) Option Rights or Appreciation Rights, (B) Restricted Stock, (C) Restricted Stock Units, (D) Performance Shares or Performance Units, (E) awards contemplated by Section 9 of this Plan, or (F) dividend equivalents paid with respect to awards made under this Plan will not exceed in the aggregate (x) 5,280,047 shares of Class A Common Stock (consisting of 2,200,000 shares of Class A Common Stock approved by the Stockholders in 2022 and 3,080,047 shares of Class A Common Stock to be approved by the Stockholders in 2025) plus (y) one share of Class A Common Stock for every one share of Class A Common Stock that remains available for awards pursuant to the Predecessor Plan as of the Effective Date. Such shares may be shares of original issuance or treasury shares or a combination of the foregoing. Subject to the share counting rules set forth in Section 3(b) of this Plan, the aggregate number of shares of Class A Common Stock available under Section 3(a)(ii) of this Plan will be reduced by one share of Class A Common Stock for every one share of Class A Common Stock subject to an award granted under this Plan.

(b)    Share Counting Rules.

(i)

Except as provided in Section 22 of this Plan, if any award granted under this Plan (in whole or in part) is cancelled or forfeited, expires, is settled for cash, or is unearned, the Stock subject to such award will, to the extent of such cancellation, forfeiture, expiration, cash settlement, or unearned amount, again be available under Section 3(a) above.

(ii)

If, after the Effective Date, any shares of Stock subject to an award granted under the Predecessor Plan are forfeited, or an award granted under the Predecessor Plan (in whole or in part) is cancelled or forfeited, expires, is settled for cash or is unearned, the shares of Stock subject to such award will, to the extent of such cancellation, forfeiture, expiration, cash settlement or unearned amount, be available for awards under this Plan.

(iii)

Notwithstanding anything to the contrary contained in this Plan: (A) shares of Stock withheld by the Company, tendered or otherwise used in payment of the Option Price of an Option Right will not be added (or added back, as applicable) to the aggregate numbers of shares of Stock available under Section 3(a) of this Plan; (B) shares of Stock withheld by the Company, tendered or otherwise used to satisfy a tax withholding obligation will not be added (or added back, as applicable) to the aggregate numbers of shares of Stock available under Section 3(a) of this Plan; (C) shares of Stock subject to a stock-settled Appreciation Right that are not actually issued in connection with the settlement of such Appreciation Right on the exercise thereof, will not be added back to the aggregate numbers of shares of Stock available under Section 3(a) of this Plan; and (D) shares of Stock reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Option Rights will not be added to the aggregate numbers of shares of Stock available under Section 3(a) of this Plan.

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(iv)

If, under this Plan, a Participant has elected to give up the right to receive compensation in exchange for shares of Stock based on fair market value, such shares of Stock will not count against the aggregate limits under Section 3(a) of this Plan.

(c)   Limits on Incentive Stock Options. Notwithstanding anything to the contrary contained in this Section3 or elsewhere in this Plan, and subject to adjustment as provided in Section11 of this Plan, (i) the aggregate number of shares of Common Stock actually issued or transferred by the Company upon the exercise of Incentive Stock Options will not exceed 11,220,088 shares of Common Stock and (ii) the aggregate number of shares of Class A Common Stock actually issued or transferred by the Company upon the exercise of Incentive Stock Options will not exceed 5,280,047 shares of Class A Common Stock.

(d)   Non-Employee Director Compensation Limit. Notwithstanding anything to the contrary contained in this Plan, in no event will any non-employee Director in any one calendar year be granted compensation for such service having an aggregate maximum value (measured at the Date of Grant as applicable, and calculating the value of any awards based on the grant date fair value for financial reporting purposes), in excess of $750,000.

4.      Option Rights. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Participants of Option Rights. Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a)     Each grant will specify the number and class of shares of Stock to which it pertains subject to the limitations set forth in Section 3 of this Plan.

(b)    Each grant will specify an Option Price per share of Stock, which (except with respect to awards under Section 22 of this Plan) may not be less than the Market Value per Share on the Date of Grant.

(c)    Each grant will specify whether the Option Price will be payable (i) in cash, by check acceptable to the Company or by wire transfer of immediately available funds, (ii) by the actual or constructive transfer to the Company of shares of Stock owned by the Optionee having a value at the time of exercise equal to the total Option Price, (iii) subject to any conditions or limitations established by the Committee, by the withholding of shares of Stock otherwise issuable upon exercise of an Option Right pursuant to a “net exercise” arrangement (it being understood that, solely for purposes of determining the number of treasury shares held by the Company, the shares of Stock so withheld will not be treated as issued and acquired by the Company upon such exercise), (iv) by a combination of such methods of payment, or (v) by such other methods as may be approved by the Committee.

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(d)    To the extent permitted by law, any grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker on a date satisfactory to the Company of some or all of the shares of Stock to which such exercise relates.

(e)     Successive grants may be made to the same Participant whether or not any Option Rights previously granted to such Participant remain unexercised.

(f)     Each grant will specify the period or periods of continuous service by the Optionee with the Company or any Subsidiary, if any, that is necessary before any Option Rights or installments thereof will vest. Option Rights may provide for continued vesting or the earlier vesting of such Option Rights, including in the event of the retirement, death, disability or termination of employment or service of a Participant or in the event of a Change in Control.

(g)     Any grant of Option Rights may specify Management Objectives regarding the vesting of such rights.

(h)    Option Rights granted under this Plan may be (i) options, including Incentive Stock Options, that are intended to qualify under particular provisions of the Code, (ii) options that are not intended to so qualify, or (iii) combinations of the foregoing. Incentive Stock Options may only be granted to Participants who meet the definition of “employees” under Section 3401(c) of the Code.

(i)     No Option Right will be exercisable more than 10 years from the Date of Grant. The Committee may provide in any Evidence of Award for the automatic exercise of an Option Right upon such terms and conditions as established by the Committee.

(j)     Option Rights granted under this Plan may not provide for any dividends or dividend equivalents thereon.

(k)    Each grant of Option Rights will be evidenced by an Evidence of Award. Each Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.

5.        Appreciation Rights.

(a)    The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting to any Participant of Appreciation Rights. Each grant of an Appreciation Right will specify the class of Stock subject to the Appreciation Right. An Appreciation Right will be the right of the Participant to receive from the Company an amount determined by the Committee, which will be expressed as a percentage of the Spread (not exceeding 100%) at the time of exercise.

(b)    Each grant of Appreciation Rights may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(i)	Each grant may specify that the amount payable on exercise of an Appreciation Right will be paid by the Company in cash, shares of Stock or any combination thereof.

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(ii)	Any grant may specify that the amount payable on exercise of an Appreciation Right may not exceed a maximum specified by the Committee on the Date of Grant.

(iii)	Any grant may specify waiting periods before exercise and permissible exercise dates or periods.

(iv)

Each grant will specify the period or periods of continuous service by the Participant with the Company or any Subsidiary, if any, that is necessary before the Appreciation Rights or installments thereof will vest. Appreciation Rights may provide for continued vesting or the earlier vesting of such Appreciation Rights, including in the event of the retirement, death, disability or termination of employment or service of a Participant or in the event of a Change in Control.

(v)	Any grant of Appreciation Rights may specify Management Objectives regarding the vesting of such Appreciation Rights.

(vi)	Appreciation Rights granted under this Plan may not provide for any dividends or dividend equivalents thereon.

(vii)	Successive grants of Appreciation Rights may be made to the same Participant regardless of whether any Appreciation Rights previously granted to the Participant remain unexercised.

(viii)

Each grant of Appreciation Rights will be evidenced by an Evidence of Award. Each Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.

(c)    Also, regarding Appreciation Rights:

(i)

Each grant will specify in respect of each Appreciation Right a Base Price, which (except with respect to awards under Section 22 of this Plan) may not be less than the Market Value per Share on the Date of Grant; and

(ii)

No Appreciation Right granted under this Plan may be exercised more than 10 years from the Date of Grant. The Committee may provide in any Evidence of Award for the automatic exercise of an Appreciation Right upon such terms and conditions as established by the Committee.

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6.      Restricted Stock. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the grant or sale of Restricted Stock to Participants. Each grant of Restricted Stock must specify the class of Stock subject to the Restricted Stock award. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a)    Each such grant or sale will constitute an immediate transfer of the ownership of shares of Stock to the Participant in consideration of the performance of services, entitling such Participant to voting, dividend and other ownership rights (subject in particular to Section6(g) of this Plan), but subject to the substantial risk of forfeiture and restrictions on transfer hereinafter described.

(b)    Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share on the Date of Grant.

(c)    Each such grant or sale will provide that the Restricted Stock covered by such grant or sale will be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code for a period to be determined by the Committee on the Date of Grant or until achievement of Management Objectives referred to in Section 6(e) of this Plan.

(d)    Each such grant or sale will provide that during or after the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Stock will be prohibited or restricted in the manner and to the extent prescribed by the Committee on the Date of Grant (which restrictions may include rights of repurchase or first refusal of the Company or provisions subjecting the Restricted Stock to a continuing substantial risk of forfeiture while held by any transferee).

(e)     Any grant of Restricted Stock may specify Management Objectives regarding the vesting of such Restricted Stock.

(f)    Restricted Stock may provide for continued vesting or the earlier vesting of such Restricted Stock, including in the event of the retirement, death, disability or termination of employment or service of a Participant or in the event of a Change in Control.

(g)    Any such grant or sale of Restricted Stock will require that any and all dividends or other distributions paid thereon during the period of such restrictions be automatically deferred and/or reinvested in additional Restricted Stock, which will be subject to the same restrictions as the underlying award. For the avoidance of doubt, any such dividends or other distributions on Restricted Stock will be deferred until, and paid contingent upon, the vesting of such Restricted Stock.

(h)    Each grant or sale of Restricted Stock will be evidenced by an Evidence of Award. Each Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve. Unless otherwise directed by the Committee, (i) all certificates representing Restricted Stock will be held in custody by the Company until all restrictions thereon will have lapsed, together with a stock power or powers executed by the Participant in whose name such certificates are registered, endorsed in blank and covering such shares or (ii) all Restricted Stock will be held at the Company’s transfer agent in book entry form with appropriate restrictions relating to the transfer of such Restricted Stock.

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7.      Restricted Stock Units. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting or sale of Restricted Stock Units to Participants. Each grant of Restricted Stock Units must specify the class of Stock subject to the Restricted Stock Units. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a)    Each such grant or sale will constitute the agreement by the Company to deliver shares of Stock or cash, or a combination thereof, to the Participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions (which may include achievement regarding Management Objectives) during the Restriction Period as the Committee may specify.

(b)    Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share on the Date of Grant.

(c)    Restricted Stock Units may provide for continued vesting or the earlier lapse or other modification of the Restriction Period, including in the event of the retirement, death, disability or termination of employment or service of a Participant or in the event of a Change in Control.

(d)    During the Restriction Period, the Participant will have no right to transfer any rights under his or her award and will have no rights of ownership in the shares of Stock deliverable upon payment of the Restricted Stock Units and will have no right to vote them, but the Committee may, at or after the Date of Grant, authorize the payment of dividend equivalents on such Restricted Stock Units on a deferred and contingent basis, either in cash or in additional shares of Stock; provided, however, that dividend equivalents or other distributions on shares of Stock underlying Restricted Stock Units will be deferred until, and paid contingent upon, the vesting of such Restricted Stock Units.

(e)    Each grant or sale of Restricted Stock Units will specify the time and manner of payment of the Restricted Stock Units that have been earned. Each grant or sale will specify that the amount payable with respect thereto will be paid by the Company in shares of Stock or cash, or a combination thereof.

(f)    Each grant or sale of Restricted Stock Units will be evidenced by an Evidence of Award. Each Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.

8.       Cash Incentive Awards, Performance Shares and Performance Units. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting of Cash Incentive Awards, Performance Shares and Performance Units. If applicable, each such grant must specify the class of Stock subject to the award or to which the award relates. Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a)    Each grant will specify the number or amount of Performance Shares or Performance Units, or amount payable with respect to a Cash Incentive Award, to which it pertains, which number or amount may be subject to adjustment to reflect changes in compensation or other factors.

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(b)    The Performance Period with respect to each Cash Incentive Award or grant of Performance Shares or Performance Units will be such period of time as will be determined by the Committee, and the Evidence of Award may specify the time and terms of delivery, which may be subject to continued vesting or earlier lapse or other modification, including in the event of the retirement, death, disability or termination of employment or service of a Participant or in the event of a Change in Control.

(c)    Each grant of a Cash Incentive Award, Performance Shares or Performance Units will specify Management Objectives regarding the earning of the award.

(d)    Each grant will specify the time and manner of payment of a Cash Incentive Award, Performance Shares or Performance Units that have been earned. Any grant may specify that the amount payable with respect thereto may be paid by the Company in cash, in shares of Stock, in Restricted Stock or Restricted Stock Units or in any combination thereof.

(e)    Any grant of a Cash Incentive Award, Performance Shares or Performance Units may specify that the amount payable or the number of shares of Stock, Restricted Stock or Restricted Stock Units payable with respect thereto may not exceed a maximum specified by the Committee on the Date of Grant.

(f)    The Committee may, on the Date of Grant of Performance Shares or Performance Units, provide for the payment of dividend equivalents to the holder thereof either in cash or in additional shares of Stock, which dividend equivalents will be subject in all cases to deferral and payment on a contingent basis based on the Participant’s earning and vesting of the Performance Shares or Performance Units, as applicable, with respect to which such dividend equivalents are paid.

(g)    Each grant of a Cash Incentive Award, Performance Shares or Performance Units will be evidenced by an Evidence of Award. Each Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.

9.        Other Awards.

(a)    Subject to applicable law and the applicable limits set forth in Section 3 of this Plan, the Committee may authorize the grant to any Participant of shares of Stock or such other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of Stock or factors that may influence the value of such shares, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of Stock, purchase rights for shares of Stock, awards with value and payment contingent upon performance of the Company or specified Subsidiaries, affiliates or other business units thereof or any other factors designated by the Committee, and awards valued by reference to the book value of the shares of Stock or the value of securities of, or the performance of specified Subsidiaries or affiliates or other business units of the Company. The Committee will determine the terms and conditions of such awards and will specify the class of Stock subject to the awards or to which the awards relate. Shares of Stock delivered pursuant to an award in the nature of a purchase right granted under this Section9 will be purchased for such consideration, paid for at such time, by such methods, and in such forms, including, without limitation, shares of Stock, other awards, notes or other property, as the Committee determines.

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(b)    Cash awards, as an element of or supplement to any other award granted under this Plan, may also be granted pursuant to this Section 9.

(c)     The Committee may authorize the grant of shares of Stock as a bonus, or may authorize the grant of other awards in lieu of obligations of the Company or a Subsidiary to pay cash or deliver other property under this Plan or under other plans or compensatory arrangements, subject to such terms as will be determined by the Committee in a manner that complies with Section 409A of the Code.

(d)    The Committee may, at or after the Date of Grant, authorize the payment of dividends or dividend equivalents on awards granted under this Section 9 on a deferred and contingent basis, either in cash or in additional shares of Stock; provided, however, that dividend equivalents or other distributions on shares of Stock underlying awards granted under this Section 9 will be deferred until, and paid contingent, upon the earning and vesting of such awards.

(e)    Each grant of an award under this Section9 will be evidenced by an Evidence of Award. Each such Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve, and will specify the time and terms of delivery of the applicable award.

(f)    Awards under this Section9 may provide for the earning or vesting of, or earlier termination of restrictions applicable to, such award, including in the event of the retirement, death, disability or termination of employment or service of a Participant or in the event of a Change in Control.

10.      Administration of this Plan.

(a)    This Plan will be administered by the Committee. The Committee may from time to time delegate all or any part of its authority under this Plan to a subcommittee thereof. To the extent of any such delegation, references in this Plan to the Committee will be deemed to be references to such subcommittee.

(b)   The interpretation and construction by the Committee of any provision of this Plan or of any Evidence of Award (or related documents) and any determination by the Committee pursuant to any provision of this Plan or of any such agreement, notification or document will be final and conclusive. No member of the Committee shall be liable for any such action or determination made in good faith. In addition, the Committee is authorized to take any action it determines in its sole discretion to be appropriate subject only to the express limitations contained in this Plan, and no authorization in any Plan section or other provision of this Plan is intended or may be deemed to constitute a limitation on the authority of the Committee.

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(c)    To the extent permitted by law, the Committee may delegate to one or more of its members, to one or more officers of the Company, or to one or more agents or advisors, such administrative duties or powers as it may deem advisable, and the Committee, the subcommittee, or any person to whom duties or powers have been delegated as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Committee, the subcommittee or such person may have under this Plan. The Committee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as the Committee: (i) designate employees to be recipients of awards under this Plan; and (ii) determine the size of any such awards; provided, however, that (A) the Committee will not delegate such responsibilities to any such officer for awards granted to an employee who is an officer (for purposes of Section 16 of the Exchange Act), Director, or more than 10% “beneficial owner” (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Committee in accordance with Section 16 of the Exchange Act; (B) the resolution providing for such authorization shall set forth the total number of shares of Stock such officer(s) may grant; and (C) the officer(s) will report periodically to the Committee regarding the nature and scope of the awards granted pursuant to the authority delegated.

11.      Adjustments. The Committee shall make or provide for such adjustments in the number of and kind of shares of Stock covered by outstanding Option Rights, Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units granted hereunder and, if applicable, in the number of and kind of shares of Stock covered by other awards granted pursuant to Section 9 of this Plan, in the Option Price and Base Price provided in outstanding Option Rights and Appreciation Rights, respectively, in Cash Incentive Awards, and in other award terms, as the Committee, in its sole discretion, exercised in good faith, determines is equitably required to prevent dilution or enlargement of the rights of Participants that otherwise would result from (a) any extraordinary cash dividend, stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event or in the event of a Change in Control, the Committee may provide in substitution for any or all outstanding awards under this Plan such alternative consideration (including cash), if any, as it, in good faith, may determine to be equitable in the circumstances and shall require in connection therewith the surrender of all awards so replaced in a manner that complies with Section 409A of the Code. In addition, for each Option Right or Appreciation Right with an Option Price or Base Price, respectively, greater than the consideration offered in connection with any such transaction or event or Change in Control, the Committee may in its discretion elect to cancel such Option Right or Appreciation Right without any payment to the Person holding such Option Right or Appreciation Right. The Committee shall also make or provide for such adjustments in the numbers of shares of Stock specified in Section 3 of this Plan as the Committee in its sole discretion, exercised in good faith, determines is appropriate to reflect any transaction or event described in this Section 11; provided, however, that any such adjustment to the numbers specified in Section 3(c) of this Plan will be made only if and to the extent that such adjustment would not cause any Option Right intended to qualify as an Incentive Stock Option to fail to so qualify.

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12.    Change in Control. For purposes of this Plan, except as may be otherwise prescribed by the Committee in an Evidence of Award made under this Plan, a “Change in Control” will be deemed to have occurred upon the occurrence (after the Effective Date) of any of the following events:

(a)    any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power represented by the outstanding Voting Stock of the Company; provided, however, that, for purposes of this definition, the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (iv) any acquisition by a Permitted Holder;

(b)    during any period of two (2) consecutive years individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election, by the Company’s shareholders, of each new director is approved by a vote of at least two-thirds (2/3) of the directors then still in office who were directors at the beginning of the period but excluding any individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such term is used in Rule 14a-11 of Regulation 14A promulgated under the Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board;

(c)    the Company merges with or into another Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person merges with or into the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where (x) the outstanding Voting Stock of the Company is converted into or exchanged for Voting Stock of the surviving or transferee corporation and (y) immediately after such transaction no “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than the Permitted Holders, is the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power represented by the outstanding Voting Stock of the surviving or transferee corporation; or

(d)    approval by the Stockholders of a complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control solely as a result of any Parent Entity or the Company becoming a direct or indirect wholly-owned Subsidiary of a holding company if (A) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of our Voting Stock immediately prior to that transaction or (B) immediately following that transaction no person (other than a holding company satisfying the requirements of this sentence) other than the Permitted Holders is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company. For purposes of the foregoing definition, “Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

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13.     Detrimental Activity and Recapture Provisions. Any Evidence of Award may reference a clawback policy of the Company or provide for the cancellation or forfeiture of an award or the forfeiture and repayment to the Company of any gain related to an award, or other provisions intended to have a similar effect, upon such terms and conditions as may be determined by the Committee from time to time, if a Participant, either (a) during employment or other service with the Company or a Subsidiary, or (b) within a specified period after termination of such employment or service, engages in any detrimental activity, as described in the applicable Evidence of Award or such clawback policy. In addition, notwithstanding anything in this Plan to the contrary, any Evidence of Award or such clawback policy may also provide for the cancellation or forfeiture of an award or the forfeiture and repayment to the Company of any shares of Stock issued under and/or any other benefit related to an award, or other provisions intended to have a similar effect, including upon such terms and conditions as may be required by the Committee or under Section 10D of the Exchange Act and any applicable rules or regulations promulgated by the Securities and Exchange Commission or any national securities exchange or national securities association on which the shares of Stock may be traded.

14.    Non-U.S. Participants. In order to facilitate the making of any grant or combination of grants under this Plan, the Committee may provide for such special terms for awards to Participants who are foreign nationals or who are employed by the Company or any Subsidiary outside of the United States of America or who provide services to the Company or any Subsidiary under an agreement with a foreign nation or agency, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to or amendments, restatements or alternative versions of this Plan (including sub-plans) (to be considered part of this Plan) as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, will include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the Stockholders.

15.      Transferability.

(a)    Except as otherwise determined by the Committee, and subject to compliance with Section17(b) of this Plan and Section 409A of the Code, no Option Right, Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Share, Performance Unit, Cash Incentive Award, award contemplated by Section 9 of this Plan or dividend equivalents paid with respect to awards made under this Plan will be transferable by the Participant except by will or the laws of descent and distribution. In no event will any such award granted under this Plan be transferred for value. Where transfer is permitted, references to “Participant” shall be construed, as the Committee deems appropriate, to include any permitted transferee to whom such award is transferred. Except as otherwise determined by the Committee, Option Rights and Appreciation Rights will be exercisable during the Participant’s lifetime only by him or her or, in the event of the Participant’s legal incapacity to do so, by his or her guardian or legal representative acting on behalf of the Participant in a fiduciary capacity under state law or court supervision.

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(b)    The Committee may specify on the Date of Grant that part or all of the shares of Stock that are (i) to be issued or transferred by the Company upon the exercise of Option Rights or Appreciation Rights, upon the termination of the Restriction Period applicable to Restricted Stock Units or upon payment under any grant of Performance Shares or Performance Units or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 6 of this Plan, will be subject to further restrictions on transfer.

16.    Withholding Taxes. To the extent that the Company is required to withhold federal, state, local or foreign taxes or other amounts in connection with any payment made or benefit realized by a Participant or other Person under this Plan, and the amounts available to the Company for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other Person make arrangements satisfactory to the Company for payment of the balance of such taxes or other amounts required to be withheld, which arrangements (in the discretion of the Committee) may include relinquishment of a portion of such benefit. If a Participant’s benefit is to be received in the form of shares of Stock, and such Participant fails to make arrangements for the payment of taxes or other amounts, then, unless otherwise determined by the Committee, the Company will withhold shares of Stock having a value equal to the amount required to be withheld. Notwithstanding the foregoing, when a Participant is required to pay the Company an amount required to be withheld under applicable income, employment, tax or other laws, the Committee may require the Participant to satisfy the obligation, in whole or in part, by having withheld, from the shares of Stock delivered or required to be delivered to the Participant, shares of Stock having a value equal to the amount required to be withheld or by delivering to the Company other shares of Stock held by such Participant. The shares of Stock used for tax or other withholding will be valued at an amount equal to the fair market value of such shares of Stock on the date the benefit is to be included in Participant’s income. In no event will the fair market value of the shares of Stock to be withheld and delivered pursuant to this Section 16 exceed the minimum amount required to be withheld, unless (a) an additional amount can be withheld and not result in adverse accounting consequences and (b) such additional withholding amount is authorized by the Committee. Participants will also make such arrangements as the Company may require for the payment of any withholding tax or other obligation that may arise in connection with the disposition of shares of Stock acquired upon the exercise of Option Rights.

17.      Compliance with Section 409A of the Code.

(a)    To the extent applicable, it is intended that this Plan and any grants made hereunder comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the Participants. This Plan and any grants made hereunder will be administered in a manner consistent with this intent. Any reference in this Plan to Section 409A of the Code will also include any regulations or any other formal guidance promulgated with respect to such section by the U.S. Department of the Treasury or the Internal Revenue Service.

(b)    Neither a Participant nor any of a Participant’s creditors or beneficiaries will have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under this Plan and grants hereunder to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to a Participant or for a Participant’s benefit under this Plan and grants hereunder may not be reduced by, or offset against, any amount owed by a Participant to the Company or any of its Subsidiaries.

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(c)    If, at the time of a Participant’s separation from service (within the meaning of Section 409A of the Code), (i) the Participant will be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (ii) the Company makes a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company will not pay such amount on the otherwise scheduled payment date but will instead pay it, without interest, on the fifth business day of the seventh month after such separation from service (or, if earlier, upon the Participant’s death).

(d)    Solely with respect to any award that constitutes nonqualified deferred compensation subject to Section 409A of the Code and that is payable on account of a Change in Control (including any installments or stream of payments that are accelerated on account of a Change in Control), a Change in Control shall occur only if such event also constitutes a “change in the ownership,” “change in effective control,” and/or a “change in the ownership of a substantial portion of assets” of the Company as those terms are defined under Treasury Regulation §1.409A-3(i)(5), but only to the extent necessary to establish a time and form of payment that complies with Section 409A of the Code, without altering the definition of Change in Control for any purpose in respect of such award.

(e)    Notwithstanding any provision of this Plan and grants hereunder to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Company reserves the right to make amendments to this Plan and grants hereunder as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, a Participant will be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Participant or for a Participant’s account in connection with this Plan and grants hereunder (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its affiliates will have any obligation to indemnify or otherwise hold a Participant harmless from any or all of such taxes or penalties.

18.      Amendments.

(a)    The Board may at any time and from time to time amend this Plan, in whole or in part; provided, however, that if an amendment to this Plan, for purposes of applicable stock exchange rules and except as permitted under Section11 of this Plan, (i) would materially increase the benefits accruing to Participants under this Plan, (ii) would materially increase the number of securities which may be issued under this Plan, (iii) would materially modify the requirements for participation in this Plan, or (iv) must otherwise be approved by the Stockholders in order to comply with applicable law or the rules of the New York Stock Exchange or, if the shares of Stock are not traded on the New York Stock Exchange, the principal national securities exchange upon which the shares of Stock are traded or quoted, all as determined by the Board, then, such amendment will be subject to Stockholder approval and will not be effective unless and until such approval has been obtained.

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(b)    Except in connection with a corporate transaction or event described in Section11 of this Plan or in connection with a Change in Control, the terms of outstanding awards may not be amended to reduce the Option Price of outstanding Option Rights or the Base Price of outstanding Appreciation Rights, or cancel outstanding “underwater” Option Rights or Appreciation Rights (including following a Participant’s voluntary surrender of “underwater” Option Rights or Appreciation Rights) in exchange for cash, other awards or Option Rights or Appreciation Rights with an Option Price or Base Price, as applicable, that is less than the Option Price of the original Option Rights or Base Price of the original Appreciation Rights, as applicable, without Stockholder approval. This Section18(b) is intended to prohibit the repricing of “underwater” Option Rights and Appreciation Rights and will not be construed to prohibit the adjustments provided for in Section 11 of this Plan. Notwithstanding any provision of this Plan to the contrary, this Section 18(b) may not be amended without approval by the Stockholders.

(c)    If permitted by Section 409A of the Code, but subject to Section18(d), including in the case of termination of employment or service, or in the case of unforeseeable emergency or other circumstances or in the event of a Change in Control, to the extent a Participant holds an Option Right or Appreciation Right not immediately exercisable in full, or any Restricted Stock as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any Restricted Stock Units as to which the Restriction Period has not been completed, or any Cash Incentive Awards, Performance Shares or Performance Units which have not been fully earned, or any dividend equivalents or other awards made pursuant to Section 9 of this Plan subject to any vesting schedule or transfer restriction, or who holds shares of Stock subject to any transfer restriction imposed pursuant to Section 15(b) of this Plan, the Committee may, in its sole discretion, provide for continued vesting or accelerate the time at which such Option Right, Appreciation Right or other award may vest or be exercised or the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time when such Restriction Period will end or the time at which such Cash Incentive Awards, Performance Shares or Performance Units will be deemed to have been earned or the time when such transfer restriction will terminate or may waive any other limitation or requirement under any such award.

(d)    Subject to Section18(b) of this Plan, the Committee may amend the terms of any award theretofore granted under this Plan prospectively or retroactively. Except for adjustments made pursuant to Section11 of this Plan, no such amendment will materially impair the rights of any Participant without his or her consent. The Board may, in its discretion, terminate this Plan at any time. Termination of this Plan will not affect the rights of Participants or their successors under any awards outstanding hereunder and not exercised in full on the date of termination.

19.    Governing Law. This Plan and all grants and awards and actions taken hereunder will be governed by and construed in accordance with the internal substantive laws of the State of Georgia, without reference to the principles of conflicts of laws.

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20.    Effective Date/Termination. The Gray Television, Inc. 2022 Equity and Incentive Compensation Plan was effective as of the Effective Date. This 2025 amendment and restatement of such plan, renamed to be the Gray Media, Inc. 2022 Equity and Incentive Compensation Plan, will be effective as of the date on which such amendment and restatement is approved by the Stockholders (the “Amendment and Restatement Date”). No grants will be made on or after the Effective Date under the Predecessor Plan, provided that outstanding awards granted under the Predecessor Plan continued following the Effective Date. No grant will be made under this Plan on or after the tenth anniversary of the Amendment and Restatement Date, but all grants made prior to such date will continue in effect thereafter subject to the terms thereof and of this Plan. For clarification purposes, the terms and conditions of this Plan shall not apply to or otherwise impact previously granted and outstanding awards under the Predecessor Plan, as applicable (except for purposes of providing for shares of Stock under such awards to be added to the aggregate numbers of shares of Stock available under Section3(a) of this Plan pursuant to the share counting rules of this Plan).

21.      Miscellaneous Provisions.

(a)   The Company will not be required to issue any fractional shares of Stock pursuant to this Plan. The Committee may provide for the elimination of fractions or for the settlement of fractions in cash.

(b)    This Plan will not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor will it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant’s employment or other service at any time.

(c)    Except with respect to Section 21(e) of this Plan, to the extent that any provision of this Plan would prevent any Option Right that was intended to qualify as an Incentive Stock Option from qualifying as such, that provision will be null and void with respect to such Option Right. Such provision, however, will remain in effect for other Option Rights and there will be no further effect on any provision of this Plan.

(d)    No award under this Plan may be exercised by the holder thereof if such exercise, and the receipt of cash or stock thereunder, would be, in the opinion of counsel selected by the Company, contrary to law or the regulations of any duly constituted authority having jurisdiction over this Plan.

(e)    Absence on leave approved by a duly constituted officer of the Company or any of its Subsidiaries will not be considered interruption or termination of service of any employee for any purposes of this Plan or awards granted hereunder.

(f)     No Participant will have any rights as a Stockholder with respect to any shares of Stock subject to awards granted to him or her under this Plan prior to the date as of which he or she is actually recorded as the holder of such shares of Stock upon the stock records of the Company.

(g)    The Committee may condition the grant of any award or combination of awards authorized under this Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Company or a Subsidiary to the Participant.

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(h)    Except with respect to Option Rights and Appreciation Rights, the Committee may permit Participants to elect to defer the issuance of shares of Stock under this Plan pursuant to such rules, procedures or programs as it may establish for purposes of this Plan and which are intended to comply with the requirements of Section 409A of the Code. The Committee also may provide that deferred issuances and settlements include the crediting of dividend equivalents or interest on the deferral amounts.

(i)     If any provision of this Plan is or becomes invalid or unenforceable in any jurisdiction, or would disqualify this Plan or any award under any law deemed applicable by the Committee, such provision will be construed or deemed amended or limited in scope to conform to applicable laws or, in the discretion of the Committee, it will be stricken and the remainder of this Plan will remain in full force and effect. Notwithstanding anything in this Plan or an Evidence of Award to the contrary, nothing in this Plan or in an Evidence of Award prevents a Participant from providing, without prior notice to the Company, information to governmental authorities regarding possible legal violations or otherwise testifying or participating in any investigation or proceeding by any governmental authorities regarding possible legal violations, and for purpose of clarity a Participant is not prohibited from providing information voluntarily to the Securities and Exchange Commission pursuant to Section 21F of the Exchange Act.

22.      Stock-Based Awards in Substitution for Awards Granted by Another Company. Notwithstanding anything in this Plan to the contrary:

(a)    Awards may be granted under this Plan in substitution for or in conversion of, or in connection with an assumption of, stock options, stock appreciation rights, restricted stock, restricted stock units or other stock or stock-based awards held by awardees of an entity engaging in a corporate acquisition or merger transaction with the Company or any Subsidiary. Any conversion, substitution or assumption will be effective as of the close of the merger or acquisition, and, to the extent applicable, will be conducted in a manner that complies with Section 409A of the Code. The awards so granted may reflect the original terms of the awards being assumed or substituted or converted for and need not comply with other specific terms of this Plan, and may account for shares of Stock substituted for the securities covered by the original awards and the number of shares subject to the original awards, as well as any exercise or purchase prices applicable to the original awards, adjusted to account for differences in stock prices in connection with the transaction.

(b)    In the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary merges has shares available under a pre-existing plan previously approved by stockholders and not adopted in contemplation of such acquisition or merger, the shares available for grant pursuant to the terms of such plan (as adjusted, to the extent appropriate, to reflect such acquisition or merger) may be used for awards made after such acquisition or merger under this Plan; provided, however, that awards using such available shares may not be made after the date awards or grants could have been made under the terms of the pre-existing plan absent the acquisition or merger, and may only be made to individuals who were not employees or directors of the Company or any Subsidiary prior to such acquisition or merger.

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(c)    Any shares of Stock that are issued or transferred by, or that are subject to any awards that are granted by, or become obligations of, the Company under Sections22(a) or 22(b) of this Plan will not reduce the shares of Stock available for issuance or transfer under this Plan or otherwise count against the limits contained in Section 3 of this Plan. In addition, no shares of Stock subject to an award that is granted by, or becomes an obligation of, the Company under Sections 22(a) or 22(b) of this Plan, will be added to the aggregate limits contained in Section 3(a) of this Plan.

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SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** **or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V65993-P27456-Z89496 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

GRAY MEDIA, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) for which you would like to withhold authority to vote on the line below.

____

Nominees:

01) Hilton H. Howell, Jr.
02) Howell W. Newton
03) Richard L. Boger
04) Luis A. Garcia
05) Richard B. Hare
06) Robin R. Howell
07) Donald P. LaPlatney
08) Lorraine McClain
09) Paul H. McTear
10) Sterling A. Spainhour, Jr.

The Board of Directors recommends you vote FOR the following proposals:

NOTE: In their discretion, the proxies will be authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

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The 2025 Annual Meeting of Shareholders will be held on May 7, 2025 at 11:30 AM EDT.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

V65994-P27456-Z89496

PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF GRAY MEDIA, INC.

The undersigned hereby appoints Hilton H. Howell, Jr., Howell W. Newton and Kevin P. Latek, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and to vote, as provided on the other side of this ballot, all of the shares of common stock and Class A common stock of Gray Media, Inc. that the undersigned is entitled to vote at the Annual Meeting of Shareholders of Gray Media, Inc. to be held at the corporate headquarters of Gray Media, Inc., 4370 Peachtree Road, N.E., Atlanta, Georgia 30319, on May 7, 2025 at 11:30 AM EDT and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES UNDER PROPOSAL 1, FOR PROPOSAL 2, FOR PROPOSAL 3 AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Continued and to be signed on reverse side

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